                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                               -----------------------

                                      FORM S-11
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               -----------------------

                             INVESTORS REAL ESTATE TRUST
            --------------------------------------------------------------
           (Exact name of registrant as specified in governing instruments)

                                 12 SOUTH MAIN STREET
                                   MINOT, ND 58701
             (Address of principal executive offices, including zip code)

                               -----------------------

                                 TIMOTHY P. MIHALICK
                                 12 SOUTH MAIN STREET
                                   MINOT, ND 58701
                       (Name and address of agent for service)

                             Copies of communications to:

                              THOMAS A. WENTZ, JR., ESQ.
                              PRINGLE & HERIGSTAD, P.C.
                                    P.O. BOX 1000
                                 MINOT, ND 58702-1000
                                    (701) 852-0381
                                  FAX (701) 857-1361

                               -----------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box.



                                       CALCULATION OF REGISTRATION FEE

Title of securities        Amount to be        Proposed Maximum          Proposed Maximum         Amount of
 to be registered           registered          offering price          aggregate offering     registration fee
                                                   per unit                   price
----------------------------------------------------------------------------------------------------------------
   Investors Real       1,400,000 shares       $7.20 per share            $10,080,000.00           $3,475.89
Estate Trust Shares                                                     aggregate offering
   of Beneficial                                                              price
      Interest


The registrant hereby amends this registration statement on such dates or date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                       I

                             Cross Reference Sheet

Part I.  Information Required in Prospectus

                                                              PAGE LOCATION IN
ITEM                                                          THIS S-11 FILING
----                                                          ----------------
1  Forepart of Registration Statement and Outside Front Cover
     Page of Prospectus...............................................I, 1 & 2
2  Inside Cover Page of Prospectus....................................3, 4 & 5
3  Summary Information, Risk Factors and Ratio of Earnings to
     Fixed Charges.....................................................6 to 13
4  Determination of Offering Price..........................................23
5  Dilution.................................................................23
6  Selling Security Holders................................................N/A
7  Plan of Distribution.....................................................23
8  Use of Proceeds....................................................23 to 25
9  Selected Financial Data.............................................25 & 26
10 Management's Discussion and Analysis of Financial Condition
     and Results of Operations........................................26 to 33
11 General Information as to Registrant...............................33 to 35
12 Policy with Respect to Certain Activities..........................35 to 37
13 Investment Policies of Registrant........................................38
14 Description of Real Estate.........................................39 to 41
15 Tax Treatment of Registrant and Its Security Holders...............46 to 53
16 Market Price Of and Dividends on the Registrant's Common Equity
     and Related Stockholder Matters...................................56 & 57
17 Description of Registrant's Securities...................................57
18 Legal Proceedings.......................................................N/A
19 Security Ownership of Certain Beneficial Owners
     and Management...................................................58 to 60
20 Directors and Executive Officers.........................................61
21 Executive Compensation..............................................60 & 61
22 Certain Relationships and Related Transactions.....................60 to 63
23 Selection, Management and Custody of Registrant's Investments............63
24 Policies with Respect to Certain Transactions.......................63 & 64
25 Limitations of Liability...........................................64 to 66
26 Financial Statements and Information..............................71 to 113
27 Interests of Named Experts and Counsel..........................30, 22 & 67
28 Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities........................................................65

Part II.  Information Not Required in Prospectus

ITEM
----
30 Other Expenses of Issuance and Distribution.............................115
31 Sales to Special Parties................................................115
32 Recent Sales of Unregistered Securities.................................115
33 Indemnification of Directors and Officers...............................116
34 Treatment of Proceeds from Stock Being Registered.......................116
35 Financial Statements and Exhibits.......................................116
36 Undertakings......................................................117 & 118


                                          II

 Prospectus
                             INVESTORS REAL ESTATE TRUST
                                 12 South Main Street
                                   Minot, ND 58701
                                    (701) 852-1756

                     FOR 1,000,000 SHARES OF BENEFICIAL INTEREST
                   OF INVESTORS REAL ESTATE TRUST WITHOUT PAR VALUE
                       MINIMUM PURCHASE:  100 SHARES ($720.00)
                           OFFERING PRICE:  $7.20 PER SHARE
                             ---------------------------

All of the shares of Beneficial Interest offered hereby (the "Shares) are being sold on a best efforts basis by Investors Real Estate Trust (the "Trust"). A best efforts basis means there is no assurance that any of the shares will be sold.1 The Trust is a North Dakota Business Trust which has operated as a real estate investment trust ("REIT") since its formation on July 31, 1970, and is organized for the purpose of investment in real estate and loans secured by real estate. The Trust's investment objectives are to provide investors appreciation of capital, greater security through investment diversification and a high level of distributable income. The Trust owns or holds interests in a portfolio of real estate or real estate backed mortgages located in nine states. The proceeds from this offering will be added to the Trust's operating capital to be used for the construction of residential apartment buildings. See "Use of Proceeds."

All of the shares of Beneficial Interest offered hereby (the "Offering") are being sold only by Broker-Dealers as described under "Plan of Distribution." There is no established over-the-counter secondary market for the shares. See "Market Price Of and Dividends On the Trust's Shares Of Beneficial Interest."


THE SECURITIES OFFERED BY THIS PROSPECTUS ARE SPECULATIVE. INVESTMENT IN THE SHARES INVOLVES CERTAIN MATERIAL RISKS AND THERE IS NO GUARANTEE OF RETURN ON INVESTMENT. SEE "RISK FACTORS." AMONG SUCH RISKS ARE THE FOLLOWING:

      - ECONOMIC CONDITIONS THAT THE TRUST CANNOT CONTROL MAY HAVE A NEGATIVE EFFECT ON THE VALUE OF THE TRUST'S INVESTMENTS AND AMOUNT OF CASH THAT THE TRUST RECEIVES FROM TENANTS.

      - THE TRUST NEEDS TO BORROW 70% OF THE COST OF REAL ESTATE PURCHASED OR CONSTRUCTED.

      - LACK OF LIQUIDITY IN THAT AN INVESTOR MAY NOT BE ABLE TO RESELL THE SHARES.

      - THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SHARES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP.

      -     TAXATION OF THE TRUST AS A CORPORATION IF IT FAILS TO QUALIFY AS A
            REIT.

      - THE ESTIMATED BOOK VALUE OF TRUST SHARES AFTER THIS OFFERING WILL BE $4.11. A PURCHASER PAYING $7.20 PER SHARE WILL INCUR AN IMMEDIATE BOOK VALUE DILUTION OF $3.09 PER SHARE.

      - THE TRUST MUST RELY ON THE ADVISOR WITH RESPECT TO ALL INVESTMENT DECISIONS, SUBJECT TO APPROVAL BY THE BOARD OF TRUSTEES.

      -     THE SHARE PRICE IS ARBITRARILY DETERMINED.

      - THE ADVISOR AND ITS AFFILIATES ARE OR WILL BE ENGAGED IN OTHER ACTIVITIES THAT MAY RESULT IN POTENTIAL CONFLICTS OF INTEREST WITH THE SERVICES THAT THE ADVISOR WILL PROVIDE TO THE TRUST.

      - THE TRUST IS CURRENTLY THE GENERAL PARTNER FOR SEVEN LIMITED PARTNERSHIPS. WITH THE EXCEPTION OF ONE LIMITED PARTNERSHIP, NONE OF THE LIMITED PARTNERSHIPS HAVE PRODUCED SUFFICIENT CASH TO REPAY THEIR DEBT TO THE TRUST.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            PRICE TO PUBLIC(2)  SELLING COMMISSION(3)    PROCEEDS TO TRUST(4)
--------------------------------------------------------------------------------
 PER SHARE        $7.20                 $.58                     $6.62
--------------------------------------------------------------------------------
   TOTAL       $7,200,000             $580,000                $6,620,000
--------------------------------------------------------------------------------

The Trust has registered 1,400,000 of its shares of Beneficial Interest no par value per share, of which 400,000 shares are available only to shareholders who participate in the Trust's dividend reinvestment plan. See "Dividend Reinvestment Plan." The shares offered hereby (the "Offering") will be sold by securities broker-dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD").

-----------------------------

   (1)The shares are being offered on a "best efforts" basis. The termination date of the offering shall be a date not later than one year after the date of this Prospectus. Any proceeds received from subscribers for the shares will not be placed in escrow or trust.

   (2)The offering price of the shares was arbitrarily determined by the Trust based on the price at which the shares have previously traded. See "Determination of Offering Price."

   (3)The Trust will pay the securities broker-dealers a commission of 8% (approximately $.58 per share) for the shares of Beneficial Interest sold by them.

   (4)The proceeds to the Trust do not include a deduction for the expenses, other than the soliciting dealer's commission, incurred by the Trust as a result of the offering. These expenses are estimated to be $5,000 for printing, $6,000 for filing fees, $1,000 for accounting fees and $25,000 for legal fees to be paid to Pringle & Herigstad, P.C., counsel to the Trust.

                                  TABLE OF CONTENTS

                                                               PROSPECTUS PAGE
                                                               ---------------

SUMMARY OF THE OFFERING...................................................6-13

THE TRUST...................................................................14

BUSINESS OBJECTIVES.........................................................15
     Portfolio Mix..........................................................15
     Leverage...............................................................15

AVAILABLE INFORMATION CONCERNING THE TRUST..................................16
     Securities and Exchange Commission.....................................16
     Reports to Security Holders............................................16
     Incorporation by Reference.............................................16

RISK FACTORS................................................................16
     Price of Shares Arbitrarily Determined.................................16
     High Leverage..........................................................17
     Failure to Qualify as a Real Estate Investment Trust...................17
     Best Efforts Sale......................................................17
     Business Environment...................................................17
     Risks Related to Mortgage Lending......................................18
     Relationship with Advisor..............................................18
     Conflict of Interest...................................................18
     Environmental Liability................................................19
     Competition............................................................19
     Liquidity..............................................................19
     Affiliated Limited Partnerships........................................19
     Front-End Fees.........................................................20

COMPENSATION TABLE..........................................................20

CONFLICTS OF INTEREST.......................................................21
     Transactions with Affiliates and Related Parties.......................21
     Compensation to the Advisor and Conflicts of Interest..................21
     Competition by the Trust with Affiliates...............................22
     Non-Arm's Length Agreements............................................22
     Lack of Separate Representation........................................22

DETERMINATION OF OFFERING PRICE.............................................23

DILUTION....................................................................23

PLAN OF DISTRIBUTION........................................................23

USE OF PROCEEDS.............................................................23

SELECTED FINANCIAL DATA - ANNUAL............................................25

TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS........................26

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS..............................................26
     General................................................................26
     Results of Operations..................................................26
        Six Months Ended October 31, 1996...................................26
        Fiscal Year 1996 Compared to Fiscal Year 1995.......................28
        Fiscal Year 1995 Compared to Fiscal Year 1994.......................30
     Dividends..............................................................31
     Funds from Operations..................................................31

     Liquidity and Capital Resources........................................31
     Affiliated Partnerships................................................32
     Consolidated Financial Statements......................................32
     Impact of Inflation....................................................33
     Economic Conditions....................................................33

GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST.......................33
     Organization of Trust..................................................33
     Governing Instruments of Trust.........................................33
     Independent Trustees...................................................33
     Shareholder Meetings...................................................34

STRUCTURE OF THE TRUST......................................................34

POLICY WITH RESPECT TO CERTAIN ACTIVITIES...................................35
     To Issue Senior Securities.............................................35
     To Borrow Money........................................................35
     To Make Loans To Other Persons.........................................36
     Mortgage Loans Receivable - Unrelated..................................36
     To Invest in the Securities of Other Issuers for the Purpose of
           Exercising Control...............................................36
     Consolidated Partnerships .............................................37
     To Underwrite Securities of Other Issuers..............................37
     To Engage in the Purchase and Sale (or Turnover) of Investments........37
     To Offer Securities in Exchange for Property...........................37
     To Repurchase or Otherwise Reacquire Its Shares or Other Securities....37
     To Make Annual and Other Reports to Shareholders.......................37

INVESTMENT POLICIES OF THE TRUST............................................38
     Investments in Real Estate or Interests in Real Estate.................38
     Investments in Real Estate Mortgages...................................38
     Investments in Other Securities........................................38
     Investments in Securities Of or Interests In Persons Primarily
           Engaged in Real Estate Activities................................38

DESCRIPTION OF REAL ESTATE..................................................39
     INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
           AS OF OCTOBER 31, 1996...........................................39
     Real Estate Owned......................................................39
     Title..................................................................41
     Insurance..............................................................41
     Planned Improvements...................................................41
     Contracts or Options to Sell...........................................41
     Occupancy and Leases...................................................41

SHARES AVAILABLE FOR FUTURE SALE............................................42

OPERATING PARTNERSHIP AGREEMENT.............................................43
     Management.............................................................43
     Transferability of Interests...........................................43
     Capital Contribution...................................................44
     Exchange Rights........................................................44
     Registration Rights....................................................45
     Operations.............................................................45
     Distributions..........................................................45
     Allocations............................................................45
     Term...................................................................45
     Fiduciary Duty.........................................................46
     Tax Matters............................................................46

TAX TREATMENT OF THE TRUST AND ITS SECURITY HOLDERS.........................46
     Federal Income Tax.....................................................46
     North Dakota Income Tax................................................47
     Taxation of the Trust's Shareholders...................................48
     Taxation of Tax-Exempt Shareholders....................................48
     Tax Considerations for Foreign Investors...............................49
     Backup Withholding.....................................................49
     State and Local Taxes..................................................49
     Other Tax Considerations...............................................49
     Tax Aspects of the Operating Partnership...............................50
     Classification as a Partnership........................................50
     Income Taxation of the Operating Partnership and Its Partners..........51

ERISA CONSIDERATIONS........................................................53

MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S SHARES OF BENEFICIAL
     INTERESTS..............................................................56
     Market for the Registrant's Common Stock and Related Security
           Holder Matters...................................................56
     Dividend History.......................................................57

DIVIDEND REINVESTMENT PLAN..................................................57

DESCRIPTION OF THE TRUST'S SECURITIES.......................................57
     Description of Shares of Beneficial Interest...........................57
     Restrictions on Transfer...............................................58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............58

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...60

ADVISORY AGREEMENT..........................................................61
     Basic Compensation.....................................................62
     Additional Compensation................................................62
     Limitation.............................................................62
     Roger R. Odell.........................................................63
     Thomas A. Wentz, Sr....................................................63

SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS....................63
     Management of Trust's Investments......................................63

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS...............................63

LIMITATIONS OF LIABILITY....................................................64

LEGAL MATTERS...............................................................66

EXPERTS.....................................................................66

GLOSSARY OF TERMS...........................................................67

CONSOLIDATED FINANCIAL STATEMENTS - AS OF APRIL 30, 1996 AND 1995
     AND INDEPENDENT AUDITOR'S REPORT......................................F-1
     - SIX MONTHS ENDED OCTOBER 31, 1996 (UNAUDITED)......................F-35

                            SUMMARY OF THE OFFERING

THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL STOCKHOLDERS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS AND ALL SUPPORTING DOCUMENTS ATTACHED AS EXHIBITS HERETO IN ORDER TO EVALUATE AN INVESTMENT IN THE COMPANY. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS.

A GLOSSARY OF TERMS IS PROVIDED AT THE END OF THIS DOCUMENT.

                                 INTRODUCTION

Investors Real Estate Trust is offering for sale 1,000,000 shares of Beneficial Interest to residents of the States of North Dakota, South Dakota, Montana, Arizona, Florida, Colorado and Minnesota. The shares are being sold on a best efforts basis with no minimum or maximum amount required to be sold. The share price is $7.20 per share of which 8% ( approximately $.58) shall be paid to the selling agent and the balance (approximately $6.62) to IRET.

                                WHO MAY INVEST

In order to purchase shares, an investor must be a resident of one of the following states: North Dakota, South Dakota, Montana, Arizona, Minnesota, Florida or Colorado.

                                   THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), an unincorporated business trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception.
Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of the Trust."

IRET has its only office in Minot, North Dakota, and operates principally within the confines of the State of North Dakota, although it has some real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Wisconsin, Idaho and Arizona.

IRET has two principal sources of operating revenue: rental income from real estate properties and interest income from mortgages and contracts for deed secured by real estate. A minor amount of revenue is derived from interest on short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company, having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Mr. Wentz, and on January 1, 1994, with Odell-Wentz & Associates, L.L.C. See "Advisory Agreement."

                           STRUCTURE OF THE TRUST

The following diagram depicts the structure of the Trust. See "Structure of the Company" for a further explanation of the entities depicted below.


                         INVESTORS REAL ESTATE TRUST
                                (The "Trust")
                        a North Dakota Business Trust
                                12 South Main
                               Minot, ND 58701



                                      TO


                                  IRET, INC.
                           (The "General Partner")
                          a North Dakota corporation
                          wholly owned by the Trust



                                      TO


              IRET Properties, a North Dakota Limited Partnership
                         (The "Operating Partnership")
              As of the date hereof, the Trust owns 99.9% of the
                             Operating Partnership



                                      TO


 Property Corporations     Consolidated Partnerships       Related
                                                         Partnership
--------------------------------------------------------------------------------
 - Pine-Cone -IRET,INC.    - Sweetwater Properties
                                                       - Chateau Properties,
 - West Stonehill -        - Bison Properties              Ltd.
     IRET, INC.
                           - Eastgate Properties
 - Miramount - IRET,
     INC.                  - First Avenue Building

                           - Colton Heights
                                Properties

                           - Hill Park Properties

                                 RISK FACTORS

An investment in the shares is highly speculative and involves a high degree of risk, including the risk of loss of an investor's entire investment. See "Risk Factors" for a more complete discussion of factors that investors should consider before purchasing any of the shares. These risks include:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares.

INTENT TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code").

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property.

HIGH LEVERAGE: The Trust seeks to borrow approximately 70% of the cost of real estate purchased or constructed.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability.

CONFLICTS OF INTEREST: The Trust will be subject to various conflicts of interest with the Advisor or Trustees which may negatively impact operations.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including other REITs, mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired.

AFFILIATED LIMITED PARTNERSHIPS: The Trust is currently the general partner for seven limited partnerships. With the exception of one limited partnership, none of the limited partnerships have produced sufficient cash to repay their debt to the Trust.

FRONT-END FEES: For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The fees are capped in that under no situation shall they exceed the capped amount:

                  TYPE                          CAP
                  ----                          ---
            Selling agent commission
            8% of the amount sold         -0- to $576,000

            Legal Fees                           $ 25,000

            Registration Fees                    $  5,000

            Accounting Fees                      $  1,000

            Printing Fees                        $  6,000

                           PROJECTED USE OF PROCEEDS

The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to the Trust's operating capital to be used in connection with its general business purposes.

The following table sets forth information concerning the projected use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is sold. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

After deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 91.5 percent of the total sale proceeds raised by this offering will be invested by the Trust in real property or related investments.
                                         DOLLARS                PERCENT
GROSS OFFERING PROCEEDS               7,200,000.00               100%
SELLING COMMISSIONS                   - 576,000.00                 8%
LEGAL FEES                            -  25,000.00       Less than 1% (.0035)
REGISTRATION FEES                     -   5,000.00       Less than 1% (.0007)
PRINTING FEES                         -   6,000.00       Less than 1% (.0008)
ACCOUNTING FEES                       -   1,000.00       Less than 1$ (.0001)
                                      ------------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                      $6,587,000.00                 91.5%

As of the date of this Prospectus, the Trust is engaged in constructing a 67-unit apartment building in Billings, Montana, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past four years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), Minot, North Dakota (196 units), Billings, Montana (98 units) and Grand Forks, North Dakota (116 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                         APARTMENTS UNDER CONSTRUCTION
                         -----------------------------

           CITY                    UNITS                   ESTIMATED COST
           ----                    -----                   --------------

       Billings, MT                 67                      $ 3,900,000

                            PLANNED APARTMENT CONSTRUCTION
                         ------------------------------

          CITY                    UNITS                   ESTIMATED COST
          ----                    -----                   --------------

       Grand Forks, ND             134                     $ 7,500,000
       Bismarck, ND                192                      10,750,000
       Billings, MT                 98                       5,500,000
                                                           -----------
                  Total - Planned Apartment Construction   $23,750,000

The Trust owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

                         SUMMARY FINANCIAL INFORMATION

The summary financial data presented below has been derived from the Trust's financial statements for the periods indicated. The entire financial statements have been included later in this prospectus.


                                 SELECTED FINANCIAL DATA - ANNUAL
                                 --------------------------------
                                                            YEAR ENDED APRIL 30
                                    ---------------------------------------------------------------------
                                          1996           1995           1994         1993          1992
                                    ---------------------------------------------------------------------
Consolidated Income Statement Data                    (Restated)     (Restated)
  Revenue                           $ 18,659,665   $ 13,801,123  $  11,583,008  $ 8,316,643   $ 7,206,054
  Operating income                     3,617,807      3,560,318      3,135,426    2,231,092     1,628,155
  Gain on repossession/
    sale of investments                  994,163        407,512         64,962      132,610        22,858
  Net income                           4,611,970      3,967,830      3,200,388    2,363,702     1,651,013
Balance Sheet Data
  Total real estate
    investments                      122,377,909     84,005,635     64,089,476   50,041,059    34,302,341
  Total assets                       131,355,638     94,616,744     72,391,548   54,658,569    38,997,080
  Shareholders' equity                50,711,920     37,835,654     29,997,189   23,745,443    18,849,635

Consolidated Per Share Data
  Net income                        $        .38   $        .38   $        .36  $       .29   $       .23
  Gain of repossession/
    sale of investments                      .08            .04            .01          .01           .00
  Dividends                                  .36            .35            .33          .32           .31
  Tax status of dividend
    Capital gain                            1.6%          11.0%          7.37%        4.08%          1.0%
  Ordinary income                          98.4%          89.0%         92.63%       74.04%         68.0%
  Return of capital                         0.0%           0.0%          0.00%       21.88%         31.0%


                                CAPITALIZATION

The Trust's capitalization after the issuance and sale of the 1,000,000 shares will be as follows:


                         As of October 31, 1996                   After sale of 1,000,000 shares
Total Assets                $143,769,442.00                               $150,389,638.00
Less Debt                     88,740,456.00                                 88,769,442.00
                            ---------------                               ---------------
Shareholders' Equity        $ 55,028,986.00                               $ 61,619,558.00 (1)


(1) Reflects selling commissions of $580,000 deducted from total sale proceeds of $7,200,000, resulting in the addition of $6,620,000 to total assets. Does not include a deduction for the other offering expenses incurred by the Trust which are estimated to be $37,000 for filing, printing, accounting and legal fees.

                             CONFLICTS OF INTEREST

Roger R. Odell, President and a Trustee, and Thomas A. Wentz, Sr., Vice-President, of the Trust are also officers and owners of the Advisor and experience conflicts of interest in their management of the Trust. These arise principally from their involvement in other activities that will conflict with those of the Trust and include matters related to (i) allocation of properties and management time and services between the Trust and various partnerships and other entities, (ii) the timing and terms of the sale of a Property, (iii) compensation of the Advisor, and (iv) the fact that Mr. Wentz serves as the Trust's securities and tax counsel also serves as securities and tax counsel for certain Affiliates of the Trust, and that neither the Trust nor the stockholders will have separate counsel.

The Trustees of the Trust who are independent of the Advisor ("Independent Trustees") are responsible for monitoring the activities of the Advisor and must approve all of the Advisor's actions that involve a potential conflict other than certain such actions specifically permitted by the Declaration of Trust. The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

                                  MANAGEMENT

The Trust has retained Odell-Wentz & Associates, L.L.C., as its Advisor, pursuant to an advisory agreement, to handle the day-to-day operations of the Trust and to investigate and recommend the Trust's real estate investments. The members of the Board of Trustees will oversee the management of the Trust. Seven of the ten trustees of the Trust are independent of the Advisor and have responsibility for reviewing its performance. All trustees are elected to the Board of Trustees annually by the stockholders.

Three of the officers of the Advisor (Roger R. Odell, Thomas A. Wentz, Sr., and Timothy P. Mihalick) also are officers of the Trust. The Advisor will have responsibility for (a) investigating and recommending the Properties that the Trust will acquire; formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the Property by the Trust, and (b) negotiating the Loan; locating and identifying potential lessees and formulating, evaluating, and negotiating the terms of each Lease. All of the foregoing actions are subject to approval by the Board of Trustees. The Advisor also will have the authority, subject to approval by a majority of the Board of Trustees, including a majority of the Independent Trustees, to select Properties for Sale in keeping with the Trust's investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the Property being considered for Sale.

See "Advisory Agreement" for a description of the business background of the individuals responsible for the management of the Trust and the Advisor, as well as for a description of the services that the Advisor will provide.

                            MANAGEMENT COMPENSATION

The Trust has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, the Trust also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering the Trust assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of the Trust paid to the Advisor, the trustees and the other administrative expenses:


                                   FISCAL YEARS ENDING APRIL 30
                                   ----------------------------

                                1992          1993          1994          1995          1996
Advisor's and Trustees'
 Compensation                 $233,356      $252,013      $304,898      $336,142      $458,019
Other Administrative
 Expenses                       52,322        58,253        46,557        79,974       162,588
                              --------      --------      --------      --------      --------
          TOTAL               $285,678      $310,266      $351,455      $416,116      $620,607


The Advisor also received fees from the Trust for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses. For the Fiscal Years 1992-1996, the amount of these acquisition fees were $22,680, $56,140, $89,514, $49,836 and $117,506, respectively.

                       MANAGEMENT OF TRUST'S INVESTMENTS

The Trust contracts with various property management companies for the purpose of leasing, maintaining and monitoring the Trust's real estate investments. Such independent property management firms receive a percentage of rents collected for providing such management services. All other management is the responsibility of the Advisor.

                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Inland National Securities, Inc., attention David Theusch, of 21 South Main, Minot, North Dakota 58701, (701) 852-1640, Financial Advantage Brokerage Services, Inc., attention Bradley P. Wells, of 17 South Main, Minot, North Dakota 58701,
(701) 852-3090, and Huntingdon Securities Corporation, attention Roger Domres, 216 South Broadway, Suite 101, Minot, North Dakota 58701, (701) 837-9440, and such other brokerage firms who are members of The National Association of Securities Dealers as may enter into security sales agreements with the Trust, or the registered securities salespeople associated with said firms. All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales are subject to a minimum purchase of 100 shares ($720).

For each share sold, the selling Broker-Dealer shall receive a commission of 8% (approximately $.58 per share). No other compensation or fees other than the percentage commission shall be paid by the Trust to the Broker-Dealers.

The relationship between the Broker-Dealers and the Trust may be terminated by either party at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                                   BUSINESS

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 9 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of October 31, 1996, the ratio of total liabilities ($88,740,456) to total assets ($143,769,443) was 61.7%.

It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

                              TAX STATUS OF TRUST

Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders. See "Tax Treatment of the Trust and Its Security Holders."

                             DESCRIPTION OF SHARES

The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 20 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

                              DISTRIBUTION POLICY

Consistent with the Trust's objective of qualifying as a REIT, the Trust expects to calculate and declare Distributions quarterly. The Board of Trustees, in its discretion, will determine the amount of the Distributions made by the Trust, which amount will depend primarily on net cash from operations. The Trust intends to increase Distributions in accordance with increases in net cash from operations. Consistent with the Trust's objective of qualifying as a REIT, the Trust expects to distribute at least 95% of its real estate investment trust taxable income, although the Board of Trustees, in its discretion, may increase that percentage as it deems appropriate. If the cash available to the Trust is insufficient to make Distributions, the Trust may obtain the needed cash by borrowing funds, issuing new securities, or selling assets. These methods of obtaining cash could affect future Distributions by increasing operating costs or reducing income. In such an event, it is possible that the Trust could pay Distributions in excess of its earnings and profits and, accordingly, that such Distributions could constitute a return of capital for federal income tax purposes, although such Distributions would not reduce stockholders' aggregate Invested Capital.



                    THIS IS THE END OF THE SUMMARY SECTION.

                                   THE TRUST

Investors Real Estate Trust (hereinafter "IRET"), an unincorporated business trust, was organized under the laws of the State of North Dakota on July 31, 1970. IRET has qualified and operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its inception.
Since February 1, 1997, IRET carries on its activities through IRET Properties, a North Dakota Limited Partnership. See "Structure of the Trust."

IRET, pursuant to the requirements of Sections 856-858 of the Internal Revenue Code which govern real estate investment trusts, is engaged in the business of making passive investments in real estate equities and mortgages.

IRET has its only office at 12 South Main, Minot, North Dakota 58701,
(701) 852-1756, and operates principally within the confines of the State of North Dakota, although it has real estate investments in the states of Minnesota, South Dakota, Nebraska, Montana, Georgia, Colorado, Wisconsin, Idaho and Arizona.

IRET is the general partner of seven limited partnerships which own investment real estate. IRET, as the general partner and as a creditor of said limited partnerships, has a substantial influence over the operation of the partnerships. Thus, prior to its Fiscal Year 1996, the financial statements of IRET and the seven partnerships were consolidated for financial reporting purposes and all material intercompany transactions and balances have been eliminated. During IRET's Fiscal Year ended April 30, 1996, Chateau Properties, Ltd., refinanced its 64 unit apartment complex resulting in the payment in full of its contract for deed obligation to IRET. IRET was not required to guarantee Chateau's new mortgage loan. Thus, under generally accepted accounting rules, Chateau's financial statement is not to be consolidated with that of IRET. Prior year's results have been restated to reflect the removal of Chateau from the consolidated statement. The six limited partnerships consolidated with IRET are:

                           Eastgate Properties, Ltd.
                            Bison Properties, Ltd.
                          First Avenue Building, Ltd.
                          Sweetwater Properties, Ltd.
                          Hill Park Properties, Ltd.
                             Colton Heights, Ltd.

IRET operates on a fiscal year ending April 30. For its past three fiscal years, its sources of operating revenue, total expenses, net real estate investment income, capital gain income, total income, and dividend distributions consolidated with said six limited partnerships are as follows:

                             Fiscal Year Ending 4/30

                                     1996       1995 Restated    1994 Restated
                                     ----       -------------    -------------
REVENUE FROM OPERATIONS
Real Estate Rentals              $17,635,297      $12,280,738      $ 9,765,701
Interest, Discount &
  Fees                             1,024,368        1,520,385        1,817,307
                                 -----------      -----------      -----------
                                 $18,659,665      $13,801,123      $11,583,008

EXPENSE                          $15,041,858      $10,240,805      $ 8,447,582
                                 -----------      -----------      -----------

NET REAL ESTATE INVESTMENT
  INCOME                         $ 3,617,807      $ 3,560,318      $ 3,135,426
GAIN ON SALE OF INVESTMENTS
  (CAPITAL GAIN)                     994,163         407,512           64,962
                                 -----------     -----------       -----------

NET INCOME                       $ 4,611,970     $ 3,967,830       $3,200,388
                                 -----------     -----------       ----------
                                 -----------     -----------       ----------

PER SHARE
     Net Income                  $       .38     $       .38       $      .36
     Dividends Paid              $       .36     $       .35       $      .33

As indicated above, IRET has two principal sources of operating revenue: rental income from real estate properties owned by the trust and interest income from mortgages and contracts for deed secured by real estate. A minor amount of revenue is derived from interest on short-term investments in government securities, interest on savings deposits and fees derived from serving as a general partner of certain limited partnerships. In addition to operating income, the trust has received capital gain income when real estate properties have been sold at a price in excess of the depreciated cost of said properties.

IRET has no employees. Its business is conducted through the services of an independent contractor (Odell-Wentz & Associates L.L.C., a North Dakota Limited Liability Company having as its members Roger R. Odell and Thomas A. Wentz, Sr.) which serves as the advisor to the trust. Since the inception of the Trust and until January 1, 1986, Roger R. Odell, 12 South Main, Minot, North Dakota, served as advisor to the trust, providing office facilities, administering day-to-day operations of the trust, and advising with respect to investments and investment policy. Effective January 1, 1986, the trust entered into a revised advisory agreement with Mr. Odell and Thomas A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C.

Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as secretary of the association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Company from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962. Mr. Wentz' principal occupation is the practice of law as a partner in the law firm of Pringle & Herigstad, P.C., counsel to the trust and he provides services to Odell-Wentz & Associates on a part-time basis.

                              BUSINESS OBJECTIVES

The Trust seeks to realize shareholder value by regular increases in the quarter-yearly cash dividends paid to is shareholders and in appreciation of the value of its shares of Beneficial Interest. See "Market Price and Dividends on the Trust's Shares of Beneficial Interest" for a description of share prices and dividends during its 26 year history.

PORTFOLIO MIX. The Trust's investment strategy is to maintain its real estate investment portfolio at approximately 75% invested in multi-family apartment complexes located in North Dakota and the surrounding states of Minnesota, South Dakota, Colorado and Montana and the remaining 25% of real estate owned in commercial property (warehouses, retirement homes, manufacturing plants, offices, and retail properties) leased to single tenants for 15 years or longer.

LEVERAGE. An essential ingredient of the Trust's investment strategy is to leverage its equity capital by borrowing up to 70% of the cost of real estate properties acquired for its portfolio. The Trust seeks to acquire real estate that will yield net operating income in an amount that will exceed the interest rate payable on the mortgage indebtedness.


                  AVAILABLE INFORMATION CONCERNING THE TRUST

SECURITIES AND EXCHANGE COMMISSION: The Trust is currently a reporting company pursuant to the Securities and Exchange Act of 1934 and in accordance therewith annually files a Form 10-K and quarterly Forms 10-Q for the first three quarters of each year with the Securities and Exchange Commission. The information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission in Washington, DC, at 450 Fifth Street NW, Room 1024, Washington, DC 20549, (202-272-3100). Copies of said information can be obtained from the Public Reference facility at prescribed rates.

The Trust has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 under the Securities Act of 1933 and the rules and regulations promulgated thereunder, with respect to the Shares of Beneficial Interest offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial statement schedules thereto. For further information with respect to the Trust and the Shares, reference is made to the Registration Statement and such exhibits and financial statement schedules, copies of which may be examined without charge at or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 13th Floor, 7 World Trade Center, New York, New York, 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission maintains a Website at http:/www.sec.gov, and reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (including the Trust) can be obtained from that site.

Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

REPORTS TO SECURITY HOLDERS: The Trust shall furnish shareholders with annual reports on or about July 25th of each year containing financial statements audited by the Trust's independent accountants, with quarterly reports for the first three quarters of each year containing unaudited summary financial and other information, and with such other reports as the Trust deems appropriate or as required by law.

INCORPORATION BY REFERENCE: Copies of any document or part thereof incorporated by reference in this prospectus but delivered therewith is available free of charge upon request made to Timothy P. Mihalick, 12 South Main Street, Minot, ND 58701 (701-852-1756).

                           RISK FACTORS

An investment in the shares involves various risks. Investors should consider the following factors which make the Offering one of high risks:

PRICE OF SHARES ARBITRARILY DETERMINED: The price of the shares has been determined by the Trust and is a higher price than the price paid by the current holders of the Trust's shares. The offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the shares. The price is based upon the most recent ask/bid price for prior sales of the shares to North Dakota residents. The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of October 31, 1996, the book value of the 13,994,747 shares then outstanding was $3.93. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.11 per share. Thus, a purchasing shareholder paying $7.20 per share under this Offering will incur an immediate book value dilution of $3.09 per share.

HIGH LEVERAGE: The Trust seeks to borrow approximately 70% of the cost of real estate purchased or constructed. This amount of leverage may expose the Trust to cash flow problems in the event rental income decreases. Such a scenario may require the Trust to sell properties at a loss or default on the mortgage, thus losing the property through foreclosure.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST: The Trust intends to continue operating so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Trust believes that it is organized and will continue to operate in such a manner, no assurance can be given that the Trust will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex code provisions for which there are only limited judicial or administrative interpretations. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualifications as a REIT or the federal income tax considerations of such qualifications. If in any taxable year the Trust failed to qualify as a REIT, the Trust would not be allowed a deduction for distribution to shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. As a result, the funds available for distribution to the Trust's shareholders would be reduced for each of the years involved. Although the Trust currently intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Trust's Board of Trustees to revoke the REIT election.

BEST EFFORTS SALE: The shares are being sold by the Soliciting Dealers on a "best efforts" basis whereby the selling agent is only required to use its best efforts to locate purchasers of the shares, but is not obligated to ensure that a minimum number or that even any shares are sold. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by the Trust. In the event fewer than all the Shares are sold during the offering period (which is 365 days from the date of this document), the Trust would have fewer cash assets to apply toward its business plan. In such event, the fixed operating expenses of the Trust, as a percentage of gross income, would be higher and consequently reduce the taxable income distributable to shareholders.

BUSINESS ENVIRONMENT: The results of operations of the Trust will depend, among other things, upon the availability of opportunities for the investment and reinvestment of the funds of the Trust. The yields available from time to time on mortgages and other real estate investments depend to a large extent on the type of security involved, the type of investment, the condition of the money market, the geographical location of the property, general economic conditions, competition, and other factors, none of which can be predicted. Trust funds are presently invested in real estate in North Dakota and several other states. As a result, the Trust may be subject to substantially greater risk than if its investments were more dispersed geographically. Local conditions, such as competitive overbuilding or a decrease in employment, may adversely affect the performance of the Trust's investments. In the area in which the Trust operates, the economy is dependent on the areas of agriculture and mineral development. If these areas do not perform satisfactorily, the ability of the Trust to realize profits from its business of real estate investments will be adversely affected.

RISKS RELATED TO MORTGAGE LENDING: All real property investments are subject to some degree of risk, which, in some cases, varies according to the size of the investment as a percentage of the value of the real property. In the event of a default by a borrower on a mortgage loan, it may be necessary for the Trust to foreclose its mortgage or engage in negotiations which may involve further outlays to protect the Trust's investment. The mortgages securing the Trust's loans may be, in certain instances, subordinate to mechanics' liens, materialmen's liens, or government liens and, in instances in which the Trust invests in a junior mortgage, to liens of senior mortgages, and the Trust may be required to make payments in order to maintain the status of the prior lien or to discharge it entirely. In certain areas, the Trust might lose first priority of its lien to mechanics' or materialmen's liens by reason of wrongful acts of the borrower. It is possible that the total amount which may be recovered by the Trust in such cases may be less than its total investment, with resultant losses to the Trust.

Loans made by the Trust may, in certain cases, be subject to statutory restrictions limiting the maximum interest charges and imposing penalties, which may include restitution of excess interest, and, in some cases, may affect enforceability of the debt. There can be no assurance that all or a portion of the charges and fees which the Trust receives on its loans may not be held to exceed the statutory maximum, in which case the Trust may be subjected to the penalties imposed by the statutes.

RELATIONSHIP WITH ADVISOR: Certain operating expenses of the Trust, including compensation to the advisor and the trustees, must be met regardless of profitability. The advisor's fee is computed as a percentage of the investments of the Trust. (See "Advisory Agreement".) The Trust will be dependent upon the Advisor for essentially all aspects of its business operations. Because the Advisor has experience in the specialized business segment in which the Trust operates, the loss of the Advisor, for any reason, would likely have a material adverse affect on the Trust's operations. The Advisor may terminate its relationship upon 60 days notice by either the Advisor or the Trust.

CONFLICT OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of the Trust. (See "Advisory Agreement".) The Advisor also will receive fees in connection with the Trust's acquisition or construction business based upon a percentage of the amount paid.

Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account of for the account of others, interests in entities engaged in the real estate business and any other business. Any trustee or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to the Trust, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to the Trust.

All agreements and arrangements, including those relating to compensation, between the Trust and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) the Trust intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment
Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of the Trust's operating expenses, including compensation to the Advisor during the operating stage of the Trust; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs;
(iii) such agreements and arrangements are subject to approval by a majority of the Trust's independent trustees. The Trust, the Advisor and the principals of the Trust and Advisor are not represented by separate counsel. The Trust is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Trust and various affiliates of the Advisor with respect to other matters.

ENVIRONMENTAL LIABILITY: Investments in real property create a potential for environmental liability on the part of the owner of or any mortgage lender on such real property. Under federal and state legislation, property owners are liable for cleanup expenses in connection with hazardous wastes or other hazardous substances found on their property. No assurance can be given that a substantial financial liability may not occur with respect to properties owned or acquired in the future by the Trust. It is the policy of the Trust to obtain a Phase I environmental survey upon purchasing property and, as of the date of this Prospectus, the Trust is unaware of any environmental liability with respect to properties in its portfolio.

COMPETITION: Investments of the types in which the trust is interested may be purchased on a negotiated basis by many kinds of institutions, including mutual savings banks, savings and loan associations, commercial banks, insurance companies and, to a lesser extent, pension funds, credit unions and individuals. In addition, there are a number of other real estate investment trusts in operation, some of which may be active in one or more of the Trust's areas of investment. Investments must thus be made by the Trust in competition with such other entities. The yields available on mortgage and other real estate investments depend upon many factors, including the supply of money available for such investments and the demand for mortgage money.
The presence of the foregoing competitors increases the available supply of funds to prospective borrowers from the Trust. All these factors, in turn, vary in relation to many other factors such as general and local economic conditions, conditions in the construction industry, opportunities for other types of investments, international, national and local political affairs, legislation, governmental regulation, tax laws, and other factors. The Trust cannot predict the effect which such factors will have on its operations.

LIQUIDITY: No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. During the past five years, to the best of the Trust's knowledge, all shareholders desiring to resell their shares have been able to do so within five business days.

AFFILIATED LIMITED PARTNERSHIPS: IRET has sponsored and serves as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) did not produce sufficient cash flow to pay debts due to IRET as scheduled prior to Fiscal Year 1996, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes to more properly depict the financial status of IRET. (It is emphasized that the consolidation of the financial reports does not change the legal relationship between IRET and the partnerships, nor the income tax reporting by IRET or the partnerships.) During Fiscal Year 1996, a new mortgage loan was negotiated by Chateau Properties, Ltd., on its 64-unit apartment building in Minot, North Dakota.
As a result of this refinancing, the partnership paid the balance that it owed to IRET on the contract for deed under which the apartment building had been purchased from IRET. Further, IRET was not required to guarantee the new mortgage loan made by the partnership. Accordingly, for Fiscal 1996, IRET is accounting for its partnership interest in Chateau Properties under the equity method of accounting. Prior financial statements have been restated to reflect this change. See Note 11 in the attached April 30, 1996, financial report for a detailed explanation of the effect of this accounting change.

FRONT-END FEES: For the money that is being raised by this offering, there are front-end fees. A front-end fee is a cost or expense of the offering which must be paid regardless of the number of shares sold. The Declaration of Trust caps all front-end fees for organizational or sale purposes at no more than 15% of the total offering. In the present case, the total front-end fees will be not more than 9%, which is below the capped amount. The fees are capped in that under no situation shall they exceed the capped amount:

                  Type                            Cap
                  ----                            ---

            Selling agent commission
            8% of the amount sold           -0- to $576,000

            Legal Fees                             $ 25,000

            Registration Fees                      $  5,000

            Accounting Fees                        $  1,000

            Printing Fees                          $  6,000

                              COMPENSATION TABLE

The following table sets forth the fees and other compensation which the Trust is to pay in association with this offering:

Item of Compensation    Recipient                     Amount/Method
--------------------    ---------                     -------------

Advisory Fee            Odell-Wentz & Associates      The advisor will earn
                                                      annually an additional
                                                      base fee of $46,340 once
                                                      the sale proceeds of
                                                      $6,620,000 are invested.
                                                      (.7% of net invested
                                                      assets).

Advisor Additional      Odell-Wentz & Associates      1/2 of 1% of the 1st
Compensation                                          $2,500,000 of value of
                                                      all acquired assets,
                                                      except new construction
                                                      is 1/2 of 1% of the
                                                      total cost.  Upon
                                                      investment of sale
                                                      proceeds, the fee will
                                                      be a minimum of $12,500
                                                      to a possible maximum of
                                                      $51,220.

Incentive Fees          N/A                           While authorized by the
                                                      Restated Declaration of
                                                      Trust, no incentive fees
                                                      shall be paid to anyone.
                                                      This may be changed by a
                                                      vote of the Trustees at
                                                      anytime with incentive
                                                      fees then payable for
                                                      future transactions as
                                                      limited by the Restated
                                                      Declaration of Trust.

Front End Fees          Selling Brokerage Firms       (8% or approximately
Broker-Dealer                                         $.58 of each share sold)
                                                      for a total possible
                                                      commission of $576,000.
                                                      In no event will these
                                                      fees exceed 8% of sale
                                                      proceeds received.

Experts' Fees           Pringle & Herigstad, P.C.     $25,000 for legal fees,
                                                      plus filing fees,
                                                      accounting fees and
                                                      printing costs estimated
                                                      to be $12,000

                             CONFLICTS OF INTEREST

The Trust will be subject to various conflicts of interest arising from its relationship with the Advisor, (Odell-Wentz & Associates, L.L.C.), and its affiliates. The Advisor, its affiliates and the trustees of the Trust are not restricted from engaging for their own accounts in business activities of the type conducted by the Trust, and occasions may arise when the interests of the Trust would be in conflict with those of one or more of the trustees, the Advisor or their affiliates. These individuals and affiliates have been engaged in the business of real estate for approximately 40 years. With respect to the conflicts of interest described herein, the trustees of the Trust, of which a majority are independent, will endeavor to exercise their fiduciary duties to the Trust in a manner that will preserve and protect the rights of the Trust and the interests of the shareholders in the event of any conflicts of interest between the Trust and the Advisor or its affiliates.
Any transactions between the Trust and any trustee, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of the Trust's business, will require the approval of a majority of the trustees who are not interested in the transaction.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES: The Advisor and its affiliates may receive compensation from the Trust for providing various services. The Trust's Board of Trustees (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to the Trust than the Trust could obtain from unrelated persons or entities and are consistent with the Trust's investment objectives and policies. (See "Compensation Table" and "The Advisory Agreement".)

COMPENSATION TO THE ADVISOR AND CONFLICTS OF INTEREST: The Advisor is entitled to receive an advisory fee equal to a percentage of the Net Invested Assets of the Trust. (See "Advisory Agreement".) The Advisor also will receive fees in connection with the Trust's acquisition or construction of real properties based upon a percentage of the amount paid. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular project could be advantageous to the Advisor, but detrimental to the Trust, or vice-versa. The decision whether to liquidate the Trust or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest.

In resolving conflicts of interest, the Board of Trustees has a fiduciary duty to act in the best interests of the Trust as a whole. The Trust and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the independent trustees. Any conflict will be resolved by a majority of the independent trustees, who may not renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the trustees to consider in determining the appropriate action to be taken by the Trust.

COMPETITION BY THE TRUST WITH AFFILIATES: Any trustee or officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account for the account of others, of interests in entities engaged in the real estate business and any other business. Any trustee or officer of the Trust may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to the Trust, and may receive compensation from such entity as well as compensation as trustee, officer or otherwise hereunder.

Neither the Advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its affiliates' allocation of time and resources among various projects. The Advisor and its affiliates believe they have sufficient personnel to discharge their responsibilities to the Trust.

NON-ARM'S-LENGTH AGREEMENTS: All agreements and arrangements, including those relating to compensation, between the Trust and the Advisor or any of their affiliates will not be the result of arm's-length negotiations. However, such conflicts will be resolved by the following factors: (i) the Trust intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of the Trust's operating expenses, including compensation to the Advisor during the operating stage of the Trust; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; (iii) such agreements and arrangements are subject to approval by a majority of the Trust's independent trustees.

LACK OF SEPARATE REPRESENTATION: The Trust, the Advisor and the principals of the Trust and Advisor are not represented by separate counsel. The Trust is represented by the law firm of Pringle & Herigstad, P.C., which has also acted and will continue to act as counsel to the Advisor and various affiliates of the Advisor with respect to other matters. Thomas A. Wentz, Sr., is the Vice-President and a member of the Advisor, Vice-President of the Trust and the President of Pringle & Herigstad, P.C. His son, Thomas A. Wentz, Jr., is a trustee of the Trust and a partner in Pringle & Herigstad, P.C.

                        DETERMINATION OF OFFERING PRICE

The offering price of $7.20 per share was arbitrarily established by the Trust based upon the previous asked price for its shares of Beneficial Interest over the past three calendar years. The total number of shares traded, the high and low bid and asked prices during this period and the quarterly dividend are as follows:

                                                                     Quarterly
Calendar                     No. of          Bid           Asked     Per Share
  Year      Months      Shares Traded    Low    High   Low    High    Dividend
  ----      ------      --------------   ---    ----   ---    ----    --------
  1994   January-March      250,167     5.20    5.37   6.00   6.10     .082
  1994   April-June         163,347     5.20    5.37   6.10   6.10     .0825
  1994   July-September     134,529     5.37    5.63   6.10   6.25     .088
  1994   October-December   335,518     5.63    5.89   6.25   6.40     .084
  1995   January-March      210,106     5.89    5.89   6.40   6.40     .085
  1995   April-June         137,766     5.89    6.03   6.40   6.55     .08625
  1995   July-September     452,665     5.89    6.03   6.40   6.55     .0925
  1995   October-December   466,447     5.89    6.16   6.40   6.70     .08875
  1996   January-March      516,179     5.89    6.30   6.40   6.85     .09
  1996   April-June         394,234     6.30    6.30   6.85   6.85     .09125
  1996   July-September     309,701     6.30    6.44   6.85   7.00     .0975
  1996   October-December   315,008     6.44    6.44   7.00   7.00     .095

                                   DILUTION

The book value of IRET shares of beneficial interest is substantially less than the purchase price to new shareholders under this Offering. As of October 31, 1996, the book value of the 13,994,747 shares then outstanding was $3.93. Assuming all of the shares registered under this Offering are sold, the estimated resulting book value will be $4.11 per share. Thus, a purchasing shareholder paying $7.20 per share under this Offering will incur an immediate book value dilution of $3.09 per share.

                             PLAN OF DISTRIBUTION

The shares offered by this Prospectus shall be sold by Inland National Securities, Inc., attention David Theusch, of 21 South Main, Minot, North Dakota 58701, (701) 852-1640, Financial Advantage Brokerage Services, Inc., attention Bradley P. Wells, of 17 South Main, Minot, North Dakota 58701,
(701) 852-3090, and Huntingdon Securities Corporation, attention Roger Domres, 216 South Broadway, Suite 101, Minot, ND 58701 (701) 83709440, and such other brokerage firms who are members of the National Association of Securities Dealers as may enter into security sales agreements with the Trust, or the registered securities salespeople associated with said firms. All shares shall be sold on a "best efforts" basis with no guarantee or requirement that any shares be sold. All sales are subject to a minimum purchase of 100 shares ($720).

For each share sold, the selling Broker-Dealer shall receive a commission of 8% (approximately $.58 per share). No other compensation or fees other than the percentage commission shall be paid by the Trust to the Broker-Dealers.

The relationship between the Broker-Dealers and the Trust may be terminated by either entity at any time for any reason. All Broker-Dealers have the opportunity to sell the entire Offering.

                                USE OF PROCEEDS

The net proceeds from the sale of the 1,000,000 shares offered to the public will be added to the Trust's operating capital to be used in connection with its general business purposes.

The following table sets forth information concerning the estimated use of proceeds from the sale of units, assuming that the entire offering of 1,000,000 shares is sold. The figures listed cannot be precisely calculated at the present time and may vary materially from the amounts shown.

After deduction from the offering proceeds of all the front-end fees and expenses associated with the offering, approximately 91.5% of the total sale proceeds raised by this offering will be invested by the Trust in real property or related investments.

                                         DOLLARS                PERCENT
GROSS OFFERING PROCEEDS              $7,200,000.00               100%
SELLING COMMISSIONS                    -576,000.00                 8%
LEGAL FEES                             - 25,000.00       Less than 1% (.0035)
REGISTRATION FEES                      -  5,000.00       Less than 1% (.0007)
PRINTING FEES                          -  6,000.00       Less than 1% (.0008)
ACCOUNTING FEES                        -  1,000.00       Less than 1% (.0001)
                                     -------------
CASH AVAILABLE FOR CONSTRUCTION
  OF PROPERTIES                      $6,587,000.00                 91.5%

As of the date of this Prospectus, the Trust is engaged in constructing a 67-unit apartment building in Billings, Montana, and plans to construct the additional apartments described below. These apartments are of a design and type previously constructed by the Trust during the past three years in Sioux Falls, South Dakota (98 units), Bismarck, North Dakota (49 units), Minot, North Dakota (196 units), Billings, Montana (98 units) and Grand Forks, North Dakota (116 units). The apartments constructed in Sioux Falls, Bismarck, Minot, Billings and Grand Forks have rented at projected rental rates and, in the judgment of management, will produce a satisfactory investment return. The Trust intends to continue the construction of this type of apartment building as follows:

                         Apartments Under Construction
           City                    Units                  Estimated Cost
           ----                    -----                  --------------
       Billings, MT                 67                     $ 3,900,000

                        Planned Apartment Construction
                        ------------------------------

          City                    Units                   Estimated Cost
          ----                    -----                   --------------
       Grand Forks, ND             134                     $ 7,500,000
       Bismarck, ND                192                      10,750,000
       Billings, MT                 98                       5,500,000
                                                           -----------
                  Total - Planned Apartment Construction   $23,750,000

The Trust owns all of the land necessary for the planned apartment construction, but has not arranged for the financing that would be necessary. Thus, no assurance can be given that the Trust will successfully complete this construction program.

The Trust will also continue to consider other real estate investment opportunities that are presented to it, but is not obligated at the date of this Prospectus to acquire any real estate investments other than the additions to its portfolio described in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Six Months Ended October 31, 1997", and expects to concentrate its efforts and resources on the planned apartment construction projects described above during the next 18 month period.

The Trust will also derive funds to fund the properties under construction that are described above from the following sources:

      - DEPRECIATION REVENUE. As a "Real Estate Investment Trust" under the Internal Revenue Code, the Trust must distribute at least 95% of its taxable income. However, in computing taxable income, a deduction for depreciation of the buildings owned by the Trust is allowed. In the Fiscal year ended April 30, 1996, this depreciation deduction was $2,261,724. The amount of this depreciation is used by the Trust to acquire addition real estate investments.

      - LOANS. The Trust seeks to borrow approximately 70% of the cost of real estate purchased. The objective is to purchase real estate at a price which will yield a higher percentage return than the interest rate payable on the mortgage loan. This "leverage" is essential to producing a satisfactory return to the owners of the Trust. (No assurance can be given that the income actually earned on real estate investments made by the Trust will be higher than the interest rate paid on the Trust's mortgage loans.) As of October 31, 1996, the ratio of mortgage liabilities to total Trust real estate assets was $79,214,615 of mortgage liabilities to $132,514,883 of net real estate owned or 59.8%. Thus, as much as $60,328,245 could be borrowed on the existing portfolio before reaching the desired debt ratio of 70% (present equity in real estate of $132,514,883, minus mortgages of $79,214,615 equals $53,300,268 divided by 30% = $177,667,560, minus present real estate owned of $132,514,883 equals $60,328,245) (no assurance can be given that this amount of borrowed funds would be available).

      - MARKETABLE SECURITIES/CREDIT LINE. The Trust maintains an investment in marketable government insured securities ($4,754,332 as of October 31, 1996) which securities are held in brokerage accounts with Dean Witter and Smith Barney. The current policy of said brokers is to allow the Trust to borrow up to 90% of the market value of these securities for short-term needs. Also, the Trust may enter into short-term credit line borrowing agreements with banks if the need arises. No assurance can be given that either of these borrowing arrangements would be available to the Trust.

                       SELECTED FINANCIAL DATA - ANNUAL
                       --------------------------------

                                                        Year Ended April 30
                                -----------------------------------------------------------------
                                      1996         1995         1994         1993        1992
                                -----------------------------------------------------------------
                                               (Restated)   (Restated)
Consolidated Income Statement Data

  Revenue                       $ 18,659,665  $ 13,801,123 $  11,583,008 $ 8,316,643  $ 7,206,054
  Operating income                 3,617,807     3,560,318     3,135,426   2,231,092    1,628,155
  Gain on repossession/
    sale of investments              994,163       407,512        64,962     132,610       22,858
  Net income                       4,611,970     3,967,830     3,200,388   2,363,702    1,651,013


Balance Sheet Data
  Total real estate
    investments                  122,377,909    84,005,635    64,089,476  50,041,059   34,302,341
  Total assets                   131,355,638    94,616,744    72,391,548  54,658,569   38,997,080
  Shareholders' equity            50,711,920    37,835,654    29,997,189  23,745,443   18,849,635

Consolidated Per Share Data
  Net income                    $        .38  $        .38  $        .36 $       .29  $       .23
  Gain of repossession/
    sale of investments                  .08           .04           .01         .01          .00
  Dividends                              .36           .35           .33         .32          .31
  Tax status of dividend
    Capital gain                        1.6%         11.0%         7.37%       4.08%         1.0%
  Ordinary income                      98.4%         89.0%        92.63%      74.04%        68.0%
  Return of capital                     0.0%          0.0%         0.00%      21.88%        31.0%

             TWO YEAR SELECTED FINANCIAL DATA - QUARTERLY RESULTS
             ----------------------------------------------------
   (FISCAL YEAR 1995 RESULTS RESTATED - SEE NOTE 11 TO FINANCIAL STATEMENTS)

                                                   Quarter Ended
                                 -------------------------------------------------------

                                     7-31-95       10-31-95      1-31-96      4-30-96
                                 -------------------------------------------------------
Consolidated Income Statement Data

  Revenue                        $ 3,247,910   $ 3,529,364   $ 3,492,941   $ 3,530,908
  Income before gains on
    sale of investments              794,755     1,066,229     1,014,011       685,328
  Net gain on sales of
    investments                       --           305,543         --          101,969
  Net income                         794,755     1,371,772     1,014,011       787,292

  Per Share
  Income before gains on
    sale of investments          $      .07    $      .10    $      .10    $      .07
  Net gain on sale of
    investments                        --             .03            --           .01

                                                    Quarter Ended
                                 ------------------------------------------------------
                                    7-31-95      10-31-95       1-31-96       4-30-96
                                 ------------------------------------------------------
Consolidated Income Statement Data

  Revenue                        $ 3,782,061   $ 4,715,186   $ 5,104,409   $ 5,058,009
  Income before gains on
    sale of investments            1,009,468     1,058,136     1,082,506       467,697
  Net gain on sales of
    investments                        --            --          522,001       472,162
  Net income                       1,009,468     1,058,136     1,604,507       939,858

  Per Share
  Income before gains on
    sale of investments          $      .09    $      .09    $      .09    $      .04
  Net gain on sale of
    investments                        --            --      $      .04    $      .04

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS

GENERAL: IRET has operated as a "real estate investment trust" under Sections 856-858 of the Internal Revenue Code since its formation in 1970. IRET is in the business of owning income producing real estate investments. No major changes in IRET's business has occurred from the organization of the Trust in 1970 to the date of this Prospectus, and none are planned at this time.

RESULTS OF OPERATIONS:

   SIX MONTHS ENDED OCTOBER 31, 1996:

      RESULTS OF OPERATIONS. IRET's net taxable earnings for the second quarter of Fiscal 1997 were $1,045,287, compared to $1,058,136 for the same period of Fiscal 1996. For the first six months of Fiscal 1997, net taxable earnings were $2,278,323, compared to $2,067,604 in the prior year. The most important performance measure, Funds from Operations (taxable income increased by non-cash deductions of depreciation and amortization, less extraordinary income items) for the second quarter increased to $1,780,956 from the $1,566,136 recorded in the prior year. For the six-month period, Funds from Operations was $3,449,423, compared to $3,071,604 in Fiscal 1996.

      Both taxable income and Funds from Operations were reduced by the continuing vacancy of the Smith Home Furnishings property in Boise,

      Idaho. IRET continues to seek a replacement tenant for this property. There are several prospects, but no firm rental offer is yet in hand.

      On the positive side, IRET continued to experience satisfactory occupancy of its apartment properties; the program of instituting modest rental rate increases is on target and the new properties being added to the portfolio are performing well.

      Overall, IRET continues to be pleased with the performance of our investment portfolio and look for improving financial results upon the completion of our aggressive building and buying program.

      FINANCIAL CONDITION. IRET's liquidity and capital resources remain strong. During the past year, real estate owned by IRET has increased by 23 million dollars. This growth in real estate investments will continue as the Trust has agreed to purchase a substantial amount of real estate investments which will come on line during the balance of this fiscal year. Comparative balance sheet figures are:


                                             10-31-96          10-31-95
                                             --------          --------
         Cash and Marketable Securities    $  6,098,851      $  5,362,217
         Net Real Estate Owned              132,514,883       109,426,978
         Net Real Estate Mortgages            2,414,610         2,932,478
         Total Assets                       143,769,442       119,313,979
         Total Liabilities                   88,740,456        75,697,170
         Shareholder Equity                  55,028,986        42,616,809

      CONSOLIDATED FINANCIAL REPORTS. The Financial Statements shown in this report consolidate IRET's financial report with those of the six limited partnerships of which IRET is the General Partner and creditor.

      PROPERTY SALES AND PURCHASE. During the second quarter, IRET did not sell any of its investments.

      The following properties were added to our portfolio during the second quarter and are producing income:

                                                                     COST
                                                                     ----
       Edgewood Vista 24 unit Alzheimers Center, Missoula, MT $ 950,000 16,000 sq. ft. Computer City retail commercial building,
          Grand Rapids, MI                                        $ 2,100,000
       98 unit apartment complex in Billings, MT                  $ 6,100,000
       116 unit Legacy Apartment complex in Grand Forks, ND       $ 6,465,000
       Sweetwater Springs Retirement Home, Phase I,
          Douglasville, GA                                        $ 2,810,000

      The following properties are under construction:

       67 unit Circle 50 apartment complex in Billings, MT        $ 3,900,000
       Sweetwater Springs Retirement Home, Phase II,
          Douglasville, GA                                        $ 1,540,000

      IRET has entered into purchase agreements to acquire the following properties:

       360 unit Park Meadows apartment complex, St. Cloud, MN $10,120,000 192 unit Neighborhood apartment complex, Colorado
          Springs, CO                                             $10,750,000
       210 unit Miramont apartment complex, Fort Collins, CO      $14,200,000
       108 unit Woodridge apartment complex, Rochester, MN        $ 6,300,000

      INCREASED DIVIDENDS. The Board of Trustees declared a dividend of 9.75 cents per share payable January 9, 1997, to shareholders of record at the close of business on January 3, 1997. This is an increase from the regular dividend of 9.5 cents per share paid on October 1, 1996, and is the 103rd consecutive quarterly dividend paid by IRET.

   FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995: IRET's Fiscal Year 1996, which ended on April 30, 1996, produced very favorable results, including a substantial increase in IRET's investment portfolio and satisfactory increases in earnings and funds from operations.

      EARNINGS. IRET's net taxable earnings for Fiscal Year 1996 increased to $4,611,970, compared to $3,967,830 earned in Fiscal 1995 and $3,200,388 earned in Fiscal 1994. Fiscal 1996 taxable income includes $994,163 of capital gain income from the sale of assets from the investment portfolio, compared to $407,512 of capital gain income in Fiscal 1995 and $64,962 of capital gain income in Fiscal 1994.

      On a per share basis, net taxable income was $.38 per share for Fiscal 1996, the same as earned in Fiscal 1995. Per share taxable income in Fiscal 1994 was $.36 per share.

      As noted in prior reports, as IRET repositions its investment portfolio by replacing high yielding mortgage loans with equity investments in real estate properties, taxable earnings are depressed.

      FUNDS FROM OPERATIONS. Funds from operations (taxable income increased by non-cash deductions of depreciation and amortization, and reduced by capital gain income and other extraordinary income items) for Fiscal 1996 increased to $5,977,431 ($.49 per share) from the $5,434,244 ($.52 per share) generated in Fiscal 1995 and the $4,607,708 ($.52 per share) generated in Fiscal 1994.

      REVENUES. Total revenues for Fiscal 1996 were $18,659,665, compared to $13,801,123 in Fiscal 1995 and $11,583,008 in Fiscal 1994. The increase in revenues received during Fiscal 1996 in excess of Fiscal 1995 revenues was $4,858,542. This increase resulted from:

         Rent from 6 properties acquired in Fiscal 1996        $3,272,078
         Rent from 6 properties acquired in Fiscal 1995
            in excess of that received in Fiscal 1994           2,094,922
         An increase in rental rates on existing
            properties (2.5%)                                     259,084
         A decrease in rent on Smith Home Furnishing
            Building (bankruptcy of tenant)                      -348,310
         A decrease in rent - properties sold during 1996        -178,888
         A decrease in interest income                           -240,344
                                                               ----------
                                                               $4,858,542

      The increase in revenue during Fiscal 1996 resulted primarily from the addition of new real estate properties to the portfolio. Rents received on properties acquired prior to the beginning of Fiscal 1995 increased by 2.5%. Overall occupancy was stable at 95%. The decline in operating income per share (from $.35 per share in Fiscal 1994, to $.34 in 1995 and $.30 in 1996) reflects the continuing repositioning of the investment portfolio from a mix of real estate equities and mortgage loans to one consisting entirely of real estate equities. The income on the mortgage loans made by the Trust was immediately reflected in operating income. Many of these mortgage loans earned interest at 14% per annum and several produced additional participation income. These mortgages have now been largely paid off and have been replaced with equity investments in apartments and triple net leased commercial property. The initial operating and taxable income on the equity investments is lower than what was being earned on the mortgage loans, but management is of the opinion that these new investments will produce very satisfactory investment returns in the years ahead.

      Capital gain income, on the other hand, has been increasing ($.01 per share in Fiscal 1994 compared to $.04 per share in Fiscal 1995 and $.08 per share in Fiscal 1996). IRET is marketing its older and smaller apartment investments and will continue to reposition its portfolio into newer and larger properties.

      The $644,140 increase in net income for Fiscal 1996 over the net income earned in the prior fiscal year resulted from:

         An increase in gain from the sale of investments      $  586,651
         An increase in net rental income (rents, less
            utilities, maintenance, taxes, insurance
            and management)                                     3,193,087
         A decrease in interest income                           (496,017)
         An increase in interest expense                       (2,063,429)
         An increase in depreciation expense                     (494,430)
         A decrease in bad debt expense                           200,000
         An increase in operating expenses and advisory
            trustee services                                     (204,481)
         An increase in amortization expense                      (77,241)
                                                               -----------
                                                               $  644,140

      PROPERTY ACQUISITIONS. IRET acquired over $40,000,000 of new properties during Fiscal 1996. They were:

        COMMERCIAL:                                                 COST
        ----------                                                  ----
      - Barnes & Noble Superbookstore, Omaha, NE
        (15 year net lease)                                   $3,627,206**

      - Stone Container Manufacturing Plant, Fargo, ND        $4,042,217**

      APARTMENTS:
      ----------
      - 96 units, Billings, MT                               $ 3,727,440*
      - 49 units, North Pointe, Bismarck, ND                 $   927,450**
      - 98 units, South Pointe Phase I, Minot, ND            $ 2,727,085**
      - 313 units, West Stonehill, St. Cloud, MN             $10,765,830**
      - 18 units, Minot, ND                                  $   593,147
      - 49 units, Grand Forks, ND                            $ 3,373,754*
      - 164 units, South Winds, Grand Forks, ND              $ 5,433,683
      - 98 units, South Pointe II, Minot, ND                 $ 4,290,061*
      - 49 units, Circle 50, Billings, MT                    $   491,247*
      - 67 units, Columbia Park II, Grand Forks, ND          $   661,855*
                                                             ------------
                                                              $40,660,975

      *Property not placed in service at April 30, 1996. Additional costs are still to be incurred.

      **Represents costs to complete a project started in the year ending April 30, 1995.

      PROPERTY DISPOSITIONS: During Fiscal 1996, IRET sold several older and smaller apartment buildings. In addition, a contract for deed receivable from Chateau Properties, Ltd., was paid in full, resulting in the recognition of deferred capital gain. The total gain recognized from the sale of properties (both current and deferred) was $994,163 for Fiscal 1996, compared to $407,512 in Fiscal 1995, and $64,962 in Fiscal 1994.
      It is management's intention to continue to market IRET's older and smaller apartment projects.

      FISCAL YEAR 1995 COMPARED TO FISCAL YEAR 1994: (This comparative report is reproduced as it was submitted for Fiscal Year 1995. The Fiscal 1995 results were restated in the Fiscal 1996 Financial Report because of the removal of Chateau Properties from the consolidated Financial Report resulting in small changes to the Fiscal 1995 results. See Note 11 to the attached Financial Report for an explanation of these changes.) Net income for Fiscal 1995 increased to $3,971,108, compared to $3,243,063 for Fiscal 1994 and $2,363,702 for Fiscal 1993. On a per share basis, net income was $.38 for Fiscal 1995, an increase of 6% over the $.36 earned in the prior year and 31% more than the $.29 earned in Fiscal 1993.

      Gain from the sale of real estate investments constituted $403,094 ($.04 per share) of the Fiscal 1995 net income, compared to $64,962 ($.01 per share) included in the Fiscal 1994 net income and $132,610 ($.01 per share) for Fiscal 1993.

      Total revenues were $14,117,694 in Fiscal 1995, compared to $11,884,579 in 1994 and $8,316,643 in 1993. The Fiscal 1995 revenue increase of $2,233,115 consisted of:

         Rent from 4 properties acquired in Fiscal 1995   $  534,013
         Rent from 4 properties acquired in Fiscal 1994
            in excess of that received in Fiscal 1994      1,860,429
         An increase in rental rates on existing
            properties (3%)                                  213,973
         An increase in occupancy rates on existing
            properties (1/2%)                                 52,171
         A decrease in rent - property sold during 1995
            (Yankton)                                       (131,995)
         A decrease in interest income                      (260,001)
                                                          -----------
            Net revenue increase (1995 over 1994)         $2,233,115
                                                          -----------
                                                          -----------

    Thus, the increase in revenue resulted primarily from the addition of new real estate properties to the portfolio. Scheduled rents on existing properties increased by 3%, while occupancy increased to 95.5% from 95% in the prior year.

    The $728,045 increase in net income for Fiscal 1995 over the amount earned in the prior year resulted from:

         An increase in gain from sale of investments     $  338,132
         An increase in net rental income (rents, less
            utilities, maintenance, taxes, insurance
            and management)                                1,999.032
         A decrease in interest income                      (295,476)
         An increase in interest expense                    (832,073)
         An increase in depreciation expense                (441,163)
         A decrease in bad debt expense                       50,000
         An increase in operating expenses & other items     (87,407)
                                                          -----------
                                                          $  728,045
                                                          -----------
                                                          -----------

    IRET purchased some $27,000,000 of real estate properties during Fiscal 1995 and has contracted to acquire approximately $25,000,000 of additional real estate properties in the coming year. Thus, the Trust's portfolio will shift rapidly from a significant investment in high-yielding mortgage loans to a portfolio consisting primarily of equity positions in real estate. This change in the portfolio will result in a decrease in net income because of increased depreciation.

    We expect earnings in Fiscal 1996 to exceed this year's level. Occupancy, rental rates and interest rates are expected to remain at present levels and the new properties that are being added to the portfolio will enhance net income.

DIVIDENDS.  The following dividends were paid during Fiscal 1996:

              Date               Per Share Dividend
              ----               ------------------
          July 1, 1995                 $.09*
          October 1, 1995              $.0875
          January 5, 1996              $.09
          April 1, 1996                $.09125
                                       -------
                                       $.35875

          *Includes $.005 special dividend.

FUNDS FROM OPERATIONS. The funds derived during Fiscal 1996 by the Trust from its operations increased by 12% over the prior year and by 33% from the Fiscal 1994 level ($5,977,431 in Fiscal 1996, versus $5,348,271 in 1995 and $4,487,099 in 1994). (IRET uses the definition of "Funds From Operations" recommended by the National Association of Real Estate Investment Trusts to mean "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis." It is emphasized that funds from operations as so calculated and presented does not represent cash flows from operations as defined under generally accepted accounting principles and should not be considered as an alternative to net income as an indication of operating performance or to cash flows as a measure of liquidity or ability to fund all cash needs.) (See the Consolidated Statements of Cash Flows in the Consolidated Financial Statements attached hereto.)

The following is a comparison of dividends paid during the past five fiscal years to Funds From Operations (as defined above):


                       Fiscal           Fiscal           Fiscal           Fiscal          Fiscal
Item                    1996       1995 (Restated)  1994 (Restated)        1993            1992
----                    ----       ---------------  ---------------        ----            ----
Net Income (GAAP)    $4,611,970       $3,967,830       $3,200,388       $2,363,702     $1,651,073
Less Gains (Losses)
  from Property
  Sales                 994,163          407,512           64,962          132,610         22,858
                     ----------       ----------        ---------       ----------     ----------
Operating Income     $3,617,807       $3,560,318        3,135,426       $2,231,092     $1,628,155
Plus Depreciation     2,261,724        1,767,294        1,323,474        1,051,370        824,369
Plus Amortization        97,900           20,659           28,199           16,364         11,289
                     ----------       ----------       ----------       ----------     ----------
Funds from
  Operations         $5,977,431       $5,348,271       $4,487,099       $3,298,826     $2,463,813
Dividends Paid        4,439,034        3,660,986        3,102,061        2,633,799      2,257,303
                     ----------       ----------       ----------       ----------     ----------
                     $1,538,397       $1,687,285       $1,385,038       $  665,027     $  206,510

Management expects that the Funds From Operations (as defined above) will continue to improve during Fiscal 1997 and will exceed dividends paid in the coming year.

LIQUIDITY AND CAPITAL RESOURCES. IRET's financial condition at the end of Fiscal 1996 continued at the very strong level of its prior fiscal year.

  - Equity capital increased to $50,711,920 from $37,835,654 on April 30, 1995, a gain of $12,876,266 (34%). Equity capital on April 30, 1994, was $30,320,401. These increases result from the sale of shares of beneficial interest and the reinvestment of dividends in new shares.

  - Liabilities increased to $80,643,718 from $56,781,090 on April 30, 1995, and $42,409,447 on April 30, 1994.

  - Total assets increased to $131,355,638 from $94,616,744 on April 30, 1995, and $72,729,848 on April 30, 1994.

  - Cash and marketable securities were $7,127,131 compared to the year earlier figure of $9,595,254, and $7,263,031 on April 30, 1994.

  - In addition to its cash and marketable securities, IRET has an unsecured line of credit agreement with First American Bank West, Minot, North Dakota, of $5,000,000, none of which was in use on April 30, 1996.

AFFILIATED PARTNERSHIPS. IRET has sponsored and serves as a general partner of seven limited partnerships. Because of IRET's position as a general partner and creditor of these partnerships and because the partnerships (with the exception of Chateau Properties) did not produce sufficient cash flow to pay debts due to IRET as scheduled prior to Fiscal Year 1996, the financial statements of IRET and the seven partnerships have been consolidated for financial reporting purposes to more properly depict the financial status of IRET. (It is emphasized that the consolidation of the financial reports does not change the legal relationship between IRET and the partnerships, nor the income tax reporting by IRET or the partnerships.) During Fiscal Year 1996, a new mortgage loan was negotiated by Chateau Properties, Ltd., on its 64-unit apartment building in Minot, North Dakota. As a result of this refinancing, the partnership paid the balance that it owed to IRET on the contract for deed under which the apartment building had been purchased from IRET. Further, IRET was not required to guarantee the new mortgage loan made by the partnership. Accordingly, for Fiscal 1996, IRET is accounting for its partnership interest in Chateau Properties under the equity method of accounting. Prior financial statements included in the audited financial statement and this report have been restated to reflect this change. See
Note 11 in the attached financial report for a detail of the effect of this accounting change.

The seven affiliated partnerships are as follows:

                         Year               Property              IRET
Name                    Formed               Owned              Ownership
-------------------------------------------------------------------------

Chateau Properties,      1979               64 Unit               26.7%
Ltd.                                        Apt. Bldg.

Sweetwater Properties,   1981               114 Units              0%
Ltd.                                        Apts.

Bison Properties,        1982               125 Units             20%
Ltd.                                        Apts.

First Avenue Building,   1981               16,500 sq. ft.        20%
Ltd.                                        Office Bldg.

Eastgate Properties,     1983               116 Units             18%
Ltd.                                        Apts.

Colton Heights, Ltd.     1984               18 Unit               18.69%
                                            Apt. Bldg.

Hill Park Properties,    1985               96 Units               7.14%
Ltd.                                        Apts.

CONSOLIDATED FINANCIAL STATEMENTS:

The financial statement included in this Prospectus consolidates financial statements of IRET and six of the above seven limited partnerships (Chateau Properties is excluded). All material inter-company transactions and balances have been eliminated on the consolidated statement. The principal impact of this consolidation on the statement of operations is to reduce reported income as a result of increased depreciation. On the balance sheet, related mortgage loans and the investment in partnerships is reduced and real estate owned is increased. Also, the deferred income account is decreased and the retained earnings account is also decreased.

IMPACT OF INFLATION. The costs of utilities and other rental expenses continue to increase, but in most areas, IRET has been able to increase rental income sufficiently to cover inflationary increases in rental expense. Increases in rental income are not precluded by long-term lease obligations except for a few commercial properties subject to long-term net lease agreements. Thus, as market conditions allow, rents will be increased to cover inflationary expenses and to provide a better return to IRET.

ECONOMIC CONDITIONS. Fiscal 1996 saw continued good economic conditions in the northern plains states in which the Trust operates. The economy was strong, due to adequate rainfall and higher commodity prices and a moderate improvement in energy activity. Occupancy rates were stable at 95% and rent levels for Trust properties improved only slightly in Fiscal 1996 (2 1/2%).

             GENERAL INFORMATION AS TO INVESTORS REAL ESTATE TRUST

ORGANIZATION OF TRUST. Investors Real Estate Trust is an unincorporated business trust organized and governed under the laws of North Dakota. The Trust has qualified as a real estate investment trust under Sections 856-858 of the Internal Revenue Code.

GOVERNING INSTRUMENTS OF TRUST. The Trust was organized on July 31, 1970. The Trust will continue, unless sooner terminated by a majority vote of the shareholders, until the expiration of 20 years after the death of the last survivor of the seven original trustees. All of the original Trustees are still living, the youngest being 61 years of age. The existence of the Trust may be extended indefinitely by action of the Trustees approved by the vote of shareholders holding fifty per cent or more of the outstanding shares.
The Trust has 10 Trustees.

INDEPENDENT TRUSTEES. The Trust adheres to NASAA guidelines requiring a majority of the Board to be composed of independent Trustees. The Glossary at the end of this document defines independent Trustee. Pursuant to NASAA guidelines, the Trust considers the following Trustees as independent:

Ralph A. Christensen has served as an independent Trustee since 1970. He is a retired rancher. Mr. Christensen is a Director of First Bank - Minot, N.A. Mr. Christensen has over 25 years dealing with multi-family and commercial real property.

John D. Decker has served as an independent Trustee since 1970. Mr. Decker is currently retired. He was the owner and operator of TBA until the retail chain's sale in 1975. Mr. Decker is also active as an independent oil developer. Mr. Decker has over 25 years dealing with multi-family and commercial real property.

Mike F. Dolan has served as an independent Trustee since 1978. Mr. Dolan was owner and operator of Monarch Concrete until the company's sale in 1980.
Mr. Dolan is also active as an independent oil developer. Mr. Dolan has over 25 years dealing with multi-family and commercial real property.

J. Norman Ellison, Jr., has served as an independent Trustee since 1970.
Mr. Ellison was the former owner and operator of Ellison's department store in Minot. He is a partner of Ellison Realty Co. and former Director of First
Bank - Minot, ND. Mr. Ellison has over 25 years dealing with multi-family and commercial real property.

Daniel L. Feist has served as an independent Trustee since 1985. Mr. Feist is a general contractor and President of Feist Construction and Realty Inc. Mr. Feist is Director of First Bank - Minot, N.A., and N.D. Holdings, Inc., of Minot, ND. Mr. Feist has over 25 years dealing with multi-family and commercial real property.

Patrick G. Jones has served as an independent Trustee since 1986. He is the former Manager and Director of the Minot Daily News as well as former President of Central Venture Capital, Inc. Mr. Jones is an active investor. Mr. Jones has over 25 years dealing with multi-family and commercial real property.

Jeff L. Miller has served as an independent Trustee since 1985. He is the former President of Coca-Cola Bottling Co. of Minot. He is currently President of M & S Concessions, Inc. Mr. Miller is a Director of First Bank
- Minot, N.A. Mr. Miller has over 25 years dealing with multi-family and commercial real property.

The Trust considers the following Trustees as not independent:

C. Morris Anderson has served as a Trustee since 1970. He is a partner and founder of Magic City Realty, Ltd., an entity involved in the ownership of rental properties. He is also the President of North Hill Bowl, Inc., a business operating a bowling alley, restaurant and lounge in Minot.
Mr. Anderson is a Director of International Inn, Inc., and Norwest Bank - Minot, N.A. Mr. Anderson has over 25 years dealing with multi-family and commercial real property.

Roger R. Odell has served as a Trustee since 1970. He is a partner in the Trust's advisor, Odell-Wentz & Associates. He is a Director of the Trust's principal property management company - Investors Management & Marketing, Inc. He is also a Director of Inland National Securities, Inc., one of the two broker-dealers selling the Trust's common stock and a partner with Mr. Anderson in Magic City Realty, Ltd.

Thomas A. Wentz, Jr., has served as a Trustee since 1996. He is a partner in the Trust's legal counsel, Pringle & Herigstad, P.C. Mr. Wentz is the general partner of WENCO, a North Dakota Limited Partnership, which owns commercial, multi-family and farm real estate.

SHAREHOLDER MEETINGS. The governing provisions of the Trust require the holding of annual meetings. It is the policy of the Board of Trustees to hold the annual meeting in Minot, North Dakota, during the month of August. All shareholders shall be given not less than 30 days prior written notice.

Special meetings of the shareholders may be called by the chief executive officer, by a majority of the Trustees or by a majority of the Independent Trustees, and shall be called by an officer of IRET upon written request of the shareholders holding in the aggregate not less than 10% of the outstanding shares of the IRET entitled to vote at such meeting. Upon receipt of a written request, either in person or by mail, stating the purpose or purposes of the meeting, IRET shall provide all shareholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to shareholders. The holders of a majority of shares in IRET, present in person or by proxy, shall constitute a quorum at any meeting.

                            STRUCTURE OF THE TRUST

The Trust carries on its activities directly and through subsidiaries and an Operating Partnership. IRET Properties, a North Dakota Limited Partnership, was organized on January 31, 1997, and, since February 1, 1997, is the principle entity through which the Trust operates. All assets and liabilities of the Trust have been contributed to the Operating Partnership in exchange for a general partnership interest in the Operating Partnership. IRET, INC., a North Dakota corporation, and a wholly owned subsidiary of the Trust acts as the general partner of the Operating Partnership. As the sole shareholder of IRET, INC., which in turn is the sole general partner of the Operating Partnership, the Trust has the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the

Operating Partnership, subject to certain limitations contained in the Operating Partnership Agreement. See "Operating Partnership Agreement."

The Trust interest in the Operating Partnership will entitle it to receive all quarter-yearly cash distributions from the Operating Partnership and to be allocated its pro-rate share of the profits and losses of the Operating Partnership. At the date of this Prospectus, the Trust owns all of the Operating Partnership except for the $1,000 initial contribution by the initial limited partner. It is expected that the Operating Partnership will merge with other partnerships or acquire real estate from other persons in exchange for limited partnership units.

When certain of the properties were acquired by the Trust, the lender financing the properties required, as a condition of the loan, that the properties be owned by a "single asset entity." Accordingly, the Trust organized three wholly owned subsidiary corporations for the purpose of holding title to these investment properties in order to comply with the conditions of the lender. They are: Pine Cone - IRET, INC., a Colorado corporation, formed to own the 195-unit Pine Cone apartment complex located in Fort Collins, Colorado; Miramont - IRET, INC., a Colorado corporation, formed to own the 210-unit Miramont apartment complex located in Fort Collins, Colorado; and West Stonehill - IRET, INC., a Minnesota corporation, formed to own the 313-unit West Stonehill apartment complex located in St. Cloud, Minnesota.

IRET is the general partner and holds investment interests in 7 limited partnerships. They are: Eastgate Properties, Ltd.; Bison Properties, Ltd.; First Avenue Building, Ltd.; Sweetwater Properties, Ltd.; Hill Park Properties, Ltd.; Colton Heights, Ltd.; and Chateau Properties, Ltd. All of the above limited partnerships, except Chateau Properties, Ltd., are consolidated with IRET for financial reporting purposes. For an explanation of the reasons for this consolidation, see "The Trust."

                   POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following information is a statement of the Trust's policy as it pertains to the described activities.

TO ISSUE SENIOR SECURITIES. The Trust has issued and outstanding Investment Certificates which are senior to the shares of Beneficial Interest being offered under this Prospectus. The Investment Certificates are issued for a definite term and annual interest rate (currently 7% for 6 months; 7 1/2% for 1 year; 8% for 3 years and 8 1/2% for 5 years). In the event of dissolution of the Trust, the Investment Certificates would be paid in preference to the shares of Beneficial Interest. As of January 31, 1996, the Investment Certificates outstanding totalled $6,991,458. The Trust does not plan on issuing other senior securities in the future.

TO BORROW MONEY. The Trust plans to continue to borrow money. The Trust relies on borrowed funds in pursuing its investment objectives and goals. The policy concerning borrowed funds is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders. The Trust intends to continue borrowing funds in the future.

Over the past three fiscal years, the Trust has borrowed funds as follows:

                           Fiscal                Fiscal                Fiscal
                            1996                  1995                  1994
                            ----                  ----                  ----

Cost of Property
  Acquired              $40,660,975           $27,033,369          $17,569,810
Net Increase in
  Mortgages Payable     $21,702,852           $13,006,654          $11,684,600

Percent of Acquisition
  Price Represented by
  Net Increase in
  Mortgages Payable         53%                   48%                   67%

TO MAKE LOANS TO OTHER PERSONS. As part of the Trust's business plan, Trust funds have been loaned to third parties. The loans are in the form of mortgages secured by real estate. The decision to make loans is vested solely with the Board of Trustees and may be changed by a majority of the Board without a vote of the shareholders.

The Trust has no present plans to make additional loans of Trust funds, but may do so in the future.

The Trust has the following outstanding mortgage loans:

                       MORTGAGE LOANS RECEIVABLE - UNRELATED:
                       --------------------------------------
                              Real Estate                4/30/96
Location                      Security                   Balance         Rate
--------                      --------                   -------         ----

BILLINGS, MT
Colton Heights                Apts. - 144 Units        $  320,938          9%

DENVER, CO
Westminister-Writer Corp.     Residential Lots            618,810         14%
Centrebrooke Homes            Residential Lots            205,517         12%

GILBERT, AZ
NE1/4-27-2-6                  Commercial Land             681,032          8%

BISMARCK, ND
M. Knutt                      Apts.                       236,880         11%

DOUGLAS, GA
Sweetwater Springs            Retirement Center         1,254,810          9%

OTHER MORTGAGES
Over $100,000                                          $  978,893   8-10 1/4%
$50,000 to $99,999                                        360,998       8-12%
$20,000 to $49,999                                        252,315       8-12%
Less than $20,000                                          21,950       7-12%
                                                       ----------
                TOTAL                                  $4,932,138
                Unearned Discounts                        (18,222)
                Allowance for Losses                     (165,074)
                Deferred Gain                            (267,096)
                                                       ----------
                                                       $4,481,746
                                                       ----------
                                                       ----------

TO INVEST IN THE SECURITIES OF OTHER ISSUERS FOR THE PURPOSE OF EXERCISING CONTROL. The Trust has not invested in such securities in the past. The decision to do so is vested solely in the Board of Trustees and may be changed without a vote of the shareholders.

The Trust currently holds an interest in the following partnerships:

                             Year Partner-
Name, Location, Size         ship Formed      Fiscal
& Type of Real               and % Owned       1996       Year
Estate Owned                   by IRET      Occupancy   Purchased     Cost
-----------------------------------------------------------------------------
CHATEAU PROPERTIES, LTD.
Apartment Complex                 1979         99%        1972     $2,663,654
- Minot, ND, 64 Units            26.7%

CONSOLIDATED PARTNERSHIPS:

SWEETWATER PROPERTIES, LTD.
Apartment Complex                 1981         94%        1972      1,354,230
- Devils Lake, ND                   0%
  72 Units
- Grafton, ND, 42 Units

BISON PROPERTIES, LTD.
Apartment Complex                 1982         94%        1972      1,490,135
- Jamestown, ND                    20%
  90 Units
- Carrington, ND
  18 Units
- Cooperstown, ND
  17 Units

FIRST AVENUE BUILDING, LTD.
16,500 sq. ft. Office
  Building                        1981         95%        1981        778,817
- 15 First Ave. SW                 20%
  Minot, ND

EASTGATE PROPERTIES, LTD.
Apartment Complex                 1983         85%        1970      1,681,203
- Terrace on the Green             18%
  Moorhead, MN
  116 Units

COLTON HEIGHTS, LTD.
Apartment Building                1984         97%        1984        816,561
- Minot, ND, 18 Units           18.69%

HILL PARK PROPERTIES, LTD.
Garden Grove Apts.                1985         92%        1985      2,820,677
- 201 Xavier Drive               7.14%
  Bismarck, ND, 92 Units

It is possible that the Board may increase its ownership in the above entities or seek to acquire a controlling ownership interest in other unrelated entities.

TO UNDERWRITE SECURITIES OF OTHER ISSUERS. The Trust has no plans to engage in such an activity.

TO ENGAGE IN THE PURCHASE AND SALE (OR TURNOVER) OF INVESTMENTS. The Trust has no plans to engage in such an activity.

TO OFFER SECURITIES IN EXCHANGE FOR PROPERTY. The Trust has no plans to engage in such an activity.

TO REPURCHASE OR OTHERWISE REACQUIRE ITS SHARES OR OTHER SECURITIES. As a "real estate investment trust" under federal income tax laws, the Trust intends to invest only in real estate assets. The Trust is authorized, but not obligated, to repurchase its own shares and may do so from time to time if the Trustees deem such action to be appropriate.

TO MAKE ANNUAL AND OTHER REPORTS TO SHAREHOLDERS. The Trust is required to provide an annual report to shareholders during the month of July. The annual report contains a financial statement certified by an independent public accountant. Provision of the annual report to shareholders may only be changed by a vote of a majority of the shareholders. The Trust has a policy of providing quarterly reports to the shareholders during January, April, July and October. The quarterly reports do not contain a financial statement certified by an independent public accountant. The provision of a quarterly report to the shareholders may be changed by a majority of the Board without a vote of the shareholders.

                       INVESTMENT POLICIES OF REGISTRANT

INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE. The Trust currently owns real estate located in 9 states. The company may invest in real estate or interests in real estate which is located anywhere in the United States.

The Trust may invest in any type of real estate or interest in real estate including, but not limited to, office buildings, apartment buildings, shopping centers, industrial and commercial properties, special purpose buildings and undeveloped acreage, except the Trust may not invest more than 10% of net assets in unimproved real estate, excluding property being developed or property where development will be completed within a reasonable period.

The method of operating the Trust's real estate shall be delegated to a management company as it pertains to the day-to-day management. All major operating decisions concerning the Trust's operation of its real estate shall be made by the Board.

The method of financing the purchase of real estate investments shall be primarily from borrowed funds and the sale of shares. The income generated from rental income and interest income is planned to be distributed to shareholders as dividends. The Trust will rely on proceeds from the sale of shares offered by this Prospectus to expand its portfolio of real estate investments.

There is no limitation on the number or amount of mortgages which may be placed on any one piece of property, provided that the overall ratio of liabilities to assets for the Trust must not exceed 80%. As of October 31, 1996, the ratio of total liabilities ($88,740,456) to total assets ($143,769,443) was 61.7%.

It is not the Trust's policy to acquire assets primarily for possible capital gain. Rather, it is the policy of the Trust to acquire assets primarily for income.

The Trust has no limitation on the amount or percentage of assets which will be invested in any specific property, except that not more than 10% of assets can consist of unimproved real estate.

Any Trust policy as it relates to investments in real estate or interests in real estate may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN REAL ESTATE MORTGAGES. While the Trust has made mortgage loans in the past, it is the current policy of the Trust not to make any further mortgage loans.

Any Trust policy as it relates to mortgage loans may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN OTHER SECURITIES. The Trust has purchased and now owns United States guaranteed obligations and shares of five other real estate investment trusts. These purchases are made solely for the purpose of holding cash until future real estate investments are identified. No investments in other types of securities are planned.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

INVESTMENTS IN SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Trust owns shares in five publicly traded REITs, acquired at a cost of $596,961. No other purchases of such security are contemplated at this time.

Any Trust policy as it relates to investments in other securities may be changed by the Board at anytime without a vote of the shareholders.

                           DESCRIPTION OF REAL ESTATE

IRET owned the following properties as of April 30, 1996:

                  INVESTMENT PORTFOLIO - INVESTORS REAL ESTATE TRUST
                                 AS OF APRIL 30, 1996


REAL ESTATE OWNED:

                                                  Fiscal                              Mortgages
                                                   1996        Year                    Payable
    Location                       Size/Type     Occupancy   Purchased      Cost        (rate)
    --------                       ---------     ---------   ---------   ----------   ----------
APARTMENTS:

    Century Apartments             192 Unit          89%        1986      3,565,505    2,700,000
    Williston, ND                  Apt. Complex                                           (7.5%)

    Century Condos                 22 Condo          94%        1983        421,683           0
    Beulah, ND                     Apt. Units                 & 1989

    Century Apts.                  120 Unit          98%        1986      1,741,619    1,595,000
    Dickinson, ND                  Apt. Complex                                           (7.5%)

    201 - 301 17th Ave NE          2 24-Unit         92%        1987        806,694           0
    Waseca, MN                     Apt. Bldgs

    Virginia Apts.                 14 Unit           95%        1988        217,083        2,377
    Minot, ND                      Apt. Bldg.                                              (10%)

    1305 Birch St.                 24 Unit           94%        1989        399,278      135,871
    Marshall, MN                   Apt. Bldg.                                             (9.0%)

    Oak Manor Apts.                27 Unit           99%        1989        285,917      238,264
    Dickinson, ND                  Apt. Bldg.                                            (9.75%)

    4301-13 9th Ave. SW            2 18-Unit         97%        1988        997,642      218,330
    Fargo, ND                      Apt. Bldgs.                                           (8.65%)

    Parkway Apts.                  2 18-Unit         93%        1989         82,386            0
    Beulah, ND                     Apt. Bldgs.

    Scottsbluff Estates            2 24-Unit         96%        1988        710,039      196,024
    Scottsbluff, NE                Apt. Bldgs.                                          (10.25%)


    177 10th Ave. E                41 Unit           86%        1989        360,877      234,660
    Dickinson, ND                  Apt. Bldg.                                            (8.75%)

    312 12th Ave. NW               18 Unit           97%        1989        256,750       45,670
    Mandan, ND                     Apt. Bldg.                                            (8.75%)

    105 Grant St.                  12 Unit           80%        1990        171,884            0
    Harvey, ND                     Apt. Bldg.


    Candlelight Apts.              66 Unit           97%        1992        838,017      539,961
    Fargo, ND (2/3rds)             Apt. Complex                                          (8.25%)

    Forest Park                    270 Unit          97%        1993      6,596,264    4,177,577
    Grand Forks, ND                Apt. Complex                                          (9.75%)

    Oakwood Estates                100 Unit          95%        1993      3,323,305    2,250,000
    Sioux Falls, SD                Apt. Complex                                           (7.5%)

    Prairie Winds                  48 Unit           98%        1993      1,960,108    1,388,452
    Sioux Falls, SD                Apt. Complex                                          (7.19%)

    Crestview Apts.                152 Unit          92%        1994      4,572,879    2,880,049
    Bismarck, ND                   Apt. Complex                                          (8.30%)

    Pointe West                    90 Unit           86%        1994      3,812,603    2,395,789
    Rapid City, SD                 Apt. Complex                                          (8.34%)

    Oxbow Apts.                    96 Unit           98%        1994      4,942,650    3,565,000
    Sioux Falls, SD                Apt. Complex                                           (7.5%)


                                       39

    Pine Cone                      195 Unit          92%      1995       13,071,638   10,645,576
    Ft. Collins, CO                Apt. Complex                                         (7.125%)

    Southview                      24 Unit           98%      1995          653,948            0
    Minot, ND                      Apt. Complex

    North Pointe                   49 Unit           96%      1996        2,387,600    1,382,528
    Bismarck, ND                   Apt. Complex                                          (8.18%)

    South Pointe - Phase I         98 Unit           N/A      1996        4,789,552    2,775,212
    Minot, ND                      Apt. Complex               Completed                  (8.01%)

    Stonehill                      313 Unit          96%      1995       11,106,355    8,186,235
    St. Cloud, MN                  Apt. Complex                                          (9.21%)

    1112 32nd Ave. SW              18 Unit           99%      1995          593,147      414,283
    Minot, ND                      Apt. Complex                                           (9.0%)

    South Winds                    164 Unit          N/A      1995        5,433,683    3,721,568
    Grand Forks, ND                Apt. Complex                                          (7.84%)

    South Pointe - Phase II        98 Units          N/A      Not         4,270,062            0
    Minot, ND                      Apt. Complex               Completed

    Billings, MT                   98 Units          N/A      Not         3,754,088            0
                                   Apt. Complex               Completed

    Columbia Park                  116 Unit          N/A      Not         4,035,609            0
    Grand Forks, ND                Apt. Complex               Completed

    Circle 50                      49 Unit           N/A      Not           491,247            0
    Billings, MT                   Apt. Complex               Completed

COMMERCIAL:

    114 S. Main                    3,500 sq ft.      100%     1978          103,905       18,389
    Minot, ND                      Retail Bldg.                                             (9%)

    408 1st St SE                  Rental House      100%     1986           46,873            0
    Minot, ND

    Arrowhead Center               80,000 sq ft.      97%     1973         2,397,414     145,277
    Minot, ND                      Shopping Center                                         (10%)

    Superpumper                    Gas Station/      100%     1986           297,064           0
    Emerado, ND                    Conven. Store

    Superpumper                    Gas Station/      100%     1987           239,212           0
    Langdon, ND                    Conven. Store

    401 South Main                 9,200 sq ft.       96%     1988           474,686           0
    Minot, ND                      Commercial Bldg.

    Lester Chiropractic            5,000 sq ft.      100%     1988           268,916           0
    Clinic                         Clinic Bldg.
    Bismarck, ND (1/2 int.)

    Superpumper                    Gas Station/      100%     1988           301,013           0
    Bottineau, ND                  Conven. Store

    Superpumper                    Gas Station/      100%     1988           428,778           0
    Crookston, MN                  Conven. Store

    Superpumper                    Gas Station/      100%     1991           485,007           0
    Grand Forks, ND                Conven. Store

    Superpumper                    Gas Station/      100%     1991           250,000           0
    New Town, ND                   Conven. Store

    Pioneer Hi Bred                Office/Whse.      100%     1991           653,876     350,023
    Moorhead, MN                                                                        (8.625%)

    Lindberg                       Office/Whse.      100%     1991         1,455,789     851,838
    Eden Prairie, MN                                                                      (8.5%)

    Creekside                      Office Bldgs.      91%     1991         1,571,135     946,482
    Billings, MT                                                                         (8.35%)


    Superpumper                    Gas Station/      100%     1992           120,600           0
    Sidney, MT                     Conven. Store

    Hutchinson Technology          Manufacturing     100%     1992         4,429,026   2,470,548
    Sioux Falls, SD                Plant                                                  (8.5%)

    Minot Plaza                    11,200 sq ft.     100%     1993           502,898           0
    Minot, ND                      Strip Shopping Center

    Retail Warehouse               70,000 sq ft.      58%     1994         5,639,576   3,629,797
    Boise, ID                      Retail warehouse                                      (9.75%)

    Midco Theatre                  28,528 sq. ft.    100%     1994         2,545,736   1,703,009
    Grand Forks, ND                10-screen theatre                                     (8.65%)
                                   30 Year Lease

    Pet Foods                      18,000 sq. ft.    100%     1995        1,276,776      834,130
    Fargo, ND                      Retail/Whse.                                          (8.31%)

    Barnes and Noble               30,000 sq. ft.    100%     1995        3,292,012    2,317,499
    Fargo, ND                      Retail/Whse.                                          (7.98%)

    Stone Container                Currently Under   N/A      1995        4,938,486    3,271,632
    Fargo, ND                      Construction                                          (8.25%)

    Barnes & Noble                 Currently Under   100%     1995        3,699,101    2,510,624
                                                                         ----------
    Omaha, NE                      Construction                                          (7.98%)
         TOTAL COMMERCIAL                                                35,417,879

CONSOLIDATED PARTNERSHIPS:

    Sweetwater Properties          114 Apt.           79%     1972        1,354,230      251,014
    Devils Lake & Grafton, ND      Units                                                 (9.75%)

    Bison Properties               125 Apt.           90%     1972        1,490,135      152,946
    Jamestown, Carrington &        Units                                                   (10%)
    Cooperstown, ND

    First Avenue Building          16,500 Sq. Ft.     93%     1981          779,817            0
    Minot, ND                      Office Bldg.

    Eastgate Properties            116 Unit           81%     1970        1,693,189            0
    Moorhead, MN                   Apt. Complex

    Colton Heights                 18 Unit            97%     1984          816,561      381,682
    Minot, ND                      Apt. Bldg.                                             (9.5%)

    Hill Park Properties           92 Unit            86%     1985        2,822,476    1,470,000
                                                                         ----------
    Bismarck, ND                   Apt. Complex                                           (7.5%)
          TOTAL PARTNERSHIPS                                              8,956,408

                                   Total Real Estate Owned             $131,447,734  $71,321,337
                                                                                     -----------
                                                                                     -----------
                                   Less Accumulated Depreciation        (13,551,571)
                                                                       ------------
                                   Net Carrying Value                  $117,896,163
                                                                       ------------
                                                                       ------------
                                   Other Properties Sold Contract
                                       For Deed                                      $   377,722
                                                                                     -----------
                                                                                     $71,699,059
                                                                                     -----------
                                                                                     -----------

TITLE. The title to all of the above properties is in the name of IRET in fee simple (in each case, IRET has in its files an attorney's title opinion or a title insurance policy evidencing its title).

INSURANCE. In the opinion of management, all of said properties are adequately covered by casualty and liability insurance.

PLANNED IMPROVEMENTS. There are no plans for material improvements to any of the above properties.

CONTRACTS OR OPTIONS TO SELL. As of the date hereof, IRET had not entered into any contracts or options to sell any of the above properties.

OCCUPANCY AND LEASES. Occupancy rates shown above are for the fiscal year ended April 30, 1996. In the case of apartment properties, lease arrangements with individual tenants vary from month-to-month to one year leases, with the normal term being six months. Leases on commercial properties vary from one year to 20 years. The tenant occupying the retail warehouse in Boise, Idaho, is in bankruptcy. The lease has been terminated and the Trust is seeking a new tenant.

                          SHARES AVAILABLE FOR FUTURE SALE

Under its Restated Declaration of Trust, the Trust is authorized to issue an unlimited number of its shares of Beneficial Interest. See "Description of Shares of Beneficial Interest."

The shares of Beneficial Interest issued in connection with this offering and a prior registration of 800,000 shares of Beneficial Interest will be freely tradable by persons other than "affiliates" of the Trust without restriction under the Securities Act of 1933, as amended, subject to certain limitations on ownership set forth in the Restated Declaration of Trust. See "Description of the Trust's Securities - Restrictions on Transfer."

Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Trust) will have exchange rights which, beginning one year after the acquisition of such limited partnership units, enable them to cause the operating partnership to exchange their limited partnership units for cash or, at the option of the General Partner, Trust shares of Beneficial Interest on a one-for-one basis. Shares of Beneficial Interest of the Trust, other than those issued under this registration and the prior registration which was effective July 9, 1996, will be "restricted" securities under the meaning of Rule 144 of the Securities Act of 1933 and may not be sold in the absence of registration under the Securities Act of 1933 unless an exemption from registration is available, including exemptions contained in Rule 144.

In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of acquisition of restricted securities from the Trust or any "affiliate" of the Trust, as that term is defined under the Securities Act of 1933, the acquiror or subsequent holder thereof is entitled to sell within any three month period a number of shares that does not exceed the greater of one percent (1%) of the then outstanding shares of Beneficial Interest or the average weekly trading volume of the shares of Beneficial Interest during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Trust. If three years have elapsed since the date of acquisition of restricted shares from the Trust or from any affiliate of the Trust and the holder thereof is deemed not to have been an affiliate of the Trust at any time during the three months preceding a sale, such holder would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

The Trust has agreed under the Operating Partnership Agreement that it will file with the Securities and Exchange Commission a shelf registration on Form S-3 under Rule 415 of the Securities Act or any similar rule adopted by the Commission with respect to any Trust shares of Beneficial Interest that may be issued upon exchange of limited partnership units in the operating partnership, pursuant to Section 8.06 of the Operating Partnership Agreement and to use its best efforts to have such registration statement declared effective under the Securities Act of 1933.

There is no established public market for the Trust shares of Beneficial Interest at the present time. See "Market Price Of and Dividends On The Trust's Shares of Beneficial Interest."

No prediction can be made as to the effect, if any, that future sales of shares of Beneficial Interest, or the availability of such shares for future sale, will have on the market price of the shares of Beneficial Interest prevailing from time to time. Sales of substantial amounts of shares of Beneficial Interest, or the perception that such sales could occur, may adversely affect prevailing market prices of such shares. See "Risk Factors - Liquidity."

                           OPERATING PARTNERSHIP AGREEMENT

The following summary of the material terms of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT. The Operating Partnership has been organized as a North Dakota limited partnership pursuant to the terms of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"). Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. However, any amendment to the Operating Partnership Agreement that would (i) adversely affect the Exchange Rights (as defined herein), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) alter the Operating Partnership's allocations capital of the Operating Partnership, requires the consent of Limited Partners (other than the General Partner) holding more than fifty percent (50%) of the Units held by such partners.

TRANSFERABILITY OF INTERESTS. The General Partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised their Exchange Rights immediately prior to such transaction, or unless the successor to the General Partners contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership. With certain limited exceptions, the Limited Partners may not transfer their interests in the Operating Partnership, in whole or in part, without the written consent of the General Partner, which consent the General Partner may withhold in its sole discretion. The General Partner may not consent to any transfer that would cause the Operating Partnership to be treated as a corporation for federal income tax purposes.

The Company may not engage in any transaction resulting in a change of control (a "Transaction") unless in connection with the Transaction the Limited Partners receive or have the right to receive cash or other property equal to the product of the number of Shares of Beneficial Interest into which each Unit is then exchangeable and the greatest amount of cash, securities or other property paid in the Transaction to the holder of one Share of Beneficial Interest in consideration of one such Share. If, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares of Beneficial Interest, each holder of Units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received has it exercised its right to redemption and received Shares of Beneficial Interest in exchange for its OP Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer.

Notwithstanding the foregoing paragraph, the Trust may merge, or otherwise combine its assets, with another entity if, immediately after such merger or other combination, substantially all of the assets of the surviving entity, other than Units held by the Trust, are contributed to the Operating Partnership as a capital contribution in exchange for Units with a fair market value, as reasonable determined by the Trust, equal to the agreed value of the assets so contributed.

In respect of any Transaction described in the preceding two paragraphs, the Trust is required to use its commercially reasonable efforts to structure such Transaction to avoid causing the Limited Partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in such Transaction, provided such efforts are consistent with the exercise of the Board of Trustees' fiduciary duty under applicable law.

CAPITAL CONTRIBUTION. All assets of the Trust will be held by the Operating Partnership, including the proceeds of this Offering. Although the Operating Partnership will receive the net proceeds of the Offering, the Trust and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the expenses paid or incurred in connection with the Offering. The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner or the Trust may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's or the Trust's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if the Trust (i) has concluded in good faith that such issuance is in the best interest of the Trust and the Operating Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the proceeds of such issuance. Under the Operating Partnership Agreement, the General Partner generally is obligated to contribute or cause the Trust to contribute the proceeds of a share offering by the Trust as additional capital to the Operating Partnership. Upon such contribution, the General Partner or the Trust, as applicable, will receive additional Units and the General Partner's or the Trust's, as applicable, percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions. Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner or the Trust. In addition, if the General Partner or the Trust contributes additional capital to the Operating Partnership, the General Partner will revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

EXCHANGE RIGHTS. Pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Trust) have exchange rights ("Exchange Rights") that enable them to cause the Operating Partnership to exchange their Units for cash, or at the option of the General Partner, Shares of Beneficial Interest on a one-for-one basis. The exchange price will be paid in cash in the event that the issuance of Shares of Beneficial Interest to the exchanging Limited Partner would (i) result in any person owning, directly or indirectly, Shares of Beneficial Interest in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Trust being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Trust to own, actually or constructively, 10% or more of the ownership interest in a tenant of the Trust's or the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Shares of Beneficial Interest by such redeeming Limited Partner to be "integrated" with any other distribution of Shares of Beneficial Interest for purposes of complying with the

Securities Act. The Exchange Rights may be exercised by the Limited Partners at any time after the first anniversary of the date of their acquisition, provided that not more than two exchanges may occur during each calendar year and each Limited Partner may not exercise the Exchange Right for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. See "Federal Income Tax Considerations - Tax Aspects of the Operating Partnership." The number of Shares of Beneficial Interest issuable upon exercise of the Exchange Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

REGISTRATION RIGHTS. For a description of certain registration rights held by the Limited Partners, see "Shares Available for Future Sale."

OPERATIONS. The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Trust to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership will pay all administrative costs and expenses of the Trust and the General Partner (collectively, the "Trust Expenses") and the Trust Expenses will be treated as expenses of the Operating Partnership. The Trust Expenses generally will include (i) all expenses relating to the operation and continuity of existence of the Trust and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Trust, (iii) all expenses associated with the preparation and filing of any periodic reports by the Trust under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Trust and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership.

DISTRIBUTIONS. The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the Trust has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS. Income, gain and loss of the Operating Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and Treasury Regulations promulgated thereunder.

TERM. The Operating Partnership shall continue until April 30, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Operating Partnership, (ii) the sale or other disposition of all or substantially all the assets of the Operating Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the Trust, if any), or (iv) the election by the General Partner.

FIDUCIARY DUTY. The Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Trust to its shareholders and by the General Partner to such Limited Partners, the General Partner will fulfill its fiduciary duties to such limited partnership by acting in the best interests of the Trust's shareholders.

TAX MATTERS. Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                 TAX TREATMENT OF THE TRUST AND ITS SECURITY HOLDERS

FEDERAL INCOME TAX. Since its organization, the Trust has operated in a manner to qualify as a real estate investment trust under Sections 856-858 of the Internal Revenue Code. Under such Sections a real estate investment trust which, in any taxable year, meets certain requirements will not be subject to Federal income tax with respect to income which it distributes to shareholders.

To be considered a real estate investment trust for purposes of the Federal income tax laws, the Trust must continue to meet the following requirements, among others:

(1) At the end of each fiscal quarter at least 75% of the value of the total assets of the Trust must consist of real estate assets (including interests in mortgages on real property and shares in other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-858 of the Internal Revenue Code), cash, cash items including receivables and government securities. As to non-real estate investments, which may not exceed 25% of the total assets of the Trust, the securities of any one issuer acquired by the Trust may not represent more than 5% of the value of the Trust's assets or more than 10% of the outstanding voting securities of such issuer.

(2) At least 75% of the gross income of the Trust for the taxable year must be derived from real property rents, interest on obligations secured by mortgages on real property, abatements and refunds of real estate taxes, gains from the sale or other disposition of real estate interests or mortgages on real property and dividends or other distributions on, and gains from the sale of, shares of other real estate investment trusts meeting the requirements for taxation in accordance with Sections 856-868 of the Internal Revenue Code. An additional 15% of the gross income of the Trust must be derived from the same sources or from dividends, or interest, or gains from the sale or other disposition of stock or securities, or any combination of the foregoing.

(3) Gross income for the taxable year from sales or other disposition of stock or securities held for less than six months and of real property (or interests in real property) held for less than four years must be less than 30% of gross income. The Trust may not hold any property primarily for sale to customers in the ordinary course of its trade or business.

(4) Beneficial ownership of the Trust must be held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. More than 50% of the outstanding capital stock may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

As a real estate investment trust, the Trust will not be taxed on that portion of its taxable income (including capital gains) which is distributed to shareholders, if at least 95% of its real estate investment trust taxable income (taxable income adjusted as provided in Section 857 of the Internal Revenue Code) is distributed. However, to the extent that there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation at corporate income tax rates. The Trust will not be entitled to carry back or carry forward any net operating losses.

So long as the Trust has met the statutory requirements for taxation as a real estate investment trust, distributions made to the Trust's shareholders will be taxed to them as ordinary income or long term capital gain, as the case may be. Distributions will not be eligible for the dividend exclusion for individuals, or for the 85% dividends received deduction for corporations. The Trust will notify each shareholder as to what portion of the distributions in the opinion of its counsel constitutes ordinary income or capital gain. The shareholders may not include in their individual income tax returns any operating or extraordinary losses of the Trust, whether ordinary or capital losses.

If, in any taxable year, the Trust should not qualify as a real estate investment trust, it would be taxed as a corporation and distributions to its shareholders would not be deductible by the Trust in computing its taxable income. Such distributions, to the extent made out of the Trust's current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividend exclusion, or the 85% dividends received deduction for corporations.

The foregoing, while summarizing some of the more significant provisions of the Internal Revenue Code which govern the tax treatment of the Trust, is general in character. For a complete statement, reference should be made to the pertinent Code Sections and the Regulations issued thereunder.

In the opinion of the law firm of Pringle & Herigstad, P.C., counsel for the Trust, the contemplated method of operation of the Trust complies with the requirements of the Internal Revenue Code for qualification as a real estate investment trust. The Regulations of the Treasury Department require that the trustees have continuing exclusive authority over the management of the Trust, the conduct of its affairs and, with certain limitations, the management and disposition of the trust property. It is the intention of the trustees to effect any amendments to the Declaration of Trust that may be necessary in the opinion of counsel for the Trust to meet the requirements of any modification or interpretation of the Regulations. Provision for such amendment by the trustees, without the vote or consent of the shareholders, is contained in the Declaration of Trust.

NORTH DAKOTA INCOME TAX. In the opinion of counsel for the Trust, since the Trust qualifies as a Real Estate Investment Trust for purposes of the Federal income tax laws, it will not be subject to the North Dakota Corporate Income Tax on that portion of its taxable income (including capital gains) which is distributed to shareholders, provided that the 95 percent distribution requirement outlined above is met. To the extent there is undistributed taxable income or undistributed capital gain, the Trust will be taxed as a corporation for North Dakota income tax purposes. The Trust will not be entitled to carry back or carry forward any net operating losses. Distributions to the trust shareholders of capital gains or taxable income will be subject to the North Dakota income tax.

TAXATION OF THE TRUST'S SHAREHOLDERS. If the Trust qualifies as a REIT, and so long as the Trust so qualifies, distributions made to the Trust's shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Trust's actual net capital gain dividend for the taxable year, although corporate shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares of stock, but rather will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of shareholder's shares of stock they will be included in income as long-term or short-erm capital gain assuming the shares are held as a capital asset in the hands of the shareholder. The Trust will notify shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

In addition, any dividend declared by the Trust in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust.

In general any gain or loss upon a sale or exchange of shares by a shareholder who has held such shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such shareholders as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income ("UBTI") when received by a tax-exempt entity. Based on that ruling the dividend income from the Trust should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided that Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Common Stock should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Common Stock as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt financed property" within the meaning of Section 514 of the Code.

For Tax-Exempt Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

Notwithstanding the above, however, the recently enacted Omnibus Budget Reconciliation Act of 1993 (the "1993 Act") provides that, effective for taxable years beginning in 1994, a portion of the dividends paid by a "pension held REIT" shall be treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that
Section 856(h)(3) of the Code (added by the 1993 Act) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirements, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, OR (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

TAX CONSIDERATIONS FOR FOREIGN INVESTORS. The preceding discussion does not address the federal income tax considerations to foreign investors of an investment in the Trust. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.

BACKUP WITHHOLDING. The Trust will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Trust with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Trust.

STATE AND LOCAL TAXES. The Trust or its shareholders may be subject to state or local taxation in the state or local jurisdiction in which the Trust's investments or loans are located or in which the shareholders reside.

Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

OTHER TAX CONSIDERATIONS. In the event the Trust enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Trust and
(ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if the Trust's ownership interest in the joint venture exceeds 10%, the Trust would cease to qualify as a REIT. Furthermore, in such a situation even if the Trust ownership does not exceed 10%, distributions from the joint venture to the Trust would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Trust to qualify as a REIT for the taxable year in which such distribution was received and the interest in the joint venture held by the Trust would not qualify as a "real estate asset" which could make it more difficult for the Trust to meet the 75% asset test described above. Finally, in such a situation the Trust would not be able to deduct its share of losses generated by the joint venture in computing its taxable income., See "Failure of the Trust to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of the Trust's failure to meet such tests for a taxable year. The Trust will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

TAX ASPECTS OF THE OPERATING PARTNERSHIP. The following discussion summarizes certain federal income tax considerations applicable to the Trust's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

CLASSIFICATION AS A PARTNERSHIP. The Trust will include in its income its distributive share of the Operating Partnership's income and deduct its distributive share of the Partnership's losses only if the Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if it (i) has no more than two of the four corporate characteristics that the Treasury Regulations use to distinguish a partnership from a corporation for tax purposes and (ii) is not a "publicly traded" partnership. Those four corporate characteristics are continuity of life, centralization of management, limited liability, and free transferability of interests. A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under Section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax."

The U.S. Treasury Department recently issued regulations effective for taxable years beginning after December 31, 1995 (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (I.E., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partners in such partnership only if
(a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation. At the date of this Prospectus, the Operating Partnership qualifies for the Private Placement Exclusion. If the Operating Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

The Trust has not requested, and does not intend to request, a ruling from the Service that the Operating Partnership will be classified as a partnership for federal income tax purposes. Instead, Pringle & Herigstad, P.C., is of the opinion that, based on certain factual assumptions and representations, the Operating Partnership does not possess more than two corporate characteristics and will not be treated as a publicly traded partnership and, thus, will be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation, or a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Pringle & Herigstad, P.C., is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason the Operating Partnership was taxable as a corporation, rather than a partnership, for federal income tax purposes, the Trust would not be able to qualify as a REIT. See "Federal Income Tax Considerations." In addition, any change in the Partnership's status for tax purposes might be treated as a taxable event, in which case the Trust might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification - Distribution Requirements."
 Further, items of income and deduction of the Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

INCOME TAXATION OF THE OPERATING PARTNERSHIP AND ITS PARTNERS.

   PARTNERS, NOT PARTNERSHIPS, SUBJECT TO TAX. A partnership is not a taxable entity for federal income tax purposes. Rather, the Trust will be required to take into account is allocable share of the Operating Partnership's income, gains, losses, deductions, and credits for any taxable year of the Partnership ending within or with the taxable year of the Trust, without regard to whether the Trust has received or will receive any distribution from the Partnership.

   PARTNERSHIP ALLOCATIONS. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

   TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PARTNERS.  Pursuant to
section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department recently issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Operating Partnership plans to elect to use the traditional method for allocating Code section 704(c) items with respect to the Properties it acquires in exchange for Units.

   Under the Operating Partnership Agreement, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Properties that results in the Trust receiving a disproportionately large share of such deductions. In addition, gain on the sale of a Property contributed to the Operating Partnership by a Limited Partner in exchange for Units will be specially allocated to such member to the extent of any "built-in" gain with respect to such Property for federal income tax purposes. Depending on the allocation method elected under Code section 704(c), it is possible that the Trust (i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed Properties than would be allocated to the Trust if such Properties were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such contributed Properties in excess of the economic profit allocated to the Trust as a result of such sale. These allocations may cause the Trust to recognize taxable income in excess of cash proceeds, which might adversely affect the Trust's ability to comply with the REIT distribution requirements, although the Trust does not anticipate that this event will occur. The foregoing principles also will affect the calculation of the Trust's earnings and profits for purposes of determining which portion of the Trust's distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of the Trust's distributions being taxed as a dividend than would have occurred had the Trust purchased the Properties for cash.

   BASIS IN OPERATING PARTNERSHIP INTEREST. The Trust's adjusted tax basis in its partnership interest in the Operating Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by the Trust, (ii) increased by (A) its allocable share of the Operating Partnership's income and (B) its allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (A) the Trust's allocable share of the Operating Partnership's loss and (B) the amount of cash distributed to the Trust, including constructive cash distributions resulting from a reduction in the Trust's share of indebtedness of the Operating Partnership.

   If the allocation of the Trust's distributive share of the Operating Partnership's loss would reduce the adjusted tax basis of the Trust's partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Trust's adjusted tax basis below zero. To the extent that the Operating Partnership's distributions, or any decrease in the Trust's share of the indebtedness of the Operating Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Trust's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Trust. Such distributions and constructive distributions normally will be characterized as capital gain, and, if the Trust's partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

SALE OF THE OPERATING PARTNERSHIP'S PROPERTY. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership on the disposition of the Properties contributed by a partners (including the Trust) in exchange for Units will be allocated first to such contributing partner under section 704(c) of the Code to the extent of such contributing partner's "built-in gain" on those Properties for federal income tax purposes. The Limited Partners' "built-in gain" on the Properties sold will equal the excess of the Limited Partners' proportionate share of the book value of those Properties over the Limited Partners' tax basis allocable to those Properties at the time of the sale. Any remaining gain recognized by the Operating Partnership on the disposition of contributed Properties, and any gain recognized upon the disposition of the Properties acquired by the Operating Partnership for cash, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. The Trust's Declaration of Trust provides that any decision to sell any real estate asset in which a trustee, or officer of the Trust, the Advisor, or any Affiliate of the foregoing, has a direct or indirect interest, will be made by a majority of the Trustees including a majority of the Independent Trustees. See "Policies with Respect to Certain Activities - Conflict of Interest Policies."

The Trust's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income form a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Trust's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations" above. The Trust, however, does not presently intend to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Trust's or the Operating Partnership's trade or business.

                             ERISA CONSIDERATIONS

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser. The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

A FIDUCIARY MAKING THE DECISION TO INVEST IN THE SHARES OF BENEFICIAL INTEREST ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA,
SECTION 4975 OF THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE SHARES BY SUCH PLAN OR IRA.

   EMPLOYEE BENEFIT PLAN, TAX-QUALIFIED RETIREMENT PLANS, AND IRAS. Each fiduciary of a pension, profit-sharing, or other employee benefit plan (an "ERISA Plan") subject to Title I of ERISA should consider carefully whether an investment in the Shares of Beneficial Interest is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a ERISA Plan's investments to be (i) prudent and in the best interests of the ERISA Plan, its participants, and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and
(iii) authorized under the terms of the ERISA Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Shares is prudent for purposes of ERISA, the appropriate fiduciary of a ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the ERISA Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow, and funding requirements of the ERISA Plan's portfolio. A fiduciary also should take into account the nature of the Trust's business, the management of the Trust, the length of the Trust's operating history, the fact that certain investment properties may not have been identified yet, and the possibility of the recognition of UBTI.

   The fiduciary of an IRA or of a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-RISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

   Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "party in interest" or "disqualified person" with respect to an ERISA Plan or with respect to a Non-ERISA Plan or IRA subject to Code section 4975 is subject to (i) an initial 5% excise tax on the amount involved in any prohibited transaction involving the assets of the plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits an ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

   STATUS OF THE TRUST AND THE OPERATING PARTNERSHIP UNDER ERISA. The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the equity interests in the entity is an ERISA Plan or is a Non-ERISA Plan or IRA subject to section 4975 of the Code. An ERISA Plan fiduciary also should consider the relevance of those principles to ERISA's prohibition on improper delegation of control over or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.

   If the assets of the Trust are deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Trust's assets, (ii) persons who exercise any authority over the Trust's assets, or who provide investment advise to the Trust, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires Shares, and transactions involving the Trust's assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by the Trust that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Trust might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

   Regulations of the DOL defining "plan assets" (the "Plan Asset
Regulations") generally provide that when an ERISA Plan or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and the security is neither a

"publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

   The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Securities Act and are registered under the Exchange Act. The plan Asset Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control., The Trust currently has in excess of 3,000 shareholders and is of the opinion that the Shares are now and will be "widely held."

   The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined n the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment if $10,000 or less (as is the case with this Offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and
(iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Trust believes that the restrictions imposed under the Declaration of Trust on the transfer of the Trust's Shares of Beneficial Interest will not result in the failure of the Shares to be "freely transferable." The Trust also is not aware of any other facts or circumstances limiting the transferability of the Shares that are not enumerated in the Plan Asset Regulations as those not affecting free transferability, and the Trust does not intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. The Plan Asset Regulations only establish a resumption in favor of a finding of free transferability, and no assurance can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

   Assuming that the Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Shares, the Shares should be publicly offered securities and the assets of the Trust should not be deemed to be "plan assets" of any ERISA Plan, IRA, or Non-ERISA Plan that invests in the Shares.

   The Plan Asset Regulations also will apply in determining whether the assets of the Operating Partnership will be deemed to be "plan assets." The partnership interests in the Operating Partnership will not be publicly-offered securities. Nevertheless, if the Shares constitute publicly-offered securities, the indirect investment in the Partnership and the Subsidiary Partnerships by ERISA Plans, IRAs, or Non-ERISA Plans subject to section 4975 of the Code through their ownership of

Shares will not cause the assets of the Operating Partnership or the Subsidiary Partnerships to be treated as "plan assets" of such shareholders.

                     MARKET PRICE OF AND DIVIDENDS ON THE TRUST'S
                            SHARES OF BENEFICIAL INTEREST

MARKET FOR THE SHARES OF BENEFICIAL INTEREST.

No assurance can be given that a purchaser of Trust shares under this Offering would be able to resell such shares when desired. At the present time, there is no brokerage firm that "makes a market" for Trust shares. All resales of Trust shares are now on a "best efforts" basis and the ability of a shareholder to resell shares is dependent on the broker-dealer locating a purchaser. At the present time, the Trust itself acts to support the secondary market in its shares by repurchasing shares upon the following terms: A repurchase limitation of $100,000 per customer, with a cumulative total for all shareholders of $600,000. To the extent shares are sold by the Trust under this Offering, such sales will replenish the repurchasing fund on a share for share basis. THIS REPURCHASE POLICY MAY BE CHANGED AT ANY TIME BY THE BOARD OF TRUSTEES AND NO ASSURANCE CAN BE GIVEN OF ITS CONTINUATION. Sales of Trust shares are handled by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701, and Huntingdon Securities, Corporation, 216 South Broadway, Minot, ND 58701. The following is a summary of the total number of shares sold and repurchased during the past 7 years:

                                               PRICE RANGE
                           --------------------------------------------------
                           Shares Repurchased From            New Shares Sold
                                 Shareholders                      By IRET
Year        No. of Shares     Low         High              Low          High
----        -------------     ----        ----              ----         ----
1989           686,847        3.82        4.18              4.35         4.75
1990           396,816        4.18        4.40              4.75         5.00
1991           562,227        4.40        4.75              5.00         5.40
1992           646,779        4.75        5.02              5.40         5.70
1993           911,773        5.02        5.28              5.70         6.00
1994           817,872        5.28        5.63              6.00         6.40
1995         1,266,984        5.89        6.16              6.40         6.70
1996         1,535,122        5.89        6.44              6.70         7.00

As of October 31, 1996, IRET had 3,127 shareholders. No shareholder held more than 5% of the 13,994,747 shares outstanding and there were no warrants or stock options outstanding. Dividends are paid on January 5, April 1, July 1, and October 1 of each year.











                            This is the end of this page

DIVIDEND AND SHARE PRICE HISTORY. The following is the history of cash dividends declared and paid by the Trust and the share price on each dividend payment date from the inception of the Trust on July 31, 1970, to the date of this Prospectus:

          Dividend/                         Dividend/                      Dividend/
  Date      Share     Price(1)     Date      Share     Price(1)     Date     Share      Price(1)
------------------------------   ------------------------------   ------------------------------
 6/30/71   $.0125      $1.00      1/1/80    $.03        $1.70      7/1/88   $.075        $3.74
10/30/71   $.015       $1.00      4/1/80    $.0325      $1.70     10/1/88   $.071        $3.83
  1/1/72   $.015       $1.00      7/1/80    $.035       $1.70      1/1/89   $.072        $3.92
  4/1/72   $.015       $1.10     10/1/80    $.035       $1.80      4/1/89   $.0725       $4.01
  7/1/72   $.016       $1.10      1/1/81    $.035       $1.80      7/1/89   $.073        $4.10
 10/1/73   $.016       $1.10      4/1/81    $.035       $1.80     10/1/89   $.0735       $4.19
  1/1/73   $.016       $1.10      7/1/81    $.035(2)    $1.70      1/1/90   $.074        $4.28
  4/1/73   $.0165      $1.30     10/1/81    $.035(2)    $1.70      4/1/90   $.0745       $4.28
  7/1/73   $.0165      $1.30      1/1/82    $.035(2)    $1.70      7/1/90   $.075        $4.37
 10/1/73   $.0165      $1.30      4/1/82    $.035(2)    $1.70     10/1/90   $.0755       $4.50
  1/1/74   $.0175      $1.30      7/1/82    $.0375      $1.70      1/5/91   $.076        $4.50
  4/1/74   $.0175      $1.40     10/1/82    $.04        $1.70      4/1/91   $.0765       $4.59
  7/1/74   $.0175      $1.40      1/1/83    $.0425      $1.90      7/1/91   $.077        $4.68
 10/1/74   $.0185      $1.40      4/1/83    $.045       $2.07     10/1/91   $.0775       $4.77
  1/1/75   $.02        $1.40      7/1/83    $.0475      $2.20      1/5/92   $.078        $4.86
  4/1/75   $.02        $1.50     10/1/83    $.05        $2.61      4/1/92   $.0785       $4.95
  7/1/75   $.02        $1.50      1/1/84    $.0525      $2.66      7/1/92   $.079        $4.95
 10/1/75   $.02        $1.50      4/1/84    $.055       $2.75     10/1/92   $.0795       $5.04
  1/1/76   $.021       $1.50      7/1/84    $.05625     $2.75      1/5/93   $.08         $5.13
  4/1/76   $.021       $1.60     10/1/84    $.0575      $2.79      4/1/93   $.0805       $5.22
  7/1/76   $.0225      $1.60      1/1/85    $.05875     $2.84      7/1/93   $.081        $5.31
 10/1/76   $.0225      $1.70      4/1/85    $.06        $2.88     10/1/93   $.0815       $5.31
  1/1/77   $.0225      $1.70      7/1/85    $.06125     $2.97      1/5/94   $.082        $5.40
  4/1/77   $.0225      $1.80     10/1/85    $.0625      $3.11      4/1/94   $.0825       $5.49
  7/1/77   $.025       $1.80      1/1/86    $.06375     $3.15      7/1/94   $.088        $5.49
 10/1/77   $.025       $1.80      4/1/86    $.065       $3.20     10/1/94   $.084        $5.63
  1/1/78   $.025       $1.80      7/1/86    $.066       $3.29      1/1/95   $.085        $5.89
  4/1/78   $.025       $1.80     10/1/86    $.067       $3.38      4/1/95   $.08625      $5.89
  7/1/78   $.0275      $1.90      1/1/87    $.068       $3.47      7/1/95   $.0925       $6.03
 10/1/78   $.0275      $1.90      4/1/87    $.069       $3.56     10/1/95   $.08875      $6.16
  1/1/79   $.0275      $2.00      7/1/87    $.0695      $3.56      1/5/96   $.09         $6.16
  4/1/79   $.0275      $2.10     10/1/87    $.07        $3.65      4/1/96   $.09125      $6.30
  7/1/79   $.0275      $2.00      1/1/88    $.07        $3.65      7/1/96   $.0975       $6.30
 10/1/79   $.03        $2.00      4/1/88    $.071       $3.74     10/1/96   $.095        $6.44
                                                                   1/5/97   $.0975       $6.44


(1)The stock prices shown are the prices at which Trust Shares of Beneficial Interest were available for purchase on the date shown by then shareholders under the Trust's Dividend Reinvestment Plan (after 1/1/80) or from the Trust (prior to 1/1/80).

(2)In addition to the cash dividend shown, a stock dividend of .0175 share for each share then owned.

                             DIVIDEND REINVESTMENT PLAN

The Trust is registering 400,000 of its shares of Beneficial Interest to distribute to its shareholders who elect to participate in its Dividend Reinvestment Plan.

Each shareholder shall have the option to receive dividends in the form of additional shares instead of in cash. In order to participate in the Dividend Reinvestment Plan, the shareholder must affirmatively elect to do so by notifying the Transfer Agent and Registrar, Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756. The shareholder may terminate participation at any time by notifying the Transfer Agent.

The price at which shares will be issued under the Dividend Reinvestment Plan is equal to 92% of the price at which the Trust is then offering its shares for sale to the public on the dividend declaration date ($7.20 X 92% = $6.62 per share as of the date of this Prospectus).

The dividend is taxable to the shareholders whether received in cash or shares.

                       DESCRIPTION OF THE TRUST'S SECURITIES

DESCRIPTION OF SHARES. The shares of beneficial interests of the Trust are of one class without par value. There is no limit on the number of shares that may be issued. All shares participate equally in dividends and distributions when and as declared by the trustees and in net assets upon liquidation. The shares of beneficial interests offered hereby will be fully paid and non-assessable by the Trust upon issuance and will have no preference, conversion, exchange, pre-emptive or redemption rights. Annual meetings of shareholders are held on the second Wednesday of August and special meetings may be called by the Chairman of the trustees or by a majority of the trustees or upon written request of shareholders holding not less than 20 percent of the issued and outstanding shares. At any meeting a shareholder is entitled to one vote for each share of beneficial interest owned.

The shares of beneficial interests are transferable in the same manner as are shares of a North Dakota business corporation.

With respect to the election of trustees, the shares have cumulative voting rights which allow each shareholder one vote in person or by written proxy for each share registered in his name for as many persons as there are trustees to be elected.

RESTRICTIONS ON TRANSFER. Section 7 of Article 2 of the Declaration of Trust provides: "To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the Trustee may refuse to transfer Shares to any Person who acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement."

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of May 31, 1996, no persons, or any Trustee or officer individually was known by the Trust to own beneficially more than 5% of the outstanding shares of Beneficial Interest.

Collectively, the Trustees owned 8.38% of such shares on May 31, 1996.

Name and Position      Principal Occupations     Trustee   Shares Beneficially
With Trust             During Past 5 Years       Since     Owned As Of 5-31-96


C. Morris Anderson     President of North Hill
 Trustee, Age 67       Bowl, Inc.; Director of
                       International Inn, Inc.,
                       Norwest Bank - Minot, N.A.
                       and a Partner in Magic
                       City Realty, Ltd.          1970          11,164(1)

Ralph A. Christensen   Retired Rancher; Director of
 Trustee and Chairman  First Bank - Minot, N.A.;
 Age 67                Chairman of IRET           1970          40,361(2)

John D. Decker
 Trustee, Age 79       Investor                   1970          40,352(3)

Mike F. Dolan
 Trustee and Vice      Investor;
 Chairman, Age 84      Vice-Chairman of IRET      1978         224,867(4)

J. Norman Ellison, Jr. Businessman; Managing
 Trustee, Age 73       Partner of Ellison Realty
                       Co.; Former Director of
                       First Bank - Minot, N.A.   1970          18,067(5)

Daniel L. Feist        Realtor, Broker, Real Estate
 Trustee, Age 64       Developer, Builder, General
                       Contractor; President of Feist
                       Construction & Realty, Inc.;
                       Director of First Bank -
                       Minot, N.A. and N.D.
                       Holdings, Inc., Minot, ND  1985         275,314(6)

Patrick G. Jones       Investor; Former President
 Trustee, Age 48       of Central Venture Capital,
                       Inc.; former Manager and
                       Director of Minot Daily
                       News                       1986          74,392(7)

Jeff L. Miller         Investor; Businessman; President
 Trustee and Vice      of M & S Concessions, Inc., and
 Chairman, Age 52      former president of Coca-Cola
                       Bottling Co. of Minot; and Director
                       of First Bank - Minot      1985         129,401(8)

Roger R. Odell         Realtor; President of IRET;
 Trustee and           Partner in Odell-Wentz &
 President, Age 70     Associates (Advisor of IRET);
                       Director of Investors Manage-
                       ment & Marketing, Inc. and Inland
                       National Securities, Inc.; Partner
                       in Magic City Realty, Ltd. 1970         143,866(9)

Thomas A. Wentz, Jr.   Attorney, Pringle & Herigstad,
 Trustee               P.C.; Sole General Partner
                       of WENCO, a North Dakota
                       Limited Partnership        1996         162,672(10)

Thomas A. Wentz, Sr.   Attorney, Pringle & Herigstad,
 Trustee and Vice      P.C.; Vice-President of IRET;
 President, Age 61     Partner in Odell-Wentz &
                       Associates (Advisor to the
                       Trust).                     1970         45,503(11)

(1)Owned by Mr. Anderson and his wife as Joint Tenants.

(2)Includes shares held in Mr. Christensen's IRA, and also his wife's IRA, which is comprised of 567 shares; the balance is owned by Mr. Christensen and his wife as Joint Tenants. Mr. Christensen's children own 16,679 shares as to which Mr. Christensen does not have beneficial ownership or any dispositive powers.

(3)Owned by Mr. Decker with his wife as Tenants in Common. Mr. Decker's children own 3,384 shares as to which Mr. Decker does not have beneficial ownership or dispositive powers.

(4)Mr. Dolan's children own 12,428 shares, as to which Mr. Dolan disclaims beneficial ownership or dispositive powers.

(5)Includes 4,416 shares held by Mr. Ellison's wife. Mr. Ellison disclaims beneficial ownership of such shares.

(6)Includes 34,372 shares held by Mr. Feist's wife and in her IRA. Mr. Feist disclaims beneficial ownership of such shares. Mr. Feist's children own 74,913 shares as to which Mr. Feist does not have beneficial ownership or dispositive powers.

(7)Includes 37,112 shares held by Mr. Jones' wife in her IRA. Mr. Jones disclaims beneficial ownership of such shares. Mr. Jones' children own 10,925 shares as to which Mr. Jones disclaims beneficial ownership.

(8)42,764 of such shares are owned by Mr. Miller's wife. Mr. Miller disclaims beneficial ownership of such shares.

(9)Includes 9,275 shares owned by Magic City Realty and 19,548 shares owned by Investors Management & Marketing, Inc. Also includes 67,897 shares owned by Mr. Odell's wife as to which shares Mr. Odell disclaims beneficial ownership. Mr. Odell's children own 64,317 shares as to which Mr. Odell does not have beneficial ownership or dispositive powers.

(10)Includes 161,680 shares owned by WENCO, a North Dakota Limited
Partnership.

(11)Includes 27,214 shares held by Pringle & Herigstad Retirement Fund of which Mr. Wentz is Trustee. Also includes 12,452 shares held by Mr. Wentz's wife outright and 5,837 shares in her IRA. Mr. Wentz disclaims beneficial ownership of such shares. Mr. Wentz's children own 992 shares as to which Mr. Wentz does not have beneficial ownership or dispositive powers.

As of May 31, 1996, all of the above trustees as a group owned or held voting control of 1,120,456 shares of Beneficial Interest of IRET, representing 8.38% of the 12,365,393 shares then outstanding.

During the fiscal year ending April 30, 1996, there were twelve regular meetings of the Board of Trustees. All of the Trustees attended 75% or more of the meetings held during said fiscal year.

There are no separate audit, nominating or compensation committees of the Board of Trustees, which duties are performed by the Board as a whole.

The last shareholder meeting at which Trustees were elected was held on August 21, 1996, at which meeting shareholders owning 60.59% of the shares of IRET entitled to vote were present in person, or by proxy. The ten nominees received 100% of the total shares voted at such meeting.

                  EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS
                              AND RELATED TRANSACTIONS

The Trust has no employees and has contracted with Odell-Wentz & Associates, L.L.C., to provide management services for it. See "Advisory Agreement." In addition to the advisory fee paid for these managements services, the Trust also incurs administrative expenses for trustees' fees, accountants' fees, printing and postage, filing fees and other related expenses incurred in connection with administering the Trust assets and its communications with its shareholders and regulatory authorities. During the past five fiscal years, the following is a summary of the administrative expenses of the Trust paid to the Advisor, the trustees and the other administrative expenses:


                                       Fiscal Years Ending April 30
                                       ----------------------------
                                1992          1993          1994          1995         1996
Advisor's and Trustees'
 Compensation                 $233,356      $252,013      $304,898      $336,142     $458,019
Other Administrative
 Expenses                       52,322        58,253        46,557        79,974      162,588
                              --------      --------      --------      --------     --------
          TOTAL               $285,678      $310,266      $351,455      $416,116     $620,607

The Advisor also received fees from the Trust for investigating and recommending investments. See "Advisory Agreement." These fees are considered as part of the cost of such investments and are capitalized and added to the cost of the investment property and, thus, are not included in the above described administrative expenses.


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

For the Fiscal Years 1992-1996, the amount of these acquisition fees were $22,680, $56,140, $89,514, $49,836 and $117,506, respectively.

The following tabulation shows the cash compensation paid by IRET to its trustees and officers during its fiscal year ending April 30, 1996. The Trust has no retirement, bonus, or deferred compensation plan and no other compensation will accrue, directly or indirectly, to any of the Trustees except as noted below.

                                                Cash Compensation
                       Capacity in                for Year Ending
Name                   Which Served                April 30, 1996
----                   ------------                --------------
C. Morris Anderson     Trustee                        $ 6,816.50
Ralph A. Christensen   Trustee & Chairman               8,794.25
John D. Decker         Trustee                          6,916.50
Mike F. Dolan          Trustee & Vice Chairman          7,806.00
J. Norman Ellison, Jr. Trustee                          7,216.50
Daniel L. Feist        Trustee                          7,116.50
Jeff L. Miller         Trustee & Vice Chairman          7,806.00
Patrick G. Jones       Trustee                          7,016.50
Thomas A. Wentz, Sr.   Trustee & Vice President          (1 & 2)
Roger R. Odell         Trustee & President                   (1)

(1) Mr. Odell is the President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained below. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1996, Investors Management & Marketing, Inc., received $281,717 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1996, the Trust paid Inland National Securities, Inc. $269,656 as security sales fees.

(2) Mr. Wentz is the Vice-President and a member of Odell-Wentz & Associates, L.L.C. He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1996, the Trust paid Pringle & Herigstad, P.C., the sum of $23,488 for legal services rendered and disbursements made on behalf of the Trust.

                                 ADVISORY AGREEMENT

Roger R. Odell has served as advisor to IRET since its formation in 1970. As of January 1, 1986, a revised Advisory Agreement was entered into between IRET and Odell-Wentz & Associates, a partnership of Roger R. Odell and Thomas
A. Wentz, Sr., and on January 1, 1994, with Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company. Mr. Odell serves as president and Mr. Wentz serves as vice president of IRET. Mr. Wentz has also served as attorney for IRET since its formation as a member of the law firm of Pringle & Herigstad, P.C.

Under the Advisory Agreement, the advisor has the following duties and responsibilities:

Advisor, at its expense, shall provide suitable office facilities for IRET in Minot, North Dakota, and shall provide sufficient staff and other equipment to conduct the day-to-day operations of IRET. Advisor shall furnish a computer and all other


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

office equipment necessary to conduct the operations of IRET and shall pay for all routine supplies, postage, and other costs of operating said office. IRET shall be billed by the Advisor for stationery and other forms and documents printed especially for IRET, the printing of the annual report and quarterly reports and other communications to shareholders, and also for the postage for mailing reports, checks and other documents to shareholders.

The Advisor, under the direction of Trustees, shall be responsible to conduct all operations of IRET, including:

Collection of rent, contract and mortgage payments and depositing the same in IRET bank accounts;

Payment of bills;

Disbursement of dividends;

Preparing monthly reports to the Trustees;

Preparing quarterly and annual reports to shareholders;

Preparing notices of shareholders' meetings and proxies and proxy statements;
and

Advising the Trustees as to investment decisions, including acquisition and disposition of real estate and other permissible investments.

For providing the above services, the Advisor is compensated as follows:

BASIC COMPENSATION. Advisor shall receive monthly as its basic compensation for the above described services a percentage of "net invested assets" of IRET held on the last day of the month for which the payment is made as follows:

1/12th of .9% of net invested assets up to $10,000,000; and,

1/12th of .8% of net invested assets over $10,000,000, but less than $20,000,000; and,

1/12th of .7% of net invested assets in excess of $20,000,000.

For the purpose of this agreement, "net invested assets" shall be determined as follows:

     Add:      +total assets at cost
               +depreciation reserve
               +unearned contract receivable discount
               +deferred gain account

     Subtract: -cash
               -marketable securities, less margin accounts
               -total liabilities

ADDITIONAL COMPENSATION. For its services in investigating and negotiating the acquisition of real estate equities, mortgages or contracts for deed by IRET, the Advisor shall receive a fee of 1/2 of 1 percent of the first $2,500,000 of value of any such asset which is recommended to and acquired by IRET, except on new construction projects for which the fee is 1/2 of 1 percent of the total cost.

LIMITATION. Notwithstanding the foregoing, the total compensation received by the Advisor set forth above during any one fiscal year of IRET when added to trustees' fees and other administrative costs of IRET shall not exceed the lesser of the following: 2 percent of net invested assets (as set forth above) or 25 percent of the net taxable income of IRET for such fiscal year.


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Said Advisory Agreement is for a term of one year to continue for successive terms on the same conditions until terminated by written notice of either party and is also subject to a 60 day termination by either party and by the shareholders holding a majority interest in IRET. The Agreement is renewable annually and was last renewed for the calendar year 1997 by action of the Board of Trustees at its December, 1996 regular meeting.

ROGER R. ODELL. Mr. Odell's address is 1445 SW 15th St., Minot, North Dakota 58701, (701) 839-4631. Mr. Odell is a graduate of the University of Texas, receiving his B.A. degree in 1947. He has been a resident of Minot, North Dakota, since 1947. From 1947 to 1954, he was employed by Minot Federal Savings & Loan Association, serving as Secretary of the Association from 1952 to 1954. Since 1954, Mr. Odell has been a realtor in Minot, serving as an officer and stockholder of Watne Realty Trust from 1954 to January 1, 1970, and since that time as the owner of his own realty firm.

Mr. Odell is President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained above. Investors Management & Marketing, Inc., a firm in which Mr. Odell is a minority shareholder also furnishes real estate management services to the Trust and receives as compensation four percent (4%) of rents received from such real estate. For the fiscal year ending April 30, 1996, Investors Management & Marketing, Inc., received $281,717 as real estate management commissions. In addition, Inland National Securities, Inc., a corporation in which Mr. Odell and members of his family are shareholders, acts as the broker-dealer for the sale of Trust securities. During the fiscal year ending April 30, 1996, the Trust paid Inland National Securities, Inc., $269,656 as security sales fees.

THOMAS A. WENTZ, SR.. Mr. Wentz's address is 505 8th Ave. SE, Minot, North Dakota 58701, (701) 838-0811. Mr. Wentz is a graduate of Harvard College and Harvard Law School, receiving his A.B. degree in 1957 and his L.L.B. degree in 1960. He has been a resident of Minot, North Dakota, since 1962.

Mr. Wentz is Vice-President and a member of Odell-Wentz & Associates, L.L.C., the Advisor to the Trust. Under the Advisory Contract between IRET and Odell-Wentz & Associates, L.L.C., IRET pays an Advisor's fee based on the net assets of the Trust and, in addition, a percentage fee for investigating and negotiating the acquisition of new investments. For the year ending April 30, 1996, Odell-Wentz & Associates, L.L.C., received compensation and reimbursement of disbursements under said Agreement of $516,036. The terms of said Advisory Agreement are explained above.

He is also a member of the law firm of Pringle & Herigstad, P.C., counsel for the Trust. During the fiscal year ending April 30, 1996, the Trust paid Pringle & Herigstad, P.C., the sum of $23,488 for legal services rendered and disbursements made on behalf of the Trust.

               SELECTION, MANAGEMENT AND CUSTODY OF TRUST'S INVESTMENTS

MANAGEMENT OF TRUST'S INVESTMENTS. The Trust contracts with various local management companies for the sole purpose of leasing, maintaining and monitoring the Trust's interests. All other management is the responsibility of the Advisor.

                    POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

No trustee, officer or advisor of the Trust, or any person affiliated with any such persons, shall sell any property or assets to the Trust or purchase any property or


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

assets from the Trust, directly or indirectly, nor shall any such person receive any commission or other remuneration, directly or indirectly, in connection with the purchase or sale of Trust assets, except pursuant to transactions that are fair and reasonable to the Shareholders and that relate to:

     a. the acquisition of property or assets at the formation of the Trust or shortly thereafter and fully disclosed in the prospectus filed with the North Dakota State
         Securities Commissioner;

     b. The acquisition of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage
         Association is purchasing comparable mortgages;

     c. The acquisition of other mortgages on terms not less favorable to the Trust than similar transactions involving unaffiliated parties; or,

     d. The acquisition by the Trust of other property at prices not exceeding) or disposition of other property at prices not less than) the fair value thereof as determined by independent appraisal.

All such transactions and all other transactions in which any such persons have any direct or indirect interest shall be approved by a majority of the trustees, including a majority of the independent trustees. All brokerage commissions or remuneration received by any such person from the Trust in connection with any such transactions shall be deemed a part of the fee payable under any management or advisory contract.

No trustee or affiliate of the trustee shall receive a brokerage commission or other such remuneration in connection with the acquisition or disposition of Trust assets.

                               LIMITATIONS OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The governing instrument of the Trust provides as follows:

         SECTION 12.  LIABILITY AND INDEMNIFICATION.

    A.  NON LIABILITY OF TRUSTEES, ADVISORS OR AFFILIATES.

    No TRUSTEE, ADVISOR or AFFILIATE shall be liable individually for any act or omission of any other TRUSTEE or agent or representative of IRET, or for negligence, error in judgment, or any act or omission except his own willful misfeasance, bad faith, or gross negligence in the conduct of his duties. Every act or thing done or omitted, and every power exercised or obligation incurred by the TRUSTEES, ADVISOR or AFFILIATE or any of them in the administration of IRET or in connection with any business or property of IRET whether ostensibly in their own names or in their trust or agency capacity, shall be deemed done, omitted, exercised, or incurred by them as TRUSTEES or agents and not as individuals; and upon any debt, claim, demand, judgment, decree, or obligation of any nature whatsoever against or incurred by the TRUSTEES, ADVISOR or AFFILIATE in their capacities as such, whether founded upon contract, tort or otherwise, resort shall be had solely to the property of IRET.


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

    B. INDEMNIFICATION OF TRUSTEES.

    1. IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

         a. The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.

         b. The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

         c.   Such liability or loss was not the result of:

              i. negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

              ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

         d. Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

    2. Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

         a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

         b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

         c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.


    3. The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:


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

         a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.

         b. The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

         c. The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

                                    LEGAL MATTERS

The validity of the Shares of Beneficial Interest offered under the Prospectus, the federal and state tax aspects of the organization and operation of the Trust and the Operating Partnership and other legal matters will be passed upon for the Trust by Pringle & Herigstad, P.C., Minot, North Dakota. Thomas A. Wentz, Sr., is the President and a member and Thomas A. Wentz, Jr., is a member of said law firm and also serve as the Vice-President and as a Trustee, respectively, of the Trust. See "Conflicts of Interest."

                                       EXPERTS

The balance sheets of the Trust as of April 30, 1995, and April 30, 1996, the statements of income, shareholders' equity, and cash flows for each of the three years in the period ended April 30, 1996, as listed on the Index to Financial Statements on page F-1, included in this Prospectus, have been included herein in reliance on the reports of Brady-Martz & Associates, P.C., Minot, North Dakota, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  GLOSSARY OF TERMS

Unless a different definition is provided immediately following a term used in this documents, the following definitions shall apply:

ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Trust. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated.
Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the ADVISOR in connection with the actual development and construction of a project.

ADVISOR: Odell-Wentz & Associates, L.L.C., a North Dakota Limited Liability Company, 12 South Main, Minot, North Dakota, the entity responsible for directing and performing the day-to-day business affairs of the TRUST.

ADVISORY AGREEMENT: The contract between the TRUST and the ADVISOR which is summarized in this Prospectus. See "Advisory Agreement."

AFFILIATE:  An AFFILIATE of another PERSON includes any of the following:

   a. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

   b. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

   c. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

   d. any executive officer, director, trustee or general partner of such other PERSON.

   e. any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of the TRUST invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

BOARD OF TRUSTEES:  The ten member BOARD OF TRUSTEES of the TRUST.

COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.


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CONTRACT PRICE FOR THE PROPERTY:  The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION to the TRUST's property.

DECLARATION OF TRUST: The Restated Declaration of Trust dated October 24, 1996, for the TRUST.

DEVELOPMENT FEE: A fee for the development of the TRUST's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

EXCHANGE RIGHT: The right of limited partners in the OPERATING PARTNERSHIP to exchange their limited partnership UNITS on a one-for-one basis for SHARES of the TRUST.

FUNDS FROM OPERATIONS: Net income (computed in accordance with Generally Accepted Accounting Principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

GAAP:  Generally Accepted Accounting Principles.

INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the TRUST.

INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of the TRUST who are not associated and have not been associated within the last two years, directly or indirectly, with the ADVISOR of the TRUST, or AFFILIATES of the ADVISOR.

   a. A TRUSTEE shall be deemed to be associated with the ADVISOR if he or she:

        -   is employed by the ADVISOR or any of its AFFILIATES; or

        -   is an officer or director of the ADVISOR or any of its AFFILIATES;
            or

        -   performs services, other than as a TRUSTEE, for the TRUST; or

        - is a TRUSTEE for more than three REITS organized by or advised by the ADVISOR; or

        - has any material business or professional relationship with the ADVISOR, or any of its AFFILIATES.

   b. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

        i. annual gross revenue, derived from all sources, during either of the last two years; or


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

        ii.  net worth, on a fair market value basis.

   c. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the ADVISOR, any of its AFFILIATES, or the TRUST.

IRET:  Investors Real Estate Trust, a North Dakota Business Trust.

IRET, INC.:  The general partner of the OPERATING PARTNERSHIP.

IRET, PROPERTIES:  The OPERATING PARTNERSHIP.

IRS:  The United States Internal Revenue Service.

LEVERAGE: The aggregate amount of indebtedness of the TRUST for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

LIMITED PARTNERS:  The limited partners of the OPERATING PARTNERSHIP.

NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

NET OPERATING INCOME: The total gross income from a real estate property, less all operating expenses attributable to that property but excluding interest expense, depreciation and any other non-cash deductions.

OFFERING: The offering of SHARES of beneficial interest of the TRUST to the public pursuant to this PROSPECTUS.

OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of the TRUST in connection with registration and offering and distributing its shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

OPERATING PARTNERSHIP:  IRET Properties, a North Dakota Limited Partnership.

OPERATING PARTNERSHIP AGREEMENT: The agreement of limited partnership for IRET Properties, a North Dakota Limited Partnership.

PERSON: Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.


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REAL ESTATE INVESTMENT TRUST ("REIT"):  A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

SHARES: The shares of beneficial interest of the TRUST being offered under this PROSPECTUS.

SHAREHOLDERS:  The registered holders of the TRUST's SHARES.

TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by the TRUST as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

   a. The expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the TRUST's SHARES;

   b.   interest payments;

   c.   non-real estate taxes;

   d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

   e. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connection with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

TRUSTEE(S):  The members of the BOARD OF TRUSTEES which manages the TRUST.

UNIMPROVED REAL PROPERTY: The real property of the TRUST which has the following three characteristics:

   a. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

   b.   has no development or construction in process on such land;

   c. and no development or construction on such land is planned in good faith to commence on such land within one year.

UNITS:  The limited partnership units of the OPERATING PARTNERSHIP.


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                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS

                                 MINOT, NORTH DAKOTA




                          CONSOLIDATED FINANCIAL STATEMENTS

                                        AS OF

                               APRIL 30, 1996 AND 1995

                                         AND

                             INDEPENDENT AUDITOR'S REPORT

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                                  TABLE OF CONTENTS


                                                                        Pages
                                                                        -----

INDEPENDENT AUDITOR'S REPORT                                               1


CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheets                                            2-3

  Consolidated Statements of Operations                                   4

  Consolidated Statements of Shareholders' Equity                         5

  Consolidated Statements of Cash Flows                                  6-7

  Notes to Consolidated Financial Statements                             8-16


ADDITIONAL INFORMATION

  Independent Auditor's Report on Additional Information                   17

  Marketable Securities                                                    18

  Noncurrent Indebtedness of Related Parties -
   Mortgage Loans Receivable                                               19

  Supplemental Income Statement Information                                20

  Real Estate and Accumulated Depreciation                                21-23

  Investments in Mortgage Loans on Real Estate                            24-26

  Selected Financial Data                                                  27

  Gain from Property Dispositions                                          28

  Mortgage Loans                                                           29

  Significant Property Acquisitions                                        30

  Quarterly Results of Consolidated Operations (Unaudited)                 31
                  OTHER SCHEDULES ARE OMITTED DUE TO INAPPLICABILITY
                                         F-2

                             INDEPENDENT AUDITOR'S REPORT



Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota


We have audited the accompanying consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended April 30, 1996, 1995 and 1994. These consolidated financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Investors Real Estate Trust and Affiliated Partnerships at April 30, 1996 and 1995, and the consolidated results of its operations and cash flows for the years ended April 30, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.



BRADY, MARTZ & ASSOCIATES, P.C.
Minot, North Dakota

May 20, 1996

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                             CONSOLIDATED BALANCE SHEETS
                               APRIL 30, 1996 AND 1995


                                        ASSETS


                                                                      1995
                                                      1996         (Restated)
                                                 --------------  -------------
REAL ESTATE INVESTMENTS
  Property owned                                 $  131,447,734  $  90,892,662
  Less accumulated depreciation                     (13,551,571)   (11,732,655)
                                                 --------------  -------------
                                                 $  117,896,163  $  79,160,007
  Mortgage loans receivable
     - related parties                                   -           1,449,312
     - other                                          4,932,138      4,366,460
  Less
     - unearned discounts and deferred interest         (18,222)       (34,792)
     - deferred gain from property dispositions        (165,074)      (641,987)
     - allowance for loan losses                       (267,096)      (293,365)
                                                 --------------  -------------
  Total real estate investments                  $  122,377,909  $  84,005,635

OTHER ASSETS
  Cash                                                2,715,274      4,765,445
  Marketable securities                               4,411,857      4,829,809
  Accounts receivable                                    30,269         60,260
  Real estate deposits                                   -             175,000
  Investment in partnership                              85,576        166,955
  Prepaid insurance                                     128,541         99,426
  Tax and insurance escrow                            1,151,527        317,520
  Deferred charges                                      454,685        196,694
                                                 --------------  -------------

TOTAL ASSETS                                     $  131,355,638 $   94,616,744
                                                 --------------  -------------
                                                 --------------  -------------

                         LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                          1995
                                                                     1996              (Restated)
                                                                --------------      --------------
LIABILITIES
  Accounts payable and accrued expenses                         $    3,142,190      $    1,922,419
  Mortgages payable                                                 71,699,059          49,996,207
  Investment certificates issued                                     5,802,469           4,862,464
                                                                --------------      --------------
  Total liabilities                                             $   80,643,718      $   56,781,090
                                                                --------------      --------------


SHAREHOLDERS' EQUITY
  Shares of beneficial interest (unlimited authorization,
    no par value, 13,258,908 shares outstanding in 1996
    and 11,187,786 shares outstanding in 1995)                  $   54,263,917      $   41,560,587
  Accumulated distributions in excess of net income                 (3,551,997)         (3,724,933)
                                                                --------------      --------------
  Total shareholders' equity                                    $   50,711,920      $   37,835,654
                                                                --------------      --------------



TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                                          $  131,355,638      $   94,616,744
                                                                --------------      --------------
                                                                --------------      --------------

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


                                                                                 1995                 1994
                                                             1996             (Restated)           (Restated)
                                                        -------------       -------------       -------------
REVENUE
  Real estate rentals                                   $  17,635,297       $  12,280,738       $   9,765,701
  Interest, discounts and fees                              1,024,368           1,520,385           1,817,307
                                                        -------------       -------------       -------------
  Total revenue                                         $  18,659,665       $  13,801,123       $  11,583,008
                                                        -------------       -------------       -------------

EXPENSES
  Interest                                               $  5,547,739        $  3,484,310        $  2,652,400
  Depreciation                                              2,261,724           1,767,294           1,323,474
  Utilities and maintenance                                 3,167,560           2,352,968           2,146,120
  Taxes and insurance                                       2,065,017           1,220,434           1,054,880
  Property management expenses                              1,281,311             779,024             641,054
  Advisory and trustee services                               458,019             336,142             304,898
  Operating expenses                                          162,588              79,974              46,557
  Amortization                                                 97,900              20,659              28,199
  Provision for loan losses                                    -                  200,000             250,000
                                                        -------------       -------------       -------------
  Total expenses                                        $  15,041,858       $  10,240,805        $  8,447,582
                                                        -------------       -------------       -------------

OPERATING INCOME                                         $  3,617,807        $  3,560,318        $  3,135,426

GAIN ON SALE OF PROPERTIES                                    994,163             407,512              64,962
                                                        -------------       -------------       -------------

NET INCOME                                               $  4,611,970        $  3,967,830        $  3,200,388
                                                        -------------       -------------       -------------
                                                        -------------       -------------       -------------

Net income per share:
  Operating income                                             $  .30              $  .34              $  .35
  Gain on sale of investments                                     .08                 .04                 .01
                                                               ------              ------              ------
  Net income                                                   $  .38              $  .38              $  .36
                                                               ------              ------              ------
                                                               ------              ------              ------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994

                                                               Accumulated
                                           Shares of          Distributions          Total
                                           Beneficial         in excess of       Shareholders'
                                            Interest           Net Income           Equity
                                         -------------       -------------       -------------
BALANCE, MAY 1, 1993, AS
  PREVIOUSLY REPORTED                    $  27,663,010       $  (3,917,567)      $  23,745,443

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                       -                 (361,537)           (361,537)
                                         -------------       -------------       -------------

BALANCE, MAY 1, 1993, AS RESTATED        $  27,663,010       $  (4,279,104)      $  23,383,906

Net income                                      -                3,200,388           3,200,388
Dividends distributed                           -               (3,021,061)         (3,021,061)
Dividends reinvested                         1,853,356              -                1,853,356
Sale of shares                               4,580,600              -                4,580,600
                                         -------------       -------------       -------------

BALANCE, APRIL 30, 1994                  $  34,096,966       $  (4,099,777)      $  29,997,189
                                         -------------       -------------       -------------
                                         -------------       -------------       -------------

BALANCE, MAY 1, 1994, AS
  PREVIOUSLY REPORTED                    $  34,096,966       $  (3,776,565)      $  30,320,401

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                       -                 (323,212)           (323,212)
                                         -------------       -------------       -------------

BALANCE, MAY 1, 1994, AS RESTATED        $  34,096,966       $  (4,099,777)      $  29,997,189

Net income                                      -                3,967,830           3,967,830
Dividends distributed                           -               (3,592,986)         (3,592,986)
Dividends reinvested                         2,175,278              -                2,175,278
Sale of shares                               5,288,343              -                5,288,343
                                         -------------       -------------       -------------

BALANCE, APRIL 30, 1995                  $  41,560,587       $  (3,724,933)      $  37,835,654
                                         -------------       -------------       -------------
                                         -------------       -------------       -------------

BALANCE, MAY 1, 1995, AS
  PREVIOUSLY REPORTED                    $  41,560,587       $  (3,466,443)      $  38,094,144

Adjustment for the cumulative
  effect on prior years of a change
  in the reporting entity                       -                 (258,490)           (258,490)
                                         -------------       -------------       -------------

BALANCE, MAY 1, 1995,
 AS RESTATED                             $  41,560,587       $  (3,724,933)      $  37,835,654

Net income                                      -                4,611,970           4,611,970
Dividends distributed                           -               (4,439,034)         (4,439,034)
Dividends reinvested                         3,100,988              -                3,100,988
Sale of shares                               9,820,470              -                9,820,470
Shares repurchased                            (218,128)             -                 (218,128)
                                         -------------       -------------       -------------

BALANCE, APRIL 30, 1996                  $  54,263,917       $  (3,551,997)      $  50,711,920
                                         -------------       -------------       -------------
                                         -------------       -------------       -------------

                               F-7

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


                                                                           1995                 1994
                                                        1996            (Restated)           (Restated)
                                                   -------------       -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                        $   4,611,970       $   3,967,830       $   3,200,388
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation and amortization                      2,359,624           1,787,953           1,351,673
    Provision for loan losses                             -                   -                  250,000
    Accretion of discount on contracts                   (16,570)            (14,670)           (120,485)
    Gain on sale of properties                          (994,163)           (407,512)            (64,962)
    Interest reinvested in investment certificates       161,813             205,491             237,415
    Changes in other assets and liabilities:
     Increase in other assets                           (273,636)           (119,685)            (39,067)
     Increase in tax and insurance escrow               (834,007)             (3,603)            (49,720)
     Increase (decrease) in accounts payable
       and accrued expenses                            1,219,771            (108,444)            163,195
                                                   -------------       -------------       -------------
  Net cash provided from operating activities      $   6,234,802       $   5,307,360       $   4,928,437
                                                   -------------       -------------       -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturity of investment securities  $     417,952       $     441,644       $     992,872
  Principal payments on mortgage loans receivable      2,642,346           4,059,328           4,808,981
  Proceeds from sale of other assets                     389,784              -                   -
  Payments for acquisition and
    improvement of properties                        (32,462,846)        (10,584,694)         (8,372,346)
  Purchase of investment securities                       -                   -               (3,035,142)
  Investment in mortgage loans receivable             (1,784,981)           (653,952)         (3,159,230)
                                                   -------------       -------------       -------------
  Net cash used for investing activities           $ (30,797,745)      $  (6,737,674)      $  (8,764,865)
                                                   -------------       -------------       -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of shares                     $   9,820,470       $   5,288,343       $   4,580,600
  Repurchase of shares                                  (218,128)             -                   -
  Proceeds from investment certificates issued         1,695,924             947,093             896,657
  Proceeds from mortgages payable                     29,025,001           2,092,266           3,453,849
  Loan on margin account                                  -                   -                2,250,000
  Dividends paid                                      (1,338,046)         (1,417,708)         (1,167,705)
  Redemption of investment certificates                 (917,732)           (695,803)         (1,488,070)
  Principal payments on mortgage loans               (15,554,717)         (1,979,111)         (1,355,233)
  Payments on margin account                              -                   -               (2,250,000)
                                                   -------------       -------------       -------------
  Net cash provided from financing activities      $  22,512,772       $   4,235,080       $   4,920,098
                                                   -------------       -------------       -------------

NET INCREASE (DECREASE) IN CASH                    $  (2,050,171)      $   2,804,766       $   1,083,670

CASH AT BEGINNING OF YEAR                              4,765,445           1,960,679             877,009
                                                   -------------       -------------       -------------

CASH AT END OF YEAR                                $   2,715,274       $   4,765,445       $   1,960,679
                                                   -------------       -------------       -------------
                                                   -------------       -------------       -------------



                                                        1996                1995                1994
                                                   -------------       -------------       -------------
SUPPLEMENTARY SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES
  Dividends reinvested                             $   3,100,988       $   2,175,278       $   1,853,356
  Real estate investment and mortgage
    loans receivable acquired through
    assumption of mortgage loans payable
    and accrual of costs                               8,232,568          15,917,788           9,510,351
  Proceeds from sale of properties
    deposited directly with escrow agent                 426,352             940,258              -
  Mortgages paid directly by
    owner of contract                                     -                  543,598              18,826
  Interest reinvested directly in
    investment certificates                              161,813             205,491             237,415



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest paid on mortgages                     $   4,642,186       $   3,109,727       $   2,215,752
    Interest paid on investment certificates             292,660             157,233             192,450
                                                   -------------       -------------       -------------
                                                   $   4,934,846       $   3,266,960       $   2,408,202
                                                   -------------       -------------       -------------
                                                   -------------       -------------       -------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            APRIL 30, 1996, 1995 AND 1994

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS - Investors Real Estate Trust qualifies under
         Section 856 of the Internal Revenue Code of 1954 as a real estate investment trust. The Trust has properties located throughout the Upper Midwest, with principal offices located in Minot, North Dakota.

         The company invests in commercial and residential real estate, real estate contracts and real estate related governmental backed securities (GNMA).

         PRINCIPALS OF CONSOLIDATION - The consolidated financial statements include the accounts of Investors Real Estate Trust and all limited partnerships in which Investors Real Estate Trust is a general partner and maintains a controlling interest. Due to the immaterial involvement of the limited partners, the trust's general partnership interest provides it with substantial influence over operations of the partnerships. These limited partnerships are as follows:

              Eastgate Properties, Ltd.
              Bison Properties, Ltd.
              First Avenue Building, Ltd.
              Sweetwater Properties, Ltd.
              Hill Park Properties, Ltd.
              Colton Heights, Ltd.

         All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

         ACCOUNTING POLICIES

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         PROPERTY OWNED - Real estate is stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs which do not add to the value or extend the useful life are charged to expense as incurred.

         DEPRECIATION is provided to amortize the cost of individual assets over their estimated useful lives using principally the straight-line method. Useful lives range from 15 to 40 years for buildings and improvements.

         MORTGAGE LOANS RECEIVABLE are shown at cost less unearned discount. Discounts on contracts are accreted using the straight-line method over the term of the contract which approximates the effective interest method. Deferred gain is recognized as income on the installment method when principal payments are received. Interest income is accrued and reflected in the related balance.

         ALLOWANCE FOR LOAN LOSSES - The Trust evaluates the need for an allowance for loan losses periodically. In performing its evaluation, management assesses the recoverability of individual real estate loans by a comparison of their carrying amount with their estimated net realizable value.

         MARKETABLE SECURITIES - The Trust's investments in securities are classified as securities to be held to maturity. These securities consist of Government National Mortgage Association securities for which the Trust has the positive intent and ability to hold to maturity. They are reported at cost, adjusted by amortization of premiums and accretion of discounts which are recognized in interest income using the straight line method over the period to maturity which approximates the effective interest method. Gains or losses on marketable securities are recognized on the basis of specific identification.

         INVESTMENT IN PARTNERSHIP - As described in Note 11, the Trust is accounting for its investment in Chateau Properties, Ltd. under the equity method of accounting, wherein the appropriate portion of the earnings or loss is recognized currently. The Trust has a general partnership interest in the limited partnership. Chateau Properties, Ltd. has invested in real estate properties.

         NET INCOME PER SHARE of beneficial interest has been computed based on the weighted average number of shares outstanding during the year.

         INCOME TAXES - The Trust intends to continue to qualify as a real estate investment trust as defined by the Internal Revenue Code and, as such, will not be taxed on the portion of the income that is distributed to the shareholders, provided at least 95% of its real estate investment trust taxable income is distributed and other requirements are met. The Trust intends to distribute all of its taxable income and realized capital gains from property dispositions within the prescribed time limits and, accordingly, there is no provision or liability for income taxes shown on the financial statements.

         INCOME RECOGNITION - In accordance with Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate", profit shall be recognized in full when real estate is sold, provided:
         a. The profit is determinable, that is, the collectibility of the sales price is reasonably assured or the amount that will be collectible can be estimated.
         b. The earnings process is virtually complete, that is, the seller is not obliged to perform significant activities after the sale to earn the profit.
         Based on the economic climate and the terms of many contracts, the collectibility of the sales price is not reasonably assured as required by Statement of Financial Accounting Standards No. 66. Consequently, the Trust uses the installment method of accounting for profits on several property sales as it more fairly reflects earned revenue.

         Interest on mortgage loans receivable is recognized in income as it accrues during the period the loan is outstanding. In the case of non-performing loans, income is recognized in conformity with FASB Statement No. 114, as discussed in Note 4. Rent from leases of real estate is recognized in income as it accrues on the straight-line basis. Advance rental deposits are recorded as deferred income.

NOTE 2 - OFF-BALANCE-SHEET RISK

         The Trust had deposits at Norwest Bank, North Dakota, N.A., and First American Bank which exceeded Federal Deposit Insurance Corporation limits by $1,286,202 and $779,367, respectively, at April 30, 1996.


NOTE 3 - PROPERTY OWNED UNDER LEASE

         Property consisting principally of real estate owned under lease is stated at cost less accumulated depreciation and is summarized as follows:

                                                                 April 30,1995
                                                April 30, 1996     (Restated)
                                                --------------   -------------
              Residential                       $   96,029,855   $  62,241,542
               Less accumulated depreciation        (9,620,990)     (8,065,367)
                                                --------------   -------------
                                                $   86,408,865   $  54,176,175
                                                --------------   -------------

              Commercial                        $   35,417,879   $  28,651,120
               Less accumulated depreciation        (3,930,581)     (3,667,288)
                                                --------------   -------------
                                                $   31,487,298   $  24,983,832
                                                --------------   -------------

              Remaining cost                    $  117,896,163   $  79,160,007
                                                --------------   -------------
                                                --------------   -------------

         There were no repossessions during the years ended April 30, 1996 and 1995.

         The above cost of residential real estate owned included construction in progress of $12,544,357 and $3,863,141 as of April 30, 1996 and
         1995, respectively. The above cost of commercial real estate owned included construction in progress of $968,163 as of April 30, 1995.

         Construction period interest of $690,665 has been capitalized for the year ended April 30, 1996. Construction period interest of $94,313 was capitalized for the year ended April 30, 1995.

         Residential apartment units are rented to individual tenants with lease terms up to one year. Gross revenues from residential rentals totaled $12,286,492, $9,076,477 and $7,313,780 for the years ended
         April 30, 1996, 1995 and 1994, respectively.

         Commercial properties are leased to tenants under terms of leases expiring at various dates through 2015. Lease terms often include renewal options. In addition, a number of the commercial leases provide for a base rent plus a percentage rent based on gross sales in excess of a stipulated amount. Rents based on a percentage of sales totaled $25,054, $16,586 and $22,943 for the years ended April 30, 1996, 1995 and 1994, respectively.

         The future minimum lease payments to be received under these operating leases for the commercial properties as of April 30, 1996, are as follows:

           Year ending April 30,
                   1997                       $   3,155,683
                   1998                           2,817,310
                   1999                           2,621,910
                   2000                           2,564,304
                   2001                           2,540,964
                   Thereafter                    18,461,882
                                              -------------
                                              $  32,162,053
                                              -------------
                                              -------------


NOTE 4 - MORTGAGE LOANS RECEIVABLE

         Mortgage loans receivable consists of approximately thirty contracts which are collateralized by real estate. Contract terms call for monthly payments of principal and interest. Interest rates range from 7 to 14%. Mortgage loans receivable have been evaluated for possible losses considering repayment history, market value of underlying collateral, deferred gains and economic conditions.

         Future principal payments due under the mortgage loan contracts as of April 30, 1996 are as follows:

           Year ending April 30,
                   1997                        $  2,722,999
                   1998                           1,002,768
                   1999                             195,884
                   2000                             104,529
                   2001                              71,943
                   Later years                      834,015
                                               ------------
                                               $  4,932,138
                                               ------------
                                               ------------


         Details concerning mortgage loans receivable from related parties can be found in Note 9.

         Non-performing mortgage loans receivable were $377,464 at April 30, 1996. These loans are recognized as impaired in conformity with FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. The total allowance for credit losses related to those loans was approximately $151,800 at April 30, 1996. The average balance of impaired loans for the year ended April 30, 1996 was approximately $447,600. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner in which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported. Additional interest income that would have been earned on these loans if they had not been non-performing amounted to approximately $31,600 in 1996. Interest income on non-performing loans recognized on a cash basis amounted to approximately $18,600 in 1996.

NOTE 5 - MARKETABLE SECURITIES

         Marketable securities consist of Governmental National Mortgage Association (GNMA) securities bearing interest from 6.5% to 9.5% with maturity dates ranging from May 15, 2016 to June 15, 2023. The details of the amortized cost and approximate market value of marketable securities at April 30, 1996 and 1995 are as follows:


                                                 1996                                   1995
                                  --------------------------------        --------------------------------
                                    Amortized              Fair            Amortized              Fair
                                       Cost                Value             Cost                 Value
                                  ------------        ------------        ------------        ------------
         GNMA
         Due after 10 years       $  4,411,857        $  4,282,445        $  4,829,809        $  4,588,905
                                  ------------        ------------        ------------        ------------
                                  ------------        ------------        ------------        ------------

         The amortized cost and estimated market values with unrealized gains and losses of marketable securities at April 30, 1996 and 1995 are as follows:


          1996                                            Gross              Gross
         ------                    Amortized           Unrealized          Unrealized             Fair
                                      Cost                Gains              Losses               Value
         Issuer                   ------------        ------------        ------------        ------------
           GNMA                   $  4,411,857        $     -             $    129,412        $  4,282,445
                                  ------------        ------------        ------------        ------------
                                  ------------        ------------        ------------        ------------



          1996                                            Gross              Gross
         ------                    Amortized           Unrealized          Unrealized             Fair
                                      Cost                Gains              Losses               Value
         Issuer                   ------------        ------------        ------------        ------------
           GNMA                   $  4,829,809        $     -             $    240,904        $  4,588,905
                                  ------------        ------------        ------------        ------------
                                  ------------        ------------        ------------        ------------

         There were no realized gains or losses on sales of securities for the years ended April 30, 1996, 1995 and 1994.

NOTE 6 - MORTGAGES PAYABLE

         Mortgages payable as of April 30, 1996, included mortgages on properties owned totaling $71,327,918, and mortgages of $371,141 on property sold on contract. The carrying value of the related real estate owned was $106,653,490 and the carrying value of the related mortgage loans receivable was $905,752 as of April 30, 1996.

         Mortgages payable as of April 30, 1995, included mortgages on properties owned totaling $48,134,856, and mortgages of $1,861,351 on property sold on contract. The carrying value of the related real estate owned was $74,840,061 and the carrying value of the related mortgage loans receivable was $1,990,167 as of April 30, 1995.

         Monthly installments are due on the mortgages with interest rates ranging from 7.19% to 10.25% and with varying maturity dates thru November 30, 2034.

         The aggregate amount of required future principal payments on mortgages payable is as follows:

           Years ending April 30,
                   1997                            $   2,165,211
                   1998                                2,155,476
                   1999                                2,223,016
                   2000                                2,193,352
                   2001                                2,302,104
                   Later years                        60,659,900
                                                   -------------
                   Total payments                  $  71,699,059
                                                   -------------
                                                   -------------

NOTE 7 - INVESTMENT CERTIFICATES ISSUED

         The Trust has placed investment certificates with the public. The interest rates vary from 7% to 11% per annum, depending on the term of the security. Total securities maturing within fiscal years ending April 30 are shown below. Interest is paid annually, semiannually, or quarterly on the anniversary date of the security.

           DUE IN YEARS ENDING APRIL 30
           ----------------------------

                     1997                    $   3,111,167
                     1998                          672,693
                     1999                          930,624
                     2000                        1,008,839
                     2001                           79,146
                                             -------------
                                             $   5,802,469
                                             -------------
                                             -------------

NOTE 8 - DEFERRED GAIN FROM PROPERTY DISPOSITIONS

         Deferred gain represents gain from property dispositions that have been reported on the installment method. With the installment method of reporting, the proportionate share of the gain is recognized at the point cash is received. Deferred gain recognized on the installment basis was $54,788, $15,499, and $69,380 for the years ended April 30, 1996, 1995 and 1994, respectively.


NOTE 9 - TRANSACTIONS WITH RELATED PARTIES

         Mr. Roger R. Odell and Mr. Thomas A. Wentz, Sr., officers and shareholders of the Trust, are partners in Odell-Wentz & Associates, the advisor to the Trust. Under the Advisory Contract between the Trust and Odell-Wentz & Associates, the Trust pays an advisor's fee based on the net assets of the Trust and a percentage fee for investigating and negotiating the acquisition of new investments. For the year ended April 30, 1996, Odell-Wentz & Associates received total fees under said agreement of $484,086. The fees for April 30, 1995 were $339,128, and for April 30, 1994 were $350,812. For the years ended April 30, 1996, 1995 and 1994, the Trust has capitalized $115,993, $49,323 and $95,772, respectively, of these fees, with the remainder of $368,093, $289,805 and $255,040, respectively, expensed as advisory and trustee fees on the statement of operations. The advisor is obligated to provide office space, staff, office equipment and computer services and other services necessary to conduct the business affairs of the Trust.

         Investors Management and Marketing (IMM) provides property management services to the Trust. Roger R. Odell is a shareholder in IMM. IMM received $281,717, $212,018 and $170,870 for services rendered for years ended April 30, 1996, 1995 and 1994, respectively. In addition, IMM owed the Trust $118,137 at April 30, 1995. This receivable was paid in November, 1995.

         Inland National Securities is a corporation that provides underwriting services in the sale of additional shares for the Trust. Roger R. Odell is also a shareholder in Inland National Securities. Fees for services totaled $269,656 for the year ended April 30, 1996, $272,615 for the year ended April 30, 1995, and $507,036 for the year ended April 30, 1994.

         The Trust paid fees and expense reimbursements to the law firm in which Thomas A. Wentz, Sr. is a partner totaling $23,488, $4,890 and $4,692 for the years ended April 30, 1996, 1995 and 1994, respectively.

         The Trust had a mortgage loan receivable from Jenner Properties 1978, a limited partnership in which Roger R. Odell and Thomas A. Wentz, Sr. are investors. This contract was paid off during the year ended April 30, 1995.

         The Trust had a mortgage loan receivable from Chateau Properties, Ltd., a limited partnership, in which the Trust is a general partner as described in Note 1 and Note 11. This contract was paid off during the year ended April 30, 1996. The contract balance at April 30, 1995 was $1,331,175.

         Investment certificates issued by the Trust to officers and trustees totaled $1,258,133 at April 30, 1996 and $1,179,324 at April 30, 1995.

NOTE 10 - MARKET PRICE RANGE OF SHARES

         Investors Real Estate Trust shares are traded on the Over-The-Counter-Market, with sales handled by Inland National Securities, 21 South Main, Minot, North Dakota and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, North Dakota. The price range is as follows:

                                         Bid                 Ask
                                  -----------------   -----------------
                                    Low       High       Low      High
                                  ------    -------   -------   -------
              1994                $ 5.22    $  5.49   $  5.80   $  6.10
              1995                  5.49       5.89      6.10      6.40
              1996                  5.89       6.30      6.40      6.85

NOTE 11 - CHANGE IN THE REPORTING ENTITY

         The consolidated financial statements have previously included the accounts of Investors Real Estate Trust and all limited partnerships in which the Trust was a general partner and maintained a controlling interest. Due to the control exerted by the Trust in their position as general partner and the limited liability of the other partners involved, all limited partnerships were included in the consolidated financial statements. For the current year ended April 30, 1996, the control exerted over Chateau Properties, Ltd. has been reduced to a level not requiring consolidation under current accounting guidelines. As of April 30, 1996, the Trust is accounting for its interest in Chateau Properties, Ltd. under the equity method of accounting. Prior period financial statements included in this report have been restated to properly reflect this change in the reporting entity.

         The effect of the change in the reporting entity on income previously reported is shown as follows:

                                                        Increase (Decrease)
                                                 ------------------------------
                                                      1995             1994
                                                 ------------      ------------
              Assets                             $   (274,250)     $  (338,300)
              Liabilities                             (15,760)         (15,088)
              Shareholders' equity                   (258,490)        (323,212)
              Income before extraordinary
                item and net income                    (3,278)         (42,675)
              Earnings per share                         -                -

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

              Mortgage loans receivable - Fair values are based on the discounted value of future cash flows expected to be received for a loan using current rates at which similar loans would be made to borrowers with similar credit risk and the same remaining maturities.

              Cash - The carrying amount approximates fair value because of the short maturity of those instruments.

              Marketable securities - The fair values of these instruments are estimated based on quoted market prices for these instruments.

              Mortgages payable - For variable rate loans that reprice frequently, fair values are based on carrying values. The fair value of fixed-rate loans is estimated based on the discounted cash flows of the loans using current market rates.

              Investment certificates issued - The fair value is estimated using a discounted cash flow calculation that applies interest rates currently being offered on deposits with similar remaining maturities.

              Accrued interest payable - The carrying amount approximates fair value because of the short-term nature of when interest will be paid.

         The estimated fair values of the Company's financial instruments are as follows:

                                                              1995
                                                 ---------------------------
                                                    Carrying         Fair
                                                     Amount          Value
         FINANCIAL ASSETS                        ------------   ------------
         ----------------
              Mortgage loans receivable          $  4,932,138   $  4,949,278
              Cash                                  2,715,274      2,715,274
              Marketable securities                 4,411,857      4,282,445

         FINANCIAL LIABILITIES
         ---------------------
              Mortgages payable                  $  71,699,059  $ 70,694,035
              Investment certificates issued         5,802,469     5,692,317
              Accrued interest payable                 656,080       656,080

                                ADDITIONAL INFORMATION

                INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION




Board of Trustees
Investors Real Estate Trust
  and Affiliated Partnerships
Minot, North Dakota


Our report on our audit of the basic consolidated financial statements of Investors Real Estate Trust and Affiliated Partnerships for the years ended April 30, 1996, 1995 and 1994, appears on page 1. Those audits were made for the purpose of forming an opinion on such consolidated financial statements taken as a whole. The information on pages 18 through 31 related to the 1996, 1995 and 1994 consolidated financial statements is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information, except for information on page 31 that is marked "unaudited" on which we express no opinion, has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements, and, in our opinion, the information is fairly stated in all material respects in relation to the basic consolidated financial statements for the years ended April 30, 1996, 1995 and 1994, taken as a whole.

We also have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Investors Real Estate Trust and Affiliated Partnerships as of April 30, 1993, and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years ended April 30, 1993 and 1992, none of which is presented herein, and we expressed unqualified opinions on those consolidated financial statements. In our opinion, the information on page 26 relating to the 1993 and 1992 consolidated financial statements is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.



BRADY, MARTZ & ASSOCIATES, P.C.

May 20, 1996

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1996 AND 1995


Schedule I
MARKETABLE SECURITIES

                     April 30, 1996               April 30, 1995
              ---------------------------   ---------------------------
                Principal                     Principal
                 Amount         Market         Amount         Market
              -------------  ------------   -------------  ------------

  GNMA Pools  $  4,411,857   $  4,282,445   $  4,829,809   $  4,588,905
              -------------  ------------   -------------  ------------
              -------------  ------------   -------------  ------------

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                               APRIL 30, 1996 AND 1995


Schedule IV
NONCURRENT INDEBTEDNESS OF RELATED PARTIES

MORTGAGE LOANS RECEIVABLE


                                            Beginning                                    Ending
                                             Balance       Additions      Deductions     Balance
                                          ------------   ------------   ------------   ------------
Year ended April 30, 1996
  Chateau Properties, Ltd.                $  1,331,175   $       -      $  1,331,175   $       -
  Investors Management
   and Marketing                               118,137           -           118,137           -
                                          ------------   ------------   ------------   ------------
                                          $  1,449,312   $       -      $  1,449,312   $       -
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


Year ended April 30, 1995 (Restated)

  Chateau Properties, Ltd.                $  1,358,413   $       -      $    (27,238)  $  1,331,175
  Jenner Properties 1978, Ltd.                 543,598           -          (543,598)          -
  Investors Management
   and Marketing                               119,793           -            (1,656)       118,137
                                          ------------   ------------   ------------   ------------
                                          $  2,021,804   $       -      $    572,492   $  1,449,312
                                          ------------   ------------   ------------   ------------
                                          ------------   ------------   ------------   ------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                  FOR THE YEARS ENDED APRIL 30, 1996, 1995 AND 1994


Schedule X
SUPPLEMENTAL INCOME STATEMENT INFORMATION


                                                 Charged to Costs and Expenses
                                          ------------------------------------------
                                              1996           1995           1994
                                          ------------   ------------   ------------
Item
  Maintenance and repairs                 $  1,702,365   $  1,338,236   $  1,236,251
  Taxes, other than payroll and
   income taxes
    Property taxes                           1,873,720      1,078,712        928,600
  Royalties                                      *              *               *
  Advertising costs                              *              *               *


  * Less than 1 percent of total revenues

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                                    APRIL 30, 1996
Schedule XI
REAL ESTATE AND ACCUMULATED DEPRECIATION


                                                                                                   Cost Capitalized Subsequent
                                                               Initial Cost To Trust                     To Acquisition
                                                        ---------------------------------       ---------------------------------
                                                                            Buildings and                               Carrying
 Description                         Encumbrances            Land            Improvements        Improvements            Costs
-------------                       -------------       -------------       -------------       -------------       -------------
Apartments:
  Hutchinson                        $       6,577       $      24,772       $     332,250       $      46,314       $        -
  Century - Williston                   2,700,000             200,000           3,166,750             198,755                -
  Beulah                                     -                  6,360             336,589              78,734                -
  Century - Dickinson                   1,595,000             100,000           1,564,598              77,021                -
  Waseca, MN                                 -                 40,000             634,737             131,957                -
  Virginia                                  2,378              37,600             163,036              16,447                -
  Parkway                                    -                  7,000              40,738              34,648                -
  4301-4313 9th Ave.                      546,353              52,870             908,727              36,045                -
  Marshall                                135,872              35,000             275,000              89,278                -
  Scottsbluff                             196,024              60,000             570,000              80,039                -
  Oak Manor                               238,264              25,000             225,000              35,917                -
  177 10th Ave. E                         234,661              40,000             318,109               2,768                -
  312 12th Ave. NW                         45,670              20,000             236,750                -                   -
  405 Grand Avenue                           -                 13,584             157,211               1,089                -
  Sweetwater                              251,014              90,767           1,208,847              54,616                -
  Bison                                   152,946             100,210           1,348,127              41,798                -
  Eastgate                                   -                 23,917           1,490,181             179,091                -
  Colton Heights                          381,682              80,000             734,286               2,275                -
  Hill Park                             1,470,000             224,750           2,562,296              35,430                -
  Candlelight Apts.                       539,961              80,040             757,977                -                   -
  Forest Park                           4,177,577             810,000           5,579,164             207,100                -
  Oakwood Estates                       2,250,000             342,800           2,783,950             196,555                -
  Prairie Winds                         1,388,480             144,097           1,816,011                -                   -
  Crestview Apts.                       2,880,049             235,000           4,290,031              47,848                -
  Pointe West                           2,395,789             240,000           3,537,775              34,828                -
  Oxbow Apts.                           3,565,000             404,072           4,494,441              44,137                -
  96 Units, Billings, MT                     -                655,985           3,098,103                -                   -
  49 units, Bismarck, ND                1,382,528             143,500           2,244,100                -                   -
  South Pointe, Minot, ND                    -                275,000           4,514,552                -                   -
  Stonehill, St. Cloud, MN              8,186,235             939,000          10,167,355                -                   -
  Pine Cone, Ft. Collins, CO           10,645,576             904,545          12,167,093                -                   -
  South View, Minot, ND                      -                185,000             468,585                 363
  1112 32nd Ave. S                        414,283              50,000             543,147                -                   -
  South Winds                           3,721,568             400,000           5,033,683                -                   -
  Columbia Park - G.F. Phase I               -                700,000           2,673,754                -                   -
  Southpointe, Minot Phase II           2,775,212             275,000           4,015,062                -                   -
  Circle 50 - Billings,MT                    -                491,247                -                   -                   -
  Columbia Park - G.F. Phase II              -                661,855                -                   -                   -
Office Buildings:
  114 S. Main                              18,389              27,055              76,076                 774                -
  408 1st St. SE                             -                 10,000              34,836               2,037                -
  401 South Main                             -                 70,600             334,308              69,778                -
  Lester Building                            -                 25,000             243,916                -                   -
  First Avenue                               -                 30,000             219,496             530,321                -
  Creekside                               946,452             311,310           1,088,149             171,676                -
Commercial:
  Arrowhead Shopping Center               145,277             100,359           1,063,925           1,233,130                -
  Superpumper, Emerado, ND                   -                 25,000             225,564              46,500                -
  Superpumper, Langdon, ND                   -                 59,674             151,500              28,038                -
  Superpumper, Bottineau, ND                 -                 15,000             186,013             100,000                -
  Superpumper, Crookston, MN                 -                 13,125             214,152             201,500                -
  Superpumper,
  Grand Forks, ND                            -                 80,000             405,007                -                   -
  Superpumper, New Town                      -                 69,900             180,100                -                   -
  Pioneer Hi-Bred                         350,023              56,925             548,075              48,876                -
  Lindberg Building                       851,838             198,000           1,154,404             103,385                -
  Superpumper, Sidney, MT                    -                 12,000             108,600                -                   -
  Hutchinson Tech                       2,470,548             244,800           4,029,426             154,800                -
  Minot Plaza                                -                 50,000             452,898                -                   -
  Smith's, Boise, ID                    3,629,797             765,000           4,874,576                -                   -
  Midco Theatre, Grand Forks, ND        1,703,010             183,515           2,359,721               2,500                -
  Pet Foods, Fargo, ND                    834,130             324,148             927,570              25,058                -
  Barnes & Noble, Fargo, ND             4,828,123             540,000           2,752,012                -                   -
  Stone Container, Fargo, ND            3,271,632             440,251           4,498,235                -                   -
  Barnes & Noble, Omaha, NE                  -                600,000           3,099,101                -                   -
                                    -------------       -------------       -------------       -------------       -------------

                                    $  71,327,918       $  13,370,633       $ 113,685,675       $   4,391,426       $        -
                                    -------------       -------------       -------------       -------------       -------------
                                    -------------       -------------       -------------       -------------       -------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS

Schedule XI (Continued)


                                              Gross Amount at Which
                                            Carried at Close of Period
                               -------------------------------------------------
                                                                                                                     Life on Which
                                                    Buildings                                                        Latest Income
                                                       and                            Accumulated         Date         Statement
Description                          Land         Improvements         Total          Depreciation      Acquired      Is Computed
-----------                    -------------     -------------     -------------     -------------     ----------     -------------
Apartments:
  Hutchinson                   $      25,551     $     377,785     $     403,336      $    188,006        1977       33 1/2-40 years
  Century - Williston                274,970         3,290,535         3,565,505           964,800        1985          35-40 years
  Beulah                              78,327           343,356           421,683           269,854        1983          15-40 years
  Century - Dickinson                126,738         1,614,881         1,741,619           450,420        1986          35-40 years
  Waseca, MN                          40,000           766,694           806,694           241,601        1987       27 1/2-40 years
  Virginia                            37,600           179,483           217,083            51,821        1987       27 1/2-40 years
  Parkway                             11,446            70,940            82,386             8,762        1988         5-40 years
  4301-4313 9th Ave.                  66,912           930,730           997,642           180,492        1988          40 years
  Marshall                            35,360           363,918           399,278            58,166        1988          40 years
  Scottsbluff                         60,000           650,039           710,039           118,134        1988          40 years
  Oak Manor                           29,012           256,905           285,917            41,121        1989          40 years
  177 10th Ave. E                     40,218           320,659           360,877            52,012        1989          40 years
  312 12th Ave. NW                    20,000           236,750           256,750            38,472        1989          40 years
  405 Grand Avenue                    14,674           157,210           171,884            21,579        1991          40 years
  Sweetwater                          94,270         1,259,960         1,354,230           897,854        1972          20-33 years
  Bison                              100,210         1,389,925         1,490,135         1,029,078        1972          25-33 years
  Eastgate                            28,638         1,664,551         1,693,189         1,214,428        1970          33 years
  Colton Heights                      80,000           736,561           816,561           300,453        1984          33 years
  Hill Park                          245,653         2,576,823         2,822,476           982,436        1985          33 years
  Candlelight Apts.                   80,040           757,977           838,017            66,323        1993          40 years
  Forest Park                        811,954         5,784,310         6,596,264           497,045        1993          40 years
  Oakwood Estates                    342,800         2,980,505         3,323,305           254,287        1993          40 years
  Prairie Winds                      144,097         1,816,011         1,960,108           158,901        1993          40 years
  Crestview Apts.                    235,000         4,337,879         4,572,879           268,725        1994          40,years
  Pointe West                        240,000         3,572,603         3,812,603           221,546        1994          40 years
  Oxbow Apts.                        404,072         4,538,578         4,942,650           169,094        1994          40 years
  96 units, Billings, MT             655,985         3,098,103         3,754,088              -
  49 units, Bismarck, ND             143,500         2,244,100         2,387,600            26,505        1995          40 years
  South Pointe, Minot, ND            275,000         4,514,552         4,789,552            52,943        1995          40 years
  Stonehill, St. Cloud, MN           939,000        10,167,355        11,106,355           127,092        1995          40 years
  Pine Cone, Ft. Collins, CO         904,545        12,167,093        13,071,638           304,177        1994          40 years
  South View, Minot, ND              185,000           468,948           653,948            19,889        1994          40 years
  1112 32nd Ave. SW                   50,000           543,147           593,147             6,789        1996          40 years
  South Winds                        400,000         5,033,683         5,433,683            62,921        1996          40 years
  Columbia Park - G.F. Phase I       700,000         2,673,754         3,373,754              -           1996          40 years
  Southpointe, Minot Phase II        275,000         4,015,062         4,290,062              -           1996          40 years
  Circle 50 - Billings,MT            491,247              -              491,247              -           1996          40 years
  Columbia Park - G.F. Phase II      661,855              -              661,855              -           1996          40 years
Office Buildings:
  114 S. Main                         27,829            76,076           103,905            68,347        1978          20 years
  408 1st St. SE                      10,016            36,857            46,873            18,256        1986          19-40 years
  401 South Main                      70,722           403,964           474,686           101,657        1987       31 1/2-40 years
  Lester Building                     25,000           243,916           268,916            45,912        1988          40 years
  First Avenue                        67,711           712,106           779,817           275,265        1981          33 years
  Creekside                          311,310         1,259,825         1,571,135           130,347        1992          40 years
Commercial:
  Arrowhead Shopping Ctr.            100,412         2,297,002         2,397,414         1,993,595        1973          15-40 years
  Superpumper, Emerado, ND            25,000           272,064           297,064           121,328        1986          19-40 years
  Superpumper, Langdon, ND            59,674           179,538           239,212            45,527        1987       31 1/2-40 years
  Superpumper, Bottineau, ND          15,000           286,013           301,013            43,271        1989          40 years
  Superpumper, Crookston, MN          13,125           415,652           428,777            59,074        1988          40 years
  Superpumper
    Grand Forks, ND                   80,000           405,007           485,007            55,688        1991          40 years
  Superpumper, New Town, ND           69,900           180,100           250,000            20,261        1992          40 years
  Pioneer Hi-Bred                     56,925           596,951           653,876            62,336        1992          40 years
  Lindberg Building                  198,000         1,257,789         1,455,789           132,113        1992          40 years
  Superpumper, Sidney, MT             12,000           108,600           120,600             9,502        1993          40 years
  Hutchinson Tech                    244,800         4,184,226         4,429,026           358,406        1993          40 years
  Minot Plaza                         50,000           452,898           502,898            39,629        1993          40 years
  Smith's, Boise, ID                 765,000         4,874,576         5,639,576           304,661        1994          40 years
  Midco Theatre, Grand Forks, ND     183,515         2,362,221         2,545,736            88,521        1994          40 years
  Pet Foods, Fargo, ND               324,148           952,628         1,276,776            35,097        1994          40 years
  Barnes & Noble, Fargo, ND          540,000         2,752,012         3,292,012           103,200        1994          40 years
  Stone Container, Fargo, ND         440,251         4,498,235         4,938,486            55,113        1995          40 years
  Barnes & Noble, Omaha, NE          600,000         3,099,101         3,699,101            38,739        1995          40 years
                               -------------     -------------     -------------     -------------

                               $  13,639,012     $ 117,808,722     $ 131,447,734     $  13,551,571
                               -------------     -------------     -------------     -------------
                               -------------     -------------     -------------     -------------

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS


Schedule XI (Continued)

Reconciliations of total real estate carrying value for the three years ended April 30, 1996, 1995 and 1994 are as follows:



                                                                  1995                1994
                                              1996             (Restated)          (Restated)
                                        --------------       -------------       -------------
Balance at beginning of year            $   90,892,662       $  63,861,793       $  46,319,398
Additions during year
    - acquisitions                          40,660,975          27,371,289          17,094,188
    - improvements                             635,791             344,255             448,207
                                        --------------       -------------       -------------
                                        $  132,189,428       $  91,577,337       $  63,861,793
Deductions during year
    - cost of real estate sold               (741,694)            (684,675)               -
                                        --------------       -------------       -------------
Balance at close of year                $  131,447,734       $  90,892,662       $  63,861,793
                                        --------------       -------------       -------------
                                        --------------       -------------       -------------


Reconciliations of accumulated depreciation for the three years ended April 30, 1996, 1995 and 1994 are as follows:


                                                                  1995                1994
                                              1996             (Restated)          (Restated)
                                         -------------       -------------       -------------
Balance at beginning of year             $  11,732,655       $  10,097,374        $  8,773,900
Additions during year
    - provisions for depreciation            2,261,724           1,767,294           1,323,474
Deduction during year
    - accumulated depreciation
       on real estate sold                   (442,808)            (132,013)               -
                                         -------------       -------------       -------------
Balance at close of year                 $  13,551,571       $  11,732,655       $  10,097,374
                                         -------------       -------------       -------------
                                         -------------       -------------       -------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                                    APRIL 30, 1996


Schedule XII
INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE



                                        Interest    Final Maturity      Payment       Prior
                                          Rate           Date            Terms        Liens
                                        --------    --------------      -------     ---------
Residential
-----------
  Billings, MT - 144 units                  9%            9-1-98        Monthly         -
  Higley Heights, Phoenix, AZ               8%           3-31-04        Monthly         -
  North Park - Writer Corp.                 14%           1-4-98        Monthly         -
  Centerbrooke Homes                        12%          1-14-94        Monthly         -
  Marcella Knutt                            11%           6-1-08        Monthly         -
  Sweetwater Springs                                                    Balloon
    Retirement Center                       9%           7-15-96        Payment         -
  Melanie Bentsinger                        8%            6-1-25        Monthly         -
  Rolland Hausman                           9%            2-1-16        Monthly         -
  Other - over $100,000                 9-10 1/4%         5-1-96 to
                                                          8-1-07        Monthly         -
    - from $50,000 - 99,999               8-12%           7-1-96 to
                                                          1-1-00        Monthly         -
    - from $20,000 - 49,999               8-12%           9-1-97 to
                                                         12-1-03        Monthly         -
    - less than $20,000                   7-12%           9-4-97 to
                                                          3-1-02        Monthly

Total

Less - Unearned discounts
     - Deferred gain from property dispositions
     - Allowance for bad debts


                                                                                          Principal Amount
                                                      Face             Carrying         of Loans Subject to
                                                   Amounts of         Amounts of        Delinquent Principal
Residential                                         Mortgages          Mortgages             or Interest
-----------                                      -------------       ------------       --------------------
  Billings, MT - 144 units                       $  1,500,000        $    320,938        $       -
  Higley Heights, Phoenix, AZ                         809,786             681,032                -
  North Park - Writer Corp.                         1,550,000             618,810                -
  Centerbrooke Homes                                1,900,000             205,512             141,345
  Marcella Knutt                                      300,000             236,880                -
  Sweetwater Springs
    Retirement Center                               2,810,000           1,254,810                -
  Melanie Bentsinger                                  217,761             216,154                -
  Rolland Hausman                                     315,659             314,710                -
  Other - over $100,000
                                                      678,814             448,029                -
    - from $50,000 - 99,999
                                                    1,340,381             360,998               3,473
    - from $20,000 - 49,999
                                                      768,088             252,315                -
    - less than $20,000
                                                      293,304              21,950                -
                                                 ------------        ------------        ------------
Total
                                                 $ 12,483,793        $  4,932,138        $    144,818
                                                 ------------                            ------------
                                                 ------------                            ------------

Less - Unearned discounts                                                 (18,222)
     - Deferred gain from property dispositions                          (165,074)
     - Allowance for bad debts                                           (267,096)
                                                                     ------------
                                                                     $  4,481,746
                                                                     ------------
                                                                     ------------


                                                                  1995                1994
                                              1996             (Restated)          (Restated)
                                          ------------       -------------       -------------
MORTGAGE LOANS RECEIVABLE,
  BEGINNING OF YEAR                       $  5,815,772       $  11,212,354       $  12,869,463

 New participations in and advances
  on mortgage loans                          1,790,070             653,952           3,170,698
                                          ------------       -------------       -------------
                                          $  7,605,842       $  11,866,306       $  16,040,161
Collections                                 (2,647,434)         (5,850,534)         (4,827,807)
Write-off through allowance                    (26,270)           (200,000)               -
                                          ------------       -------------       -------------

MORTGAGE LOANS RECEIVABLE,
  END OF YEAR                             $  4,932,138        $  5,815,772       $  11,212,354
                                          ------------       -------------       -------------
                                          ------------       -------------       -------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                               SELECTED FINANCIAL DATA



                                                                Year Ended April 30
                                    -----------------------------------------------------------------------------
                                                         1995           1994            1993            1992
                                         1996         (Restated)     (Restated)      (Restated)      (Restated)
                                    -------------   -------------   -------------   -------------   -------------
Consolidated Income Statement Data
  Revenue                           $  18,659,665   $  13,801,123   $  11,583,008   $   8,048,916   $   6,955,404
  Operating income                      3,617,807       3,560,318       3,135,426       2,222,313       1,612,231
  Gain on repossession/
     sale of investments                  994,163         407,512          64,962         145,165          34,408
  Net income                            4,611,970       3,967,830       3,200,388       2,367,478       1,646,639


Consolidated Balance Sheet Data
  Total real estate investments     $ 122,377,909   $  84,005,635   $  63,972,042   $  49,492,380   $  33,707,171
  Total assets                        131,355,638      94,616,744      72,391,548      54,248,011      38,555,050
  Shareholders' equity                 50,711,920      37,835,654      29,997,189      23,347,449      18,420,243

Consolidated Per Share Data
  Operating income                  $         .30   $         .34   $         .35   $         .28   $         .23
  Gain on repossession/
     sale of investments                      .08             .04             .01             .01             .00
  Dividends                                   .37             .34             .33             .31             .30
Tax status of dividend
  Capital gain                               1.6%           11.0%            7.4%            4.1%            1.0%
  Ordinary income                           98.4%           89.0%           92.6%           74.0%           67.8%
  Return of capital                          0.0%            0.0%            0.0%           21.9%           31.2%


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                            APRIL 30, 1996, 1995 AND 1994


GAIN FROM PROPERTY DISPOSITIONS





                                        Total
                                       Original       Unrealized      Realized        Realized        Realized
Property                                 Gain          4/30/96         4/30/96         4/30/95         4/30/94
--------                            -------------   -------------   -------------   -------------   -------------
Brooklyn Addition *                 $      25,000   $       4,000   $       1,000   $       1,000   $       1,000
1411 South 20th *                          34,696            -              1,177           3,292           3,039
1302 South 19 1/2 *                        87,669          22,444           6,215           5,739           5,299
600 Maple *                                60,025            -             41,253             859             766
406 17th Street - Mandan *                233,522         138,629           5,143           4,609           4,131
1320 19 1/2 South*                         74,424            -               -               -             50,727
419 and 404 - Minot                        82,053            -               -             82,053            -
Yankton, SD                               305,542            -               -            305,542            -
108 4th Avenue SE - Minot                 173,211            -            173,244            -               -
Mobridge, SD                              293,035            -            293,035            -               -
Lantern Court                              50,971            -             50,971            -               -
Chateau                                   684,914            -            422,125           4,418            -
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------

                                                    $        -      $     994,163   $     407,512   $      64,962
                                                    -------------   -------------   -------------   -------------
                                                    -------------   -------------   -------------   -------------


* The gain from the sale of these properties is being realized based on the installment method. The amount of deferred gain realized was $476,913, $19,917 and $64,962 for the years ended April 30, 1996, 1995 and 1994, respectively.

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                                    APRIL 30, 1995

MORTGAGE LOANS


                                                   Final      Periodic                             Carrying          Delinquent
                                      Interest    Maturity     Payment       Face Amount          Amount of           Principal
                                        Rate        Date        Terms        of Mortgage          Mortgages          or interest
                                     ----------  ----------  ----------     -------------       -------------       -------------
Arrowhead Shopping
  Center, Minot, ND                    10.00%      10-1-97     Monthly      $   1,152,278       $     145,277       $        -
Century Apartments,
  Williston,
  196 unit complex                      7.50       3-1-06      Monthly          2,700,000           2,700,000                -
Century Apartments,
  Dickinson,
  120 unit complex                      7.50       3-1-06      Monthly          1,595,000           1,595,000                -
Colton Heights Assoc.,
  Billings, MT                          9.00       3-1-97      Monthly          1,291,000             142,541                -
Sweetwater Properties,
  Grafton, Devils                                  2003 to
  Lake, 114 units                       9.75        2004       Monthly            914,138             251,014                -
Bison Properties,
  Jamestown, Carrington,
  Cooperstown,                                     1999 to
  125 units                            10.00        2000       Monthly          1,001,650             152,946                -
Hill Park Properties, Ltd.
  Bismarck, ND, 96 units                7.50       3-1-06      Monthly          1,470,000           1,470,000                -
Colton Heights, Ltd.
  Minot, ND, 18 units                   9.50       1-1-00      Monthly            730,000             381,682                -
Residential Properties,
  Single family -                       7.50 to    6-1-96 to
  36 unit complexes                    10.50       3-1-03      Monthly          4,017,631           1,634,398                -
Commercial Properties,
  Retail stores                         9.00       5-1-98      Monthly             97,500              18,389                -
Pioneer Hi-Bred,
  Moorhead, MN                          8.625     11-1-01      Monthly            425,000             350,023                -
Creekside Office Complex
  Billings, MT                          8.35      12-1-16      Monthly          1,023,750             946,482                -
Hutchinson Tech
  Sioux Falls, SD                       8.50       8-1-99      Monthly          2,800,000           2,470,548                -
Candlelight Apts.                       8.25      12-1-04      Monthly            578,000             539,961                -
Oakwood Apts.                           7.50       3-1-06      Monthly          2,250,000           2,250,000                -
Prairie Winds                           7.19       5-1-18      Monthly          1,470,000           1,388,452                -
Forest Park                             9.75       5-1-03      Monthly          4,500,000           4,177,577                -
Pointe West Apts.                       8.34       1-1-14      Monthly          2,625,000           2,395,789                -
Crestview Apts.                         8.30       1-1-14      Monthly          3,150,000           2,880,049                -
Midco Theatre                           8.65       7-1-14      Monthly          1,750,000           1,703,009                -
Oxbow, Sioux Falls, SD                  7.50       3-1-06      Monthly          3,565,000           3,565,000                -
Smith's Home Furnishings                9.75      3-29-03      Monthly          3,750,000           3,629,797                -
Lindberg Building                       8.50       4-1-00      Monthly            950,000             851,838                -
Barnes & Noble, Fargo, ND               7.98     11-20-10      Monthly          4,900,000           4,828,123                -
Pine Cone                               7.125    12-20-34      Monthly         10,685,215          10,645,576                -
1112 32nd Ave. SW - 18 plex             9.00       9-1-10      Monthly            425,000             414,283
West Stonehill, St. Cloud, MN           9.21       2-1-98 to
                                                   1-1-00      Monthly          8,232,569           8,186,235                -
North Pointe Apts, Bismarck, ND         8.18       8-1-15      Monthly          1,400,000           1,382,528                -
Southpointe Apts, I, Minot, ND          8.01       9-1-15      Monthly          2,800,000           2,775,212                -
Southwind Apts, Grand Forks, ND         7.84      11-1-10      Monthly          3,780,000           3,721,568                -
Stone Container, Fargo, ND              8.25      12-1-10      Monthly          3,300,000           3,271,632                -
Pet Food Warehouse, Fargo, ND           8.31      12-1-10      Monthly            840,000             834,130                -
                                                                            -------------       -------------       -------------

                                                                            $  80,168,731       $  71,699,059       $        -
                                                                            -------------       -------------       -------------
                                                                            -------------       -------------       -------------


                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
                                    APRIL 30, 1996


SIGNIFICANT PROPERTY ACQUISITIONS


Acquisition for cash and assumptions of mortgages
  Commercial:
    Barnes & Noble, Omaha, NE **                                $   3,627,206
    Store Container, Fargo, ND **                                   4,042,217
                                                                -------------
                                                                $   7,669,423
                                                                -------------

  Apartments:
    96 Units, Billings, MT *                                    $   3,727,440
    North Pointe, Bismarck, ND **                                     927,450
    South Point I, Minot, ND **                                     2,727,085
    West Stonehill, St. Cloud, MN **                               10,765,830
    1112 - 32nd Avenue SW, Minot, ND                                  593,147
    Columbia Park Phase I, Grand Forks, ND *                        3,373,754
    Southwinds, Grand Forks, ND                                     5,433,683
    South Point II, Minot, ND *                                     4,290,061
    Circle 50, Billings, MT *                                         491,247
    Columbia Park II, Grand Forks, ND *                               661,855
                                                                -------------
                                                                $  32,991,552
                                                                -------------

Total                                                           $  40,660,975
                                                                -------------
                                                                -------------


* Property not placed in service at April 30, 1996. Additional costs are still to be incurred.

** Represents costs to complete a project started in year ending April 30, 1995.

                             INVESTORS REAL ESTATE TRUST
                             AND AFFILIATED PARTNERSHIPS
               QUARTERLY RESULTS OF CONSOLIDATED OPERATIONS (UNAUDITED)


                                                            QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-95       10-31-95        1-31-96        4-30-96
                                      -----------    -----------    -----------    -----------
Revenues                              $ 3,782,061    $ 4,715,186    $ 5,104,409    $ 5,058,009
Income before gains on
  sale of investments                   1,009,468      1,058,136      1,082,506        467,697
Net gain on sale of investments              -              -           522,001        472,162
Net income                              1,009,468      1,058,136      1,604,507        939,859

Per share
  Income before gains on
    sale of investments                     .09            .09            .09            .04
  Net gain on sale of
    investments                              -              -             .04            .04


                                                            QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-94       10-31-94        1-31-95        4-30-95
                                      -----------    -----------    -----------    -----------
Revenues                             $  3,247,910   $  3,529,364   $  3,492,941   $  3,530,908
Income before gains on
  sale of investments                     794,755      1,066,229      1,014,011        685,323
Net gain on sale of investments             -            305,543          -            101,969
Net income                                794,755      1,371,772      1,014,011        787,292

Per share
  Income before gains on
    sale of investments                     .07            .10            .10            .07
  Net gain on sale of
    investments                              -             .03             -             .01


                                                            QUARTER ENDED
                                      --------------------------------------------------------
                                        7-31-93       10-31-93        1-31-94        4-30-94
                                      -----------    -----------    -----------    -----------
Revenues                             $  2,619,795   $  2,831,487   $  2,898,989   $  3,232,737
Income before gains on
  sale of investments                     841,939        852,618        872,875        567,994
Net gain on sale of investments              -              -              -            64,962
Net income                                841,939        852,618        872,875        632,956

Per share
  Income before gains on
    sale of investments                       .10            .10            .10            .05
  Net gain on sale of
    investments                              -              -              -               .01


                             INVESTORS REAL ESTATE TRUST

                                      UNAUDITED

                          CONSOLIDATED FINANCIAL STATEMENTS

                               FOR THE SIX-MONTH PERIOD

                                ENDED OCTOBER 31, 1996


The following Financial Statements have been prepared from the records of Investors Real Estate Trust and its six affiliated limited partnerships and have not been audited or reviewed by the Trust's independent certified public accountants. Accordingly, these statements are subject to adjustments upon audit, which audit will be conducted for the Fiscal Year ending April 30, 1997. Reference is made to the footnotes to the Statements prepared by the Trust's auditors for the Fiscal Year ended April 30, 1996, contained in the Consolidated Financial Report for Fiscal 1996. In the opinion of the Trust, there have been no developments requiring footnote disclosure for the periods covered by the Financial Statements set forth below that are not adequately disclosed in the footnotes to the April 30, 1996 statements included herein on pages F-1 to F-34.

                             INVESTORS REAL ESTATE TRUST

BALANCE SHEETS
FOR THE PERIODS ENDED OCTOBER 31, 1996 & 1995


ASSETS:                                                        OCTOBER 31, 1996       OCTOBER 31, 1995
                                                               ---------------------------------------
  Cash                                                         $      1,344,519       $        747,787
  Marketable Securities
     GNMA's                                                           4,157,371              4,615,430
     Other REIT's                                                       596,961                      0
  Tax & Insurance Escrow                                              1,414,320                968,399
  Deferred Charges                                                      748,770                414,551
  Prepaid Insurance                                                     172,432                159,356
  Deposits                                                              320,000                 50,000
  General Partnerships                                                   85,576                      0
------------------------------------------------------------------------------------------------------
                                                               $      8,839,949       $      6,955,523
------------------------------------------------------------------------------------------------------
  Real Estate Investments
     Real Estate Owned                                         $    147,288,224       $    123,515,461
     Less Accumulated Depreciation                                  (14,773,341)           (14,088,483)
------------------------------------------------------------------------------------------------------
     Net Real Estate Owned                                          132,514,883            109,426,978
------------------------------------------------------------------------------------------------------
  Real Estate Mortgages (related)                                             0                117,235
  Real Estate Mortgages (unrelated)                                   2,791,154              3,336,992
  Less Unearned Discounts                                               (14,373)               (34,792)
  Less Deferred Gain from Property Dispositions                        (165,074)              (219,861)
  Less Reserve for Bad Debts                                           (197,096)              (267,096)
------------------------------------------------------------------------------------------------------
  Net Mortgages & Contracts                                           2,414,610              2,932,478
------------------------------------------------------------------------------------------------------
  Total Real Estate Investments                                $    134,929,494       $    112,359,456
------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $    143,769,442       $    119,319,979
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

LIABILITIES:
  Accounts Payable & Other Liabilities                         $      2,534,382       $      4,302,183
  Mortgages Payable                                                  79,214,615             62,972,317
  Investment Certificates Payable                                     6,991,458              5,440,733
  Due on Margin Account                                                       0              3,981,937

------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              $     88,740,456       $     75,697,170
------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY
  Shares of Beneficial Interest
     Outstanding Shares of                                            10-31-96               10-31-95
     13,994,747 as of 10/31/96
     12,071,256 as of 10/31/95                                 $     54,263,917       $     41,560,587
  Undistributed Net Income                                           (3,921,613)            (3,525,300)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                     $     55,028,986       $     43,616,809
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                                       $    143,769,442       $    119,313,979
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------


                             INVESTORS REAL ESTATE TRUST

--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
FOR THE THREE- AND SIXTH-MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995
(UNAUDITED)

                                         THREE MONTHS ENDED               SIX MONTHS ENDED
                                            OCTOBER 31                       OCTOBER 31
                                       1996           1995              1996           1995
OPERATING INCOME
  Real Estate Rentals             $  5,235,244   $  4,508,952      $  9,985,638   $  8,051,435
  Interest Income                      233,448        183,034           448,096        398,212
  Mortgage Discount & Fees               5,335         23,200             6,798         47,600
----------------------------------------------------------------------------------------------
                                  $  5,474,027   $  4,715,186      $ 10,440,502   $  8,497,247
----------------------------------------------------------------------------------------------
OPERATING EXPENSE
  Interest                        $  1,633,486   $  1,384,224      $  3,054,669   $  2,500,412
  Utilities & Maintenance              826,003        764,719         1,600,434      1,260,006
  Property Management                  407,893        357,718           758,701        521,581
  Taxes & Insurance                    638,858        482,777         1,191,608        854,339
  Advisory & Trustees Fees             138,104        114,340           267,321        212,523
  Operating Expenses                    48,637         45,272            91,346         76,782
----------------------------------------------------------------------------------------------
                                  $  3,693,071   $  3,149,050      $  6,991,079   $  5,425,643
----------------------------------------------------------------------------------------------
OPERATING INCOME
   (BEFORE RESERVES)              $  1,780,956   $  1,566,136      $  3,449,423   $  3,071,604
----------------------------------------------------------------------------------------------
DEPRECIATION/AMORTIZATION             (732,802)      (508,000)       (1,423,162)    (1,004,000)
----------------------------------------------------------------------------------------------
OPERATING INCOME (AFTER RESERVES) $  1,048,154   $  1,058,136      $  2,026,261   $  2,067,604
GAIN ON SALE OF INVESTMENTS       $     (2,867)             0           252,062              0
----------------------------------------------------------------------------------------------
NET INCOME                        $  1,045,287   $  1,058,136      $  2,278,323   $  2,067,604
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
NET INCOME PER SHARE:
  Operating Income (after
     depreciation)                         .08            .09               .15            .18
  Gain on Sale of Investments              .00              0               .02              0
----------------------------------------------------------------------------------------------
  Total Net Income/Share                   .08            .09               .17            .18
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
DIVIDENDS PAID PER SHARE                 .0950         .08875             .1925         .18125
Average Number of Shares
  Outstanding                       13,882,377     11,958,672        13,721,089     11,668,888
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS*
Net Taxable Income                $  1,045,287      1,058,136         2,278,323      2,067,604
Adjustments
   Depreciation of real estate
      owned                            732,802        508,000         1,423,162      1,004,000
   Gain (loss) on sale of
      investments                        2,867              0          (252,062)             0
----------------------------------------------------------------------------------------------
FUNDS FROM OPERATIONS             $  1,780,956      1,566,136         3,449,423      3,071,604
   per share                               .13            .13               .25            .26
----------------------------------------------------------------------------------------------


*"Funds from Operations" is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures calculated on the same basis.

                             INVESTORS REAL ESTATE TRUST

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX-MONTH PERIODS ENDED OCTOBER 31, 1996 AND 1995 (UNAUDITED)


                                                                       1996                1995
                                                                       ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                                                     $   2,278,323       $   2,067,604
  Adjustments to reconcile net income to
     net cash provided by operating activities:
     Depreciation and amortization                                   1,423,163           1,004,000
  Interest reinvested in investment certificates                        61,471              55,706
Changes in other assets and liabilities:
  (Increase) decrease in other assets                                 (903,345)           (358,230)
  Increase in accounts payable and accrued expenses                    824,265             185,280
--------------------------------------------------------------------------------------------------

NET CASH PROVIDED FROM OPERATING
  ACTIVITIES                                                     $   3,329,857       $   2,954,360
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of REIT stock                                         $    (596,961)      $           0
  Proceeds from sale of securities                                     255,861             154,190
  Principal payments on mortgage loans receivable                    1,419,511           1,586,110
  Payments for acquisition of properties                           (12,565,971)        (32,123,437)
  Investment in mortgage loans receivable                             (559,450)           (164,516)
--------------------------------------------------------------------------------------------------
NET CASH PROVIDED FROM (USED FOR)
  INVESTING ACTIVITIES                                           $ (11,994,784)      $ (30,547,653)
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Line of Credit                                   $     900,000       $   3,000,000
  Proceeds from loan refinance                                       5,835,467          12,857,569
  Proceeds from sale of shares                                       2,960,557           5,195,392
  Dividends paid                                                      (934,150)           (809,331)
  Proceeds from investment certificates issued                       1,639,602             517,813
  Loan on margin account                                                     0           6,473,437
  Redemption of investment certificates                               (506,542)           (221,701)
  Principal payments on mortgage loans and notes
     payable                                                        (2,259,365)         (1,008,857)
  Payments on margin account                                                 0          (2,436,984)
--------------------------------------------------------------------------------------------------
NET CASH USED FOR FINANCING ACTIVITIES                           $   7,635,569       $  23,567,338
--------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                                  $  (1,003,245)      $  (4,025,955)
--------------------------------------------------------------------------------------------------
Cash at April 30                                                 $   2,337,764       $   4,772,742
--------------------------------------------------------------------------------------------------
CASH AT OCTOBER 31                                               $   1,334,519       $     746,787
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------


                                       GLOSSARY

Unless a different definition as provided immediately following a term used in this document, the following definitions shall apply:

    1. ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

    2. ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

    3. ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by a REIT. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the SPONSOR in connection with the actual development and construction of a project.
    4. ADVISOR: The PERSON responsible for directing or performing the day-to-day business affairs of a REIT, including a PERSON to which an Advisor subcontracts substantially all such functions. To the extent the provisions of this Statement of Policy are germane they shall apply to self-administered REITS.

    5. AFFILIATE: An AFFILIATE of another PERSON includes any of the following:

         a. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other PERSON.

         b. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

         c. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

         d. any executive officer, director, trustee or general partner of such other PERSON.

         e. any legal entity for which such PERSON acts as an executive officer, director, trustee or general partner.

    6. AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

    7. COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

    8. CONTRACT PRICE FOR THE PROPERTY: The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

    9. CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide MAJOR REPAIRS OR REHABILITATION on a REITs property.

    10. CROSS REFERENCE SHEET: A complication of the STATEMENT OF POLICY sections, referenced to the page of the PROSPECTUS and DECLARATION OF TRUST, or other exhibits, and justification for any deviation from the STATEMENT OF POLICY. Such compilation shall comply with the provisions set forth on the CROSS reference sheet.

    11. DECLARATION OF TRUST: The declaration of trust, by-laws, certificate, articles of incorporation or other governing instrument pursuant to which a REIT is organized.

    12. DEVELOPMENT FEE: A fee for the packaging of a REIT'S property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

    13. INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the REIT.

    14. INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of a REIT who are not associated and have not been associated within the last two years, directly or indirectly, with the SPONSOR or ADVISOR of the REIT.

         a. A TRUSTEE shall be deemed to be associated with the SPONSOR Or ADVISOR if he or she:

              i.    AFFILIATES; or

              ii. is employed by the SPONSOR, ADVISOR or any of their AFFILIATES; or

              iii. is an officer or director of the SPONSOR, ADVISOR, or any of their AFFILIATES; or

              iv.   performs services, other than as a TRUSTEE, for the REIT;
                    or

              v. is a TRUSTEE for more than three REITS organized by the SPONSOR or advised the ADVISOR; or

              vi. has any material business or professional relationship with the SPONSOR, ADVISOR, or any of their AFFILIATES.

         b. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the SPONSOR and ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

              i. annual gross revenue, derived from all sources, during either of the last two years; or

              ii.   net worth, on a fair market value basis.

         c. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers-or sisters-in-law is or has been associated with the SPONSOR, ADVISOR, any of their AFFILIATES, or the REIT.

    15. INITIAL INVESTMENT: That portion of the initial capitalization of the REIT contributed by the SPONSOR, or its AFFILIATES pursuant to Section II.A of this Statement of Policy.

    16. LEVERAGE: The aggregate amount of indebtedness of a REIT for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

    17. NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

    18. NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of calculation TOTAL OPERATING EXPENSES in Section IV.D shall exclude the gain from the sale of the REIT'S assets.

    19. ORGANIZATION AND OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of the REIT in connection with and in preparing a REIT for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

    20. PERSON: Any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

    21. PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary Prospectus; provided however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, ml he case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

    22. REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

    23. ROLL-UP: A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the REIT and the issuance of securities of a ROLL-UP ENTITY. Such term does not include:

         a. a transaction involving securities of REIT that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

         b. a transaction involving the conversion to corporate, trust, or association form of only the REIT if, as a consequence of the transaction there will be no significant adverse change in any of the following:

              i.    SHAREHOLDERS' voting rights;

              ii.   the term of existence of the REIT;

              iii.  SPONSOR, or ADVISOR compensation;

              iv.   the REIT'S investment objectives.

    24. ROLL-UP ENTITY: A partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed ROLL-UP transaction.

    25. SHARES: Shares of beneficial interest or of common stock of a REIT of the class that has the right to elect the Trustees of such REIT.

    26.  SHAREHOLDERS: The registered holders of a REIT'S SHARES.

    27. SPECIFIED ASSET REIT: A PROGRAM where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of SHARES are allocable to the purchase, construction, renovation, or improvement of individually identified assets. Reserves shall not be included in the 75%.

    28. SPONSOR: Any PERSON directly or indirectly instrumental in organizing, wholly or in part, a REIT or any PERSON who will control, manage or participate in the management of a REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

         a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT; either alone or in conjunction with one or more other PERSONS;

         b. receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;

         c. having a substantial number of relationships and contacts with the REIT;

         d.   possessing significant rights to control REIT properties;

         e. receiving fees for providing services to the REIT which are paid on a basis that is not customary in the industry; or providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.

    29. TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by the REIT as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

         a. the expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the REIT'S SHARES;

         b.   interest payments;

         c.   taxes;

         d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

         e. incentive fees paid in compliance with Section IV. F., notwithstanding Section I.B.29.(f);

         f. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property.

    30. TRUSTEE(S): The members of the board of trustees or directors or other body which manages the REIT.

    31. UNIMPROVED REAL PROPERTY: The real property of a REIT which has the following three characteristics:

         a. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

         b.   has no development or construction in process on such land;

         c. and no development or construction on such land is planned in good faith to commence on such land within one year.

                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of the anticipated cost to the Trust in connection with the issuance and distribution of the securities to be registered.

Legal:                                          $25,000
Printing:                                         5,000
Accounting:                                       1,000
Registration Fees:                                6,000
                                                -------
                                                $37,000

ITEM 31.  SALES TO SPECIAL PARTIES

There is no person or class of persons to whom any securities have been sold within the past six months, or are to be sold, by the registrant or any security holder for whose account any of the securities being registered are to be offered, at a price varying from that at which securities of the same class are to be offered to the general public pursuant to this registration.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES

Until July 9, 1996, the shares of Beneficial Interest of IRET were sold in the over-the-counter market only within the State of North Dakota by Inland National Securities, Inc., 21 South Main, Minot, ND 58701, and Financial Advantage Brokerage Services, Inc., 17 South Main, Minot, ND 58701. Set forth below, by quarter-year, are the total number of IRET shares sold and repurchased and the high and low reported sales prices for the period beginning July 1, 1994:

                                         Shares Repurchased New Shares Sold
  Calendar                      No. of    From Shareholders     by IRET
    Year      Months         Shares Sold    Low     High      Low    High
    ----      ------         -----------    ---     ----      ---    ----
    1994   July-September      134,529      5.37    5.63      6.10   6.25
    1994   October-December    335,518      5.63    5.89      6.25   6.40
    1995   January-March       210,106      5.89    5.89      6.40   6.40
    1995   April-June          137,766      5.89    6.03      6.40   6.55
    1995   July -September     452,665      5.89    6.03      6.40   6.55
    1995   October-December    466,447      5.89    6.16      6.40   6.70
    1996   January-March       516,179      5.89    6.30      6.40   6.85
    1996   April-July 9        394,234      6.30    6.30      6.85   6.85

During said period, IRET shares were sold on the primary market only for cash to bona-fide residents of the State of North Dakota by Inland National Securities, Inc., and Financial Advantage Brokerage Services, Inc., which are securities dealers registered with the State of North Dakota. IRET claims exemption from the registration of its shares of Beneficial Interest under the Securities Act of 1933 under Section 3(a)(11) of said Act. All of said securities were offered and sold only to persons resident within the State of North Dakota.

The Trust has a policy allowing its Trustees and employees of its Advisor - Odell-Wentz & Associates, L.L.C. - and their spouses to purchase its shares of beneficial interest at a price equal to the net price then received by IRET for its shares, after payment of the brokerage commission, when sold to the public. During the three-year period ended January 31, 1997, 490,362 shares were purchased by eligible individuals. No commissions or other discounts were paid or given in connection with such sales. The Trust claims exemption from the registration of said shares under Section 4(2) of the Securities Act of 1933.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The governing provisions of the Trust provide nonliability of and indemnification to the Board of Trustees and officers except for willful misfeasance, bad faith, gross negligence, or any liability imposed by the Securities Act of 1933. The Trust currently provides no insurance coverage for the errors or omissions of Board members, officers or the Advisor.

The Advisor currently maintains no insurance coverage for its errors or omissions as Advisor to the Trust.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

No portion of the consideration to be received by the registrant for such shares is to be credited to an account other than the appropriate capital share account.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS

a) List of all financial statements filed as part of this registration statement

    FINANCIAL STATEMENT FILED                  INCLUDED IN PROSPECTUS

Financial Statement by Investors Real    See F-1 through F-35
Estate Trust for the period ended
April 30, 1995, prepared by Brady
Martz & Associates, P.C., Certified
Public Accountants

Interim Financial Statement by
Investors Real Estate Trust for the
six-month period ended October 31,
1996 (unaudited)                         See F-35 through F-38

b)  Exhibit Index

    DESCRIPTION OF EXHIBIT               LOCATION IN FORM S-11 FILING

    (1)  Security Sales Agreements       Ex-1(i), (ii) & (iii), Pages 123-126b

    (2)  Plan of acquisition,            Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Restated Declaration of
              Trust dated October 24,
              1996                       Ex-3(i), Pages 132-161

         (ii) IRET Properties Partnership
              Agreement                  Ex-3(ii), Pages 161-197

    (4)  Instruments defining the        See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality             Ex-5, Pages 127-128

    (6)  Opinion re discount on          Not Applicable
         capital shares

    (7)  Opinion re liquidation          Not Applicable
         preference

    (8)  Opinion re tax matters          Ex-8, Page 131

    (9)  Voting trust agreement          Not Applicable

    (10) Material Contracts              Advisory Agreement with
                                         the Registrant and
                                         Odell-Wentz &
                                         Associates, filed as
                                         Exhibit 10 to said Form
                                         10 and incorporated
                                         herein by reference
                                         (File No. 0-14851)

    (11) Statement re computation        Not Applicable
         of per share earnings

    (12) Statement re computation        Not Applicable
         of ratios

    (15) Letter re unaudited             Not Applicable
         interim financial information

    (16) Letter re change in             Not Applicable
         certifying accountant

    (21) Subsidiaries of the             List of affiliated
         Registrant                      partnerships filed as
                                         Item 7 of Form 10 filed
                                         for the Registrant
                                         (File No. 0-14851) and
                                         incorporated herein by
                                         reference

    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.  Ex-23(i), Page 129
         (ii) Brady Martz & Associates,  Ex-23(ii), Page 130
              P.C.

    (24) Power of Attorney               Not Applicable

    (25) Statement of eligibility        Not Applicable
         of trustee

    (27) Financial Data Schedule         Ex-27, Page 122

    (99) Additional Exhibits             Ex-99, Page 114

                                 UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot, State of North Dakota.


                                  INVESTORS REAL ESTATE TRUST


                                  BY /s/ Timothy P. Mihalick
                                    -------------------------
                                    Timothy P. Mihalick
                                    Its Secretary




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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

        SIGNATURE                 TITLE                          DATE


/s/ _____________________    Trustee and Chairman          February 12, 1997
Ralph A. Christensen


/s/ _____________________    Trustee and Vice Chairman     February 12, 1997
Mike F. Dolan


/s/ _____________________    Trustee                       February 12, 1997
Patrick G. Jones


/s/ _____________________    Trustee                       February 12, 1997
J. Norman Ellison


/s/ _____________________    Trustee                       February 12, 1997
Daniel L. Feist


/s/ _____________________    Trustee                       February 12, 1997
Thomas A. Wentz, Jr.


/s/ _____________________    Trustee                       February 12, 1997
Jeff Miller


/s/ _____________________    Vice-President                February 12, 1997
Thomas A. Wentz


/s/ _____________________    Secretary                     February 12, 1997
Timothy P. Mihalick


/s/ _____________________    Trustee                       February 12, 1997
John D. Decker




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                               INDEX OF EXHIBITS

    DESCRIPTION OF EXHIBIT                    LOCATION IN FORM S-11 FILING

    (1)  Security Sales Agreements            Ex-1(i), (ii) & (iii),
                                              Pages 123-126b

    (2)  Plan of acquisition,                 Not Applicable
         reorganization, arrangement,
         liquidation or succession

    (3)  (i)  Restated Declaration of
              Trust dated October 24,
              1996                            Ex-3(i), Pages 132-161

         (ii) IRET Properties Partnership
              Agreement                       Ex-3(ii), Pages 161-197

    (4)  Instruments defining the             See #3
         rights of security holders,
         including indentures

    (5)  Opinion re legality                  Ex-5, Pages 127-128

    (6)  Opinion re discount on               Not Applicable
         capital shares

    (7)  Opinion re liquidation               Not Applicable
         preference

    (8)  Opinion re tax matters               Ex-8, Page 131

    (9)  Voting trust agreement               Not Applicable

    (10) Material Contracts                   Advisory Agreement with
                                              the Registrant and
                                              Odell-Wentz &
                                              Associates, filed as
                                              Exhibit 10 to said Form
                                              10 and incorporated
                                              herein by reference
                                              (File No. 0-14851)

    (11) Statement re computation             Not Applicable
         of per share earnings

    (12) Statement re computation             Not Applicable
         of ratios

    (15) Letter re unaudited                  Not Applicable
         interim financial information

    (16) Letter re change in                  Not Applicable
         certifying accountant

    (21) Subsidiaries of the                  List of affiliated
         Registrant                           partnerships filed as
                                              Item 7 of Form 10 filed
                                              for the Registrant
                                              (File No. 0-14851) and
                                              incorporated herein by
                                              reference




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    (23) Consent of experts and counsel
         (i)  Pringle & Herigstad, P.C.       Ex-23(i), Page 129
         (ii) Brady Martz & Associates,       Ex-23(ii), Page 130
              P.C.

    (24) Power of Attorney                    Not Applicable

    (25) Statement of eligibility             Not Applicable
         of trustee

    (27) Financial Data Schedule              Ex-27, Page 122

    (99) Additional Exhibits                  Ex-99, Page 114